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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ecolab Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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NOTICE OF 2014
ANNUAL MEETING AND

PROXY STATEMENT

FOR MAY 8, 2014

March 24, 2014

Dear Fellow Stockholder:

You are cordially invited to join us for our Annual Meeting of Stockholders, to be held at 10:00 a.m. on Thursday, May 8, 2014, in the Auditorium of the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at our Annual Meeting. We urge you to read both carefully.

We hope you plan to attend our Annual Meeting. However, if you will not be able to join us, we encourage you to exercise your right as a stockholder and vote. Please sign, date and promptly return the accompanying proxy card, or make use of either our telephone or Internet voting services. Stockholders not in attendance may listen to a broadcast of the meeting on the Internet. Webcast instructions will be available on-line at www.ecolab.com/investor.

Sincerely,

Douglas M. Baker, Jr.
Chairman of the Board
and Chief Executive Officer

YOUR VOTE IS IMPORTANT!
PLEASE SUBMIT YOUR PROXY TODAY.

    Your vote is a valuable part of the investment made in our Company, and is the best way to influence corporate governance and decision-making. Please take time to read the enclosed materials and vote!

    Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it in the enclosed envelope. Or, you may vote by telephone or the Internet. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail, telephone or the Internet.

PLEASE REFER TO THE ACCOMPANYING MATERIALS FOR VOTING INSTRUCTIONS.

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2014

To the Stockholders of Ecolab Inc.:

The Annual Meeting of Stockholders of Ecolab Inc. will be held on Thursday, May 8, 2014, at 10:00 a.m., in the Auditorium of the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102, for the following purposes (which are more fully explained in the Proxy Statement):

  (1)
  to elect as Directors to a one-year term ending in 2015 the 14 nominees named in the Proxy Statement;

  (2)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2014;

  (3)
  to re-approve the Ecolab Inc. Management Performance Incentive Plan, as amended;

  (4)
  to approve, on an advisory basis, the compensation of executives disclosed in the Proxy Statement;

  (5)
  to consider a stockholder proposal, if properly presented at the meeting, requesting an independent board chair; and

  (6)
  to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 11, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

James J. Seifert Executive Vice President, General Counsel and Secretary

March 24, 2014

ii

ECOLAB INC.
370 Wabasha Street North, Saint Paul, Minnesota 55102

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2014

The Board of Directors of Ecolab Inc. is using this Proxy Statement to solicit proxies from the holders of Ecolab Common Stock, par value $1.00 per share ("Common Stock"), for use at the 2014 Annual Meeting of Ecolab Stockholders. We are first mailing this Proxy Statement and accompanying form of proxy to Ecolab stockholders on or about March 24, 2014.

•
Meeting Time and Place — Thursday, May 8, 2014, at 10:00 a.m., in the Auditorium of the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102.

•
Purpose of the Meeting — is to vote on the following items:

(1)
to elect as Directors to a one-year term ending in 2015 the 14 nominees named in this Proxy Statement;

(2)
to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2014;

(3)
to re-approve the Ecolab Inc. Management Performance Incentive Plan, as amended;

(4)
to approve, on an advisory basis, the compensation of executives disclosed in this Proxy Statement;

(5)
to consider a stockholder proposal requesting an independent board chair; and

(6)
to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

•
Record Date — The record date for determining the holders of Common Stock entitled to vote at our Annual Meeting is the close of business on March 11, 2014.

•
Shares Entitled to Vote — As of March 11, 2014, the record date for the meeting, there were 300,885,570 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. Common Stock held by Ecolab in our treasury is not counted in shares outstanding and will not be voted.

Note — References in this Proxy Statement to "Ecolab," "the Company," "we," or "our" are to Ecolab Inc.

VOTING PROCEDURES

Quorum — A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is a quorum. Abstentions and broker non-votes count as present for establishing a quorum. Common Stock held by Ecolab in our treasury does not count toward a quorum.

Broker Non-Votes — Generally, broker non-votes occur on a proposal when a broker is not permitted under applicable rules to vote on that proposal without instruction from the beneficial owner of the Common Stock and no instruction is given. Broker non-votes are not counted as votes cast for any purpose in determining whether a matter has been approved. To ensure that their views are represented at the meeting, we strongly urge all beneficial owners to provide specific voting instructions on all matters to be considered at the meeting to their record-holding brokers.

 How to Vote by Proxy — You may vote in person by ballot at our Annual Meeting or by submitting a valid proxy. We recommend you submit your proxy even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

Voting instructions are included on your proxy card. If you properly complete your proxy and submit it to us in time to be tabulated, one of the individuals named as your proxy will vote your Common Stock as you have directed. You may vote for or against each proposal, or you may abstain from voting on a proposal. With respect to the election of directors, you may vote for or against each nominee, or you may abstain from voting on the election of one or more nominees.

Revoking Your Proxy — You may revoke your proxy at any time before it is voted by:

•
timely delivery of a valid, later-dated proxy, including a proxy given by telephone or Internet;

•
timely delivery of written notice to our Corporate Secretary before the Annual Meeting, stating that you have revoked your proxy; or

•
voting by ballot at our Annual Meeting.

Treatment of Abstentions — Shares voting "Abstain" will have no effect on the election of directors. For the other proposals to be voted on at the Annual Meeting, abstentions are treated as shares present or represented and voting, and therefore have the same effect as negative votes.

Vote Tabulation — The vote on each proposal will be tabulated as follows:

  Proposal 1: Election of Directors — Each nominee will be elected by a majority of the votes cast in uncontested elections. We currently expect that the election of directors at our meeting will be uncontested. Under the majority voting standard, a nominee must receive a number of "FOR" votes that exceeds 50% of the votes cast with respect to that director's election. Votes cast with respect to a nominee include votes FOR or AGAINST a nominee and exclude abstentions and broker non-votes.

  In a contested election, directors will be elected by a plurality vote. A contested election is an election in which the number of candidates for election as directors exceeds the number of directors to be elected. Under the plurality standard, the 14 nominees receiving the most number of "FOR" votes will be elected as directors.

  If an uncontested nominee for director does not receive an affirmative majority of "FOR" votes, he or she will be required to promptly offer his or her resignation to the Board's independent Governance Committee. That committee will then make a recommendation to the Board as to whether the offered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the offered resignation and the rationale behind it within 90 days after the election results have been certified. Any director who offered his or her resignation will not be permitted to vote on the recommendation of the Governance Committee or the Board's decision with respect to his or her resignation.

  Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the election of the 14 nominees named in this Proxy Statement. If, for any reason, any nominee becomes unavailable for election prior to our Annual Meeting, the proxies solicited by our Board of Directors will be voted FOR such substituted nominee as is selected by our Board of Directors, or our Board of Directors, at its option, may reduce the number of directors to constitute the entire Board.

  Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute ratification of the appointment of PricewaterhouseCoopers LLP. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

  Proposal 3: Re-Approve Ecolab Inc. Management Performance Incentive Plan, as Amended — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting will constitute approval of the Ecolab Inc. Management Performance Incentive Plan, as amended. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the re-approval of the Management Performance Incentive Plan, as amended.

  Proposal 4: Advisory Vote to Approve the Compensation of Executives Disclosed in this Proxy Statement — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the compensation of executives disclosed in this Proxy Statement. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR approval of the compensation of executives disclosed in this Proxy Statement.

  Proposal 5: Stockholder Proposal Requesting an Independent Board Chair — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the proposal.

Discretionary Voting — We are not currently aware of any other business to be acted upon at our Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Annual Meeting.

Adjournments — Adjournment of our Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time-to-time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

 STOCKHOLDER ACCESS

Communications with Directors — Our stakeholders and other interested parties, including our stockholders and employees, can send substantive communications to our Board using the following methods published on our website at www.ecolab.com/investors/corporate-governance:

•
to correspond with the Board's Lead Director, please complete and submit the on-line "Contact Lead Director" form;

•
to report potential issues regarding accounting, internal controls and other auditing matters to the Board's Audit Committee, please complete and submit the on-line "Contact Audit Committee" form; or

•
to make a stockholder recommendation for a potential candidate for nomination to the Board, please submit an e-mail to the Board's Governance Committee, in care of our Corporate Secretary, at investor.info@ecolab.com.

All substantive communications regarding governance matters or potential accounting, control, compliance or auditing irregularities are promptly relayed or brought to the attention of the Lead Director or Chair of the Audit Committee following review by our management. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, questions about our products and other such matters, are handled directly by our management. In such instances, we respond to the communicating party on behalf of the Board. Nonetheless, our management periodically updates the Board on all of the on-line communications received, whether or not our management believes they are substantive. In addition to on-line communications, interested parties may direct correspondence to our Board of Directors, our Board Committees or to individual directors at our headquarters address, repeated at the top of page 1 of this Proxy Statement.

Future Stockholder Proposals and Director Nomination Process — Any stockholder proposal, other than those for director nominations, must comply with advance notice procedures set forth in Article II, Section 4 of our By-Laws. As described in more detail below, stockholder proposals for director nominations must comply with Article II, Section 3 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting and as to the stockholder giving the notice and any Stockholder Associated Person (i.e., any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder) (i) the name and record address of such person, (ii) the number of shares beneficially owned by the stockholder, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any shares beneficially owned, (v) the name and address of any other stockholder supporting the proposal, (vi) a description of all arrangements or understandings between or among such persons in connection with the proposal, and (vii) a representation by the stockholder that he or she intends to appear at the Annual Meeting to present the business. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investors/corporate-governance. If the presiding Chairperson of the Annual Meeting of Stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, that business will not be transacted or the defective nomination will not be accepted.

•
Deadline for Inclusion in the Proxy Statement — All proposals to be considered by the Board for inclusion in the Proxy Statement and form of proxy for next year's Annual Meeting of Stockholders expected to be held on May 7, 2015, must be received by the Corporate Secretary at our headquarters address, repeated at the top of page 1 of this Proxy Statement, no later than November 24, 2014.

•
Deadline for Consideration — Stockholder proposals not included in a proxy statement for an annual meeting as well as proposed stockholder nominations for the election of directors at an annual meeting must each comply with advance notice procedures set forth in our By-Laws in order to be properly brought before that annual meeting of stockholders. In general, written notice of a stockholder proposal or a director nomination must be received by the Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year's Annual Meeting of Stockholders, expected to be held on May 7, 2015, the written notice must be received between December 9, 2014 and January 8, 2015 inclusive.

•
Director Nomination Process — Our Board's Governance Committee has, under its Charter, responsibility for director nominee functions, including review of any director nominee candidates recommended by stockholders. The Governance Committee has the authority to:

  –
  Review and recommend to the Board of Directors policies for the composition of the Board, including such criteria as:

  •
  size of the Board;

  •
  diversity of experience, employment, background and other relevant factors of Board members;

  •
  the proportion of the Board to be comprised of non-management directors;

  •
  qualifications for new or continued membership on the Board, including experience, employment, background and other relevant considerations; and

  •
  director retirement requirements or standards.

    –
    Review any director nominee candidates recommended by stockholders.

    –
    Identify, interview and evaluate director nominee candidates and have sole authority to:

    •
    retain and terminate any search firm to be used to assist the Committee in identifying director candidates; and

    •
    approve the search firm's fees and other retention terms.

    –
    Recommend to the Board:

    •
    the slate of director nominees to be presented by the Board for election at the Annual Meeting of Stockholders;

    •
    the director nominees to fill vacancies on the Board; and

    •
    the members of each Board Committee.

Any stockholder nomination for directors must comply with the advance notice procedures set forth in Article II, Section 3 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address, residence address and record address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares owned beneficially or of record by the person, (iv) any information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder, (v) the nominee holder for, and number of, shares owned beneficially but not of record by the person, (vi) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the person with respect to any shares beneficially owned, (vii) to the extent known, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder's notice, (viii) a description of all arrangements or understandings between or among persons pursuant to which the nomination(s) are to be made by the stockholder and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. The notice must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the foregoing procedures. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investors/corporate-governance.

In terms of our principles for composition of the Board generally, and qualifications for director nominees specifically, we refer you to our Corporate Governance Principles, which can be found on our website at www.ecolab.com/investors/corporate-governance. Under these provisions, for example:

•
no more than three Board members will be from current management. These management members normally would be the Chief Executive Officer, the Chairman (if an employee of the Company and not the CEO) and the President (if an employee of the Company and not the CEO), but may be any other officer deemed appropriate by the Board;

•
it is desired that the members of the Board represent a geographical dispersion and variety of business disciplines so as to bring to the work of the Board a diversity of experience and background, with the predominance of members being chief or executive officers from different industries; and

•
a continuing effort is made to seek well-qualified women and minority group members for the Board, but these persons must be sought out and evaluated as individuals rather than as representatives of specific groups.

Other criteria relevant to service as a director of our Company are also set forth in our Corporate Governance Principles.

All directors are encouraged to submit to the Governance Committee the name of any person deemed qualified to serve on the Board, together with information on the candidate's qualifications. The Governance Committee screens and submits to the full Board the names and biographical information of those persons considered by the Committee to be viable candidates for election as directors. The same evaluation process and criteria are used by the Committee (i) for recommendations for director candidates submitted by stockholders in accordance with our Restated Certificate of Incorporation and By-Laws and (ii) for recommendations submitted by any other source, such as a director or a third-party search firm.

New Director Selection Process — In 2013, the Governance Committee began a search for two additional directors in light of the fact that two directors, Daniel S. Sanders and C. Scott O'Hara, had retired from the Board at the 2013 Annual Meeting and that Mary M. VanDeWeghe had indicated that she also would be retiring from the Board and not be standing for re-election at the 2014 Annual Meeting. The Governance Committee intended to concentrate on candidates with significant organizational leadership experience, including individuals who were chief executive officers or otherwise headed a large and complex organization as well as qualified candidates with experience that would round out our Board, particularly experience germane to our key end-markets, such as food, water and energy, and technical competencies, such as information technology and cyber security. The Committee also sought to ensure that women and people of color were considered. A third party search firm was retained to support the Committee in its efforts. Throughout the Committee's process, numerous candidates were identified by the third party search firm as well as the Committee members, including Carl M. Casale and Suzanne M. Vautrinot. After discussion of the qualifications of the various candidates during regular Committee meetings, the top candidates were agreed on by the Committee and interviewed by our Chairman and Chief Executive Officer, the Lead Director and Governance Committee Chair and other members of the Governance Committee. Following this process, Mr. Casale and Ms. Vautrinot were recommended by the Governance

Committee to the full Board for appointment as directors. See Mr. Casale's and Ms. Vautrinot's biographies on pages 14 and 18, respectively. Mr. Casale was appointed as a director in December 2013 for a term expiring at this year's Annual Meeting. In addition, Mr. Casale was included by the Board of Directors on the slate of nominees for election for a term expiring at the 2015 Annual Meeting, and, as such, he is included in the group of nominees for election at this Annual Meeting. Ms. Vautrinot was appointed to the Board in February 2014 for a term expiring at this year's Annual Meeting. In addition, Ms. Vautrinot was also included by the Board of Directors on the slate of nominees for election for a term expiring at the 2015 Annual Meeting, and, as such, she is included in the group of nominees for election at this Annual Meeting.

SECURITY OWNERSHIP

Certain Beneficial Owners — The following table sets forth information as to entities which have reported to the Securities and Exchange Commission ("SEC") or have advised us that they are a "beneficial owner," as defined by the SEC's rules and regulations, of more than 5% of our outstanding Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Common	William H. Gates III One Microsoft Way Redmond, WA 98052	32,286,819	(2)	10.7%
Common	T. Rowe Price Associates, Inc. 40 East 100 E. Pratt Street Baltimore, MD 21202	19,032,454	(3)	6.3%
Common	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	15,951,781	(4)	5.3%

(1)
The percent of class is based on the number of voting shares outstanding as of March 11, 2014.

(2)
This information is based on Amendment No. 5 to the Schedule 13D filed jointly with the SEC on May 7, 2012 by Cascade Investment, L.L.C., which we refer to as Cascade, William H. Gates III, whom we refer to as Mr. Gates, the Bill and Melinda Gates Foundation Trust, which we refer to as the Trust, and Melinda French Gates, whom we refer to as Mrs. Gates, and a Form 4 relating to Mr. Gates filed with the SEC on June 7, 2012. Mr. Gates reports that he has sole power to vote or direct the vote, and to dispose or to direct the disposition, of 27,920,394 shares of Ecolab common stock beneficially owned by Cascade, as the sole member of such entity. Additionally, the Schedule 13D reports that Mr. Gates and Mrs. Gates share the power to vote or direct the vote, and to dispose or to direct the disposition, of 4,366,425 shares of Ecolab common stock beneficially owned by the Trust, as co-trustees of such entity.

(3)
This information is based on the Schedule 13G filed on February 11, 2014 by T. Rowe Price Associates, Inc. ("Price Associates"). Price Associates reports that, as of December 31, 2013, they have sole power to vote or direct the vote of 6,830,364 shares, and sole power to dispose or to direct the disposition of 19,032,454 shares of Ecolab common stock. Ecolab understands these securities are owned by various individual and institutional investors which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)
This information is based on Amendment No. 1 to the Schedule 13G filed on February 12, 2014 by The Vanguard Group, Inc., which we refer to as Vanguard. Vanguard reports that, as of December 31, 2013, they have sole power to vote or direct the vote of 449,175 shares, sole power to dispose or to direct the disposition of 15,536,020 shares and shared power to dispose or direct the disposition of 415,761 shares of Ecolab common stock.

Executive Officers and Directors — In general, "beneficial ownership" includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and stock underlying stock units that may be acquired within 60 days. On March 11, 2014, our current executive officers and directors beneficially owned, in the aggregate, 4,307,127 shares of Common Stock constituting approximately 1.4% of our shares outstanding. As required by SEC disclosure rules, "shares outstanding" for this purpose includes options exercisable within 60 days and stock underlying stock units that may be acquired within 60 days by such executive officers and directors. The detail of beneficial ownership is set forth in the following table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares Beneficially Owned

Named Executive Officers
Douglas M. Baker, Jr. (Principal Executive Officer)	2,077,866	(1)(2)(4)	*
Daniel J. Schmechel (Principal Financial Officer)	223,535	(1)(2)	*
Thomas W. Handley	372,297	(1)(2)(4)	*
Alex N. Blanco	33,461	(2)	*
Stephen M. Taylor	92,247	(2)	*
Directors and Nominees
Barbara J. Beck	40,388	(2)(3)	*
Leslie S. Biller	111,579	(2)(3)(4)	*
Carl M. Casale	3,857	(3)	*
Stephen I. Chazen	9,077	(2)(3)	*
Jerry A. Grundhofer	108,688	(2)(3)(4)	*
Arthur J. Higgins	29,409	(2)(3)	*
Joel W. Johnson	158,410	(2)(3)(4)	*
Michael Larson	9,145	(2)(3)(5)	*	(5)
Jerry W. Levin	40,274	(2)(3)	*
Robert L. Lumpkins	108,031	(2)(3)(4)	*
Victoria J. Reich	29,320	(2)(3)(4)	*
Mary M. VanDeWeghe	21,065	(2)(3)	*
Suzanne M. Vautrinot	0		0
John J. Zillmer	40,503	(2)(3)	*
Current Directors and Executive Officers as a Group (27 persons)	4,307,127	(4)(5)	1.4%(4)(5)

*
Indicates beneficial ownership of less than 1% of our outstanding Common Stock.

(1)
Includes the following shares held by officers in the Ecolab Savings Plan and ESOP as of the last Plan report: Mr. Baker, 9,760; Mr. Schmechel, 5,016; and Mr. Handley, 993.

(2)
Includes the following shares which could be purchased under Company-granted stock options within 60 days from March 11, 2014 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company: Mr. Baker, 1,728,500; Mr. Schmechel, 119,266; Mr. Handley, 324,400; Mr. Blanco, 31,066; Mr. Taylor, 39,601; Ms. Beck, 25,900; Mr. Biller, 39,800; Mr. Casale, 0; Mr. Chazen, 3,200; Mr. Grundhofer, 39,800; Mr. Higgins, 15,700; Mr. Johnson, 39,800; Mr. Larson, 7,700; Mr. Levin, 11,200; Mr. Lumpkins, 39,800; Ms. Reich, 17,900; Ms. VanDeWeghe, 8,600; and Mr. Zillmer, 34,200.

(3)
Includes the following interests in stock units under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan: Ms. Beck, 14,488; Mr. Biller, 29,437; Mr. Casale, 52; Mr. Chazen, 877; Mr. Grundhofer, 40,984; Mr. Higgins, 8,709; Mr. Johnson, 45,984; Mr. Larson, 1,445; Mr. Levin, 29,074; Mr. Lumpkins, 26,335; Ms. Reich, 10,420; Ms. VanDeWeghe, 4,647; and Mr. Zillmer, 6,303. The stock units are Common Stock equivalents which may not be voted or transferred. They are included in the table because in certain circumstances they will be paid in the form of Common Stock within 60 days after a director leaves the Board.

(4)
Beneficial ownership includes 12,415 shares held by or on behalf of family members of certain directors or executive officers. Includes 3,000 shares of Mr. Biller, 700 shares of Mr. Grundhofer, and 40,345 shares of Mr. Johnson, indirectly held in foundations by those respective persons in which they have no economic interest but have voting authority and/or power of disposition; 69,925 shares of Mr. Baker, 35,079 shares of Mr. Handley, 24,524 shares of Mr. Johnson, 3,162 shares of Mr. Lumpkins, and 1,000 shares of Ms. Reich held in trusts over which they or an immediate family member have voting authority and/or power of disposition; 31,002 shares held for executive officers in Company-sponsored employee benefit plans as of the last plan reports; and 2,891,978 shares to which these persons have the right to acquire beneficial ownership within 60 days of March 11, 2014 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company.

(5)
Mr. Larson is the chief investment officer to William H. Gates III and has voting and investment power with respect to 27,920,394 shares of Ecolab common stock held by Cascade Investment, LLC ("Cascade"), an entity wholly-owned by Mr. Gates, and 4,366,425 shares of Ecolab common stock held by the Bill & Melinda Gates Foundation Trust (the "Trust"). Mr. Larson disclaims beneficial ownership of any shares held by Cascade or the Trust.

CORPORATE GOVERNANCE

Corporate Governance Materials and Code of Conduct — Our Company is managed under the overall direction of our Board of Directors for the benefit of all stockholders. Written materials concerning policies of our Board of Directors, corporate governance principles and corporate ethics practices, including our Code of Conduct as last amended in 2012, are available on our website at www.ecolab.com/investors/corporate-governance.

We intend to promptly disclose on our website should there be any amendments to, or waivers by the Board of Directors of, the Code of Conduct.

Board Structure — Under our Corporate Governance Principles, the optimal size of the Board is between 11 and 15 members, in order to facilitate effective discussion and decision-making, adequate staffing of Board Committees, and a desired mix of diversified experience and background. Our Board of Directors currently consists of 15 members, but upon the retirement of Ms. VanDeWeghe immediately prior to the 2014 Annual Meeting, the number of directors will be reduced to 14. As described on page 12 under Proposal 1: Election of Directors, the 14 nominees, if elected, will serve a one-year term ending as of the 2015 Annual Meeting expected to be held on May 7, 2015.

 Board Leadership Structure — Our Board of Directors is led by Douglas M. Baker, Jr., our Chairman, who is also our Chief Executive Officer. Mr. Baker has served as our Chief Executive Officer and as a director since 2004, and he was elected Chairman in 2006.

As stated in our Corporate Governance Principles, the Board believes that it is best not to have a fixed policy on whether the offices of Chairman and Chief Executive Officer are to be held by one person or not. In May 2013, the Board determined that its current board leadership structure remains appropriate and best serves the interests of stockholders at this time. In making that annual determination, the Board considered numerous factors, including the benefits to the decision-making process with a leader who is both Chairman and Chief Executive Officer; the significant operating experience and qualifications of Mr. Baker; the importance of deep Ecolab knowledge in exercising business judgment in leading the Board; the size and complexity of our business; the significant business experience and tenure of our directors; and the qualifications and role of our Lead Director.

In accordance with our Corporate Governance Principles, the independent directors, after recommendation of the Governance Committee, re-appointed Jerry W. Levin as Lead Director in May 2013. As detailed in Mr. Levin's biography and qualifications on page 16, Mr. Levin has extensive public company board experience. Mr. Levin also is independent and is the Board's longest serving director, with 21 years of continuous service, so he has considerable knowledge of our business. Specific responsibilities of the Lead Director, as enumerated in our Corporate Governance Principles, include:

•
presiding over meetings of the board at which the Chairman is not present, including executive sessions of the independent directors;

•
acting as a liaison between the Chairman and the independent directors;

•
reviewing and approving information sent to the Board;

•
reviewing and approving meeting agendas for the Board;

•
reviewing and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•
at the discretion of the Lead Director, calling meetings of the independent directors; and

•
if requested by significant stockholders, ensuring that he or she is available for consultation and direct communication.

Mr. Baker continues to work closely with Mr. Levin to ensure the smooth and effective operation of the Board.

Board's Role on Risk Oversight — The Board of Directors, in exercising its overall responsibility to direct the business and affairs of the Company, has established various processes and procedures with respect to risk management. First, annually as a core agenda item of the full Board, management presents the Board a comprehensive and detailed risk assessment for the Company after following a vigorous enterprise risk review and analysis. Pursuant to the risk assessment, the Company has categorized the most relevant risks as follows: strategic, operating, reporting and compliance. As part of the annual risk assessment, the Board determines whether any of the Company's overall risk management process or control procedures requires modification or enhancement.

Strategic risk, which relates to the Company properly defining and achieving its high-level goals and mission, as well as operating risk, the effective and efficient use of resources and pursuit of opportunities, is regularly monitored and managed by the full Board through the Board's regular and consistent review of the Company's operating performance and strategic plan. For example, at each of the Board's six regularly scheduled meetings throughout the year, management provided the Board presentations on the Company's various business units as well as the Company's performance as a whole. Agenda items were included for significant developments as appropriate, for example, significant acquisitions such as the acquisition of Champion Technologies announced in October 2012 and completed in April 2013, important market developments and management succession. Pursuant to the Board's established monitoring procedures, Board approval is required for the Company's strategic plan and annual plan which is reported on by management at each Board meeting. Similarly, significant transactions, such as acquisitions and financings are brought to the Board for approval.

Reporting risk, which relates to the reliability of the Company's financial reporting, and compliance risk, relating to the Company's compliance with applicable laws and regulations, are primarily overseen by the Audit Committee. The Audit Committee meets at least five times per year and, pursuant to its charter and core agendas, receives input directly from management as well as the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, regarding the Company's financial reporting process, internal controls and public filings. The Committee also receives regular updates from the Company's General Counsel and the Chief Compliance Officer regarding any Code of Conduct issues or legal compliance concerns and annually receives a summary of all Code of Conduct incidents during the preceding year from the General Counsel. See "Board Committees — Audit Committee" below for further information on how the Audit Committee monitors, and assists the Board of Directors' oversight of, reporting and compliance risks.

The Company believes that its leadership structure, discussed in detail above, supports the risk oversight function of the Board. While the Company has a combined Chairman of the Board and Chief Executive Officer, we have a Lead Director, strong directors chair the various Board Committees involved in risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Compensation Risk Analysis — The Compensation Committee has established an annual process and criteria for assessing risk in our compensation programs and directed management to apply that process and criteria to all compensation plans and practices that have the potential to give rise to behavior that creates risks that are reasonably likely to have a material adverse effect on the Company and to report the results to the Compensation Committee. As part of the process in 2013, the Company took the following steps to complete the assessment: (1) we agreed on a materiality framework for determining which compensation plans and practices to review; (2) we inventoried plans and practices that fell within the materiality framework; (3) we reviewed the identified plans and practices against our evaluation framework established in consultation with the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc.; (4) we identified factors, processes or procedures in place which may mitigate any risks in identified plans and practices; and (5) the Compensation Committee reviewed the results of the analysis with Frederic W. Cook & Co., Inc. Our risk assessment revealed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, we took into account the compensation mix for our employees as well as various risk control and mitigation features of our programs, including varied and balanced performance targets, review procedures for incentive pay calculations, appropriate incentive payout caps, the Company's rights to cancel incentive awards for employee misconduct, discretionary authority of the Compensation Committee to reduce award pay-outs, internal controls around customer and distributor pricing and contract terms, our stock ownership guidelines, prohibition on hedging Company stock and our compensation recovery ("clawback") policy.

Director Attendance — There were seven meetings of the Board of Directors during the year ended December 31, 2013. Each incumbent director attended at least 82% of all Board meetings and meetings held by all Committees on which he or she served. Overall attendance at Board and Committee meetings was 96%. Directors are expected, but are not required, to attend our Annual Meeting of Stockholders. All directors then serving who were continuing to serve following the meeting attended last year's Annual Meeting.

Board Committees — Our By-Laws permit the Board of Directors to designate Committees, each comprised of three or more directors, to assist the Board in carrying out its duties. The Board annually reviews its Committee structure as well as the Charter and composition of each Committee and makes modifications as necessary. The Charters for the Board's five standing Committees — Audit, Compensation, Finance, Governance and Safety, Health and Environment — were last reviewed and approved by the Board in May 2013. The Charters of each of our Committees are available on our website at www.ecolab.com/investors/board-of-directors. The separately designated standing Audit Committee meets the requirements of Section 3(a)(58)(A) of the Exchange Act. The members of the Audit, Compensation and Governance Committees meet the "independence" and other requirements established by the rules and regulations of the SEC, the Internal Revenue Code of 1986, as amended (the "IRS Code"), the New York Stock Exchange and our Board, as applicable.

•
Audit Committee — The Audit Committee members are Mses. Reich (Vice Chair), VanDeWeghe and Vautrinot and Messrs. Casale, Chazen, Johnson (Chair) and Lumpkins. The Committee met five times during 2013. In addition, either the full Audit Committee or the Committee Chair, as representative of the Committee (and at their election the other members of the Audit Committee), discussed the interim financial information contained in each quarterly earnings announcement for the first three calendar quarters of 2013 with our Chief Financial Officer, Controller and Assistant Controller and with our independent registered public accounting firm, prior to each of our quarterly earnings announcements. The Committee met to discuss the financial information contained in the fourth quarter and full year 2013 earnings announcement prior to dissemination of that press release and it being furnished to the SEC on a Form 8-K in February 2014. The Form 10-K for the year ended December 31, 2013 was also discussed by the Committee at its February 2014 meeting.

The Committee fulfills, and assists the Board of Directors' oversight of, its responsibilities to monitor (i) the quality and integrity of our consolidated financial statements and management's financial control of operations; (ii) the qualifications, independence and performance of the independent accountants; (iii) the role and performance of the internal audit function; and (iv) our compliance with legal and regulatory requirements. The Committee meets regularly and privately with our management and internal auditors and with our independent registered public accounting firm, PricewaterhouseCoopers LLP.

A report of the Audit Committee is found under the heading "Audit Committee Report" at page 44.

The Board of Directors has determined that each member of the Audit Committee is "independent" and meets the independence and other requirements of Sections 303A.02 and 303A.07(b) of the listing standards of the New York Stock Exchange, and Rule 10A-3 under the Exchange Act, as well as of our Board. The Board has determined that each of Mses. Reich and VanDeWeghe and Messrs. Casale, Chazen, Johnson and Lumpkins is an "audit committee financial expert" under the SEC's rules and should be so designated. Further, the Board has determined, in its business judgment, that Mses. Reich and VanDeWeghe and Messrs. Casale, Chazen, Johnson and Lumpkins has "accounting and related financial management expertise" and that each member of the Audit Committee is "financially literate" under the New York Stock Exchange's listing standards.

•
Compensation Committee — The Compensation Committee members are Messrs. Biller, Grundhofer (Chair), Higgins, Levin and Zillmer (Vice Chair). The Committee met five times during 2013. The principal functions of this Committee are to (i) review and approve or recommend to the Board, as applicable, with respect to the establishment, amendment and administration of any compensation plans, benefits plans, severance arrangements and long-term incentives for directors and any executive officers (including the CEO); (ii) review and approve our overall compensation policy and annual executive salary plan, including CEO compensation; and (iii) administer our director stock option and deferred compensation plans, executive and employee stock incentive plans, stock purchase plans and cash incentive programs. The Committee may not delegate its primary responsibilities with respect to overseeing executive officer compensation. In accordance with the terms of our 2010 Stock Incentive Plan, the Committee has delegated to the CEO (in his capacity as a director) the authority to grant long-term incentives to employees who are not officers or directors, subject to specified thresholds and applicable law. A report by the Committee is located on page 19 of this Proxy Statement.

To assist the Committee in the design and review of the executive and director compensation programs, the Committee has selected and retained Frederic W. Cook & Co., Inc. ("Cook & Co."), an independent compensation consulting firm, which reports directly to the Committee. As requested from time to time on behalf of the Committee, Cook & Co. provides the Committee with market data regarding various components of executive and director compensation, reviews the methodology on which compensation is based and designed, and informs the Committee of market trends in executive and director compensation. Cook & Co. performs no services for us other than those performed on behalf of the Committee.

The Committee has considered the independence of Cook & Co. in light of SEC rules and New York Stock Exchange listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from Cook & Co. addressing the independence of Cook & Co. and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by Cook & Co.; (ii) fees paid by us as a percentage of Cook & Co.'s total revenue; (iii) policies or procedures of Cook & Co. that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Committee; (v) any Ecolab stock owned by the senior advisor; and (vi) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by Cook & Co. and its senior advisor involved in the engagement did not raise any conflict of interest.

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the SEC (including Rule 16b-3), the New York Stock Exchange, Section 162(m) of the IRS Code and of our Board.

•
Finance Committee — The current Finance Committee members are Mses. VanDeWeghe and Vautrinot and Messrs. Biller (Chair), Chazen, Grundhofer, and Larson (Vice Chair). The Committee met five times during 2013. The principal functions of this Committee are to review and make recommendations to the Board concerning (i) management's financial and tax policies and standards; (ii) our financing requirements, including the evaluation of management's proposals concerning funding to meet such requirements; (iii) dividends; (iv) our capital expenditure budget; (v) adequacy of insurance coverage; and (vi) our use of derivatives to limit financial risk. The Committee also evaluates specific acquisition, divestiture and capital expenditure projects from a financial standpoint. The Committee also oversees a management committee which is charged with monitoring the performance of trust assets held in our benefit plans.

•
Governance Committee — The Governance Committee members are Ms. Beck and Messrs. Higgins (Vice Chair), Johnson, Levin (Chair), and Zillmer. The Committee met five times during the past year. Certain functions of the Governance Committee are described on pages 3 and 4 of this Proxy Statement under the heading "Director Nomination Process." In addition, the principal functions of this Committee include: (i) lead the annual review of Board performance and effectiveness; (ii) review the Board's organizational structure and operations (including appointing a lead director for executive sessions of non-management directors) and its relationship to senior management; (iii) review issues of senior management succession; (iv) lead the annual Chief Executive Officer performance review and oversee the evaluation process for senior management; (v) review Certificate of Incorporation, By-Law or stockholder rights plan issues or changes in fundamental corporate charter provisions; (vi) review various corporate governance matters (including any necessary modifications to the Corporate Governance Principles); (vii) review and recommend to the Board with respect to director independence determinations and review, approve or ratify reportable related person transactions; (viii) receive reports from management with regard to relevant social responsibility issues and report to the Board as appropriate; (ix) review our Company's efforts to achieve its affirmative action and diversity goals; (x) review director orientation, training and continuing education; (xi) review our political contributions policy as well as our corporate contributions; and (xii) undertake special projects which do not fall within the jurisdiction of other committees of the Board.

The Board of Directors has determined that each member of the Governance Committee meets the "independence" requirements of the SEC, the New York Stock Exchange and of our Board.

•
Safety, Health and Environment Committee — The members of the Safety, Health and Environment Committee are Mses. Beck (Vice Chair) and Reich and Messrs. Baker, Casale, Larson, and Lumpkins (Chair). The Committee met four times during 2013. This Committee monitors compliance with applicable safety, health and environmental ("SHE") laws and regulations. The principle functions of this Committee include: (i) review SHE policies, programs and practices, SHE risks, SHE statistics, pending SHE matters, security risks and industry best practices; (ii) review regulatory, environmental and health and safety trends, issues and concerns which affect or could affect Ecolab's SHE practices; (iii) review the implementation of Ecolab's SHE practices and related compliance with applicable policies; and (iv) review Ecolab's Sustainability Report.

DIRECTOR COMPENSATION FOR 2013

Director Compensation Table — The following table summarizes the compensation that our non-employee directors received during 2013.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)

Barbara J. Beck	$100,000	$72,500	$54,464	$226,964
Leslie S. Biller	$110,000	$72,500	$54,464	$236,964
Carl M. Casale(4)	$8,071	$5,320	0	$13,391
Stephen I. Chazen(5)	$73,150	$48,213	$54,464	$175,827
Jerry A. Grundhofer	$115,000	$72,500	$54,464	$241,964
Arthur J. Higgins	$100,000	$72,500	$54,464	$226,964
Joel W. Johnson	$120,000	$72,500	$54,464	$246,964
Michael Larson	$100,000	$72,500	$54,464	$226,964
Jerry W. Levin	$131,650	$72,500	$54,464	$258,614
Robert L. Lumpkins	$120,000	$72,500	$54,464	$246,964
C. Scott O'Hara(6)	$33,750	$24,469	0	$58,219
Victoria J. Reich	$110,000	$72,500	$54,464	$236,964
Daniel S. Sanders(6)	$40,500	$24,469	0	$64,969
Mary M. VanDeWeghe	$110,000	$72,500	$54,464	$236,964
John J. Zillmer	$100,000	$72,500	$54,464	$226,964

(1)
Represents annual retainer of $100,000 earned during 2013, plus additional fees paid to the Lead Director, the respective Chairs of Board Committees and the members of the Audit Committee; includes retainer and fees, if any, deferred at the election of directors pursuant to the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (the "2001 Plan"), as described in footnote (2) below. The dollar amount of retainer and fees deferred by applicable directors during 2013 is as follows: Ms. Beck, $100,000; Mr. Chazen, $36,575; Mr. Grundhofer, $115,000; Mr. Higgins, $100,000; Mr. Johnson, $120,000; Ms. Reich, $110,000; and Ms. VanDeWeghe, $110,000.

(2)
Represents the crediting by the Company of $72,500 (or a pro rata portion thereof) to a deferred stock unit account under the 2001 Plan during 2013. The features of the deferred stock unit account are described under footnote (3) to the "Security Ownership — Executive Officers and Directors" table at page 6 and the director compensation deferral paragraph under the "Summary" heading below.

(3)
Represents the full grant date fair value of each option award, computed in accordance with FASB ASC Topic 718 (entitled "Compensation — Stock Compensation"). The value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant to directors. Director stock options granted in May 2013 to directors have a ten-year contractual exercise term and vest 25% at the end of each three-month period following the date of grant. Key assumptions include: risk-free rate of return; expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options is summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

05/02/2013	0.89%	6.14 years	22.90%	1.09%

As of December 31, 2013, the aggregate number of stock options held by each director named in the table above is as follows: Ms. Beck, 25,900; Mr. Biller, 46,500; Mr. Casale, 0; Mr. Chazen, 3,200; Mr. Grundhofer, 46,500; Mr. Higgins, 15,700; Mr. Johnson, 49,265; Mr. Larson, 7,700; Mr. Levin, 20,900; Mr. Lumpkins, 39,800; Mr. O'Hara, 15,900; Ms. Reich, 17,900; Mr. Sanders, 5,400; Ms. VanDeWeghe, 8,600 and Mr. Zillmer, 34,200.

(4)
Mr. Casale was appointed to the Board effective December 2013, and received a pro-rated portion of compensation for 2013.

(5)
Mr. Chazen was elected to the Board effective May 2013, and received a pro-rated portion of compensation for 2013.

(6)
Messrs. O'Hara and Sanders retired from the Board on May 2, 2013 and received pro-rated portions of compensation for 2013.

Summary — During 2013, members of the Board of Directors who are not employees of the Company were entitled to receive base annual compensation valued at $227,500 as follows:

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An annual retainer of $100,000;

•
$72,500 annually in the form of stock units (which are described under footnote (3) to the "Security Ownership — Executive Officers and Directors" table at page 6 and the director compensation deferral paragraph below); and

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Stock options having a grant date fair value of approximately $55,000.

We also paid the following supplemental retainers to the Lead Director, committee chairs and members of the Audit Committee:

Type	Amount

Lead Director	$25,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Finance Committee Chair	$10,000
Governance Committee Chair	$10,000
Safety, Health and Environment Committee Chair	$10,000
Audit Committee Member	$10,000

All reasonable travel, telephone and other expenses incurred by directors on behalf of Ecolab were reimbursed.

Non-employee directors may elect to defer some, or all, of the cash portion of their annual retainer and additional fees in a cash account or a deferred stock unit account until cessation of Board service. Amounts deferred in the cash account earn interest at market rates and amounts deferred in the stock unit account are credited with dividend equivalents. Upon cessation of Board service, deferred amounts (whether in the interest-bearing account or in the stock unit account) are paid in a lump sum or in equal installments to a maximum of ten years as elected by the director. The aggregate number of stock units held by each non-employee director is set forth under footnote (3) to the "Security Ownership — Executive Officers and Directors" table at page 6.

Director stock option grants are made on the date of the Annual Meeting of Stockholders, and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes same day stock volatility. We do not have a program, plan or practice to time stock option grants to directors in coordination with the release of material non-public information. Director stock options vest 25% at the end of each three-month period following the grant date. The options granted to directors under the 2001 Plan may be transferred to defined family members or legal entities established for their benefit.

Stock Retention and Ownership Guidelines — We have in place stock retention and ownership guidelines to encourage our directors to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that our directors own Company stock with a market value of at least five times the annual retainer. Until the stock ownership guideline is met, the director is expected to retain 100% of all after-tax profit shares from stock option exercises. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option. Shares owned outright, legally or beneficially, by a director or his or her immediate family members residing in the same household and deferred stock units in the director's deferral plan count towards meeting the guidelines. Our directors may not enter into any risk hedging arrangements with respect to Company stock. Our directors are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% of all after-tax profit shares from any stock option exercises.

Changes Effective in 2013 — The Committee reviews our compensation program for non-employee directors annually; however, it is our general practice to consider adjustments to our program every other year. Based upon the recommendation of the Compensation Committee's independent consultant, Frederic W. Cook & Co., Inc., effective as of January 1, 2013, we increased stock unit awards from $50,000 to $72,500 to align the cash/equity pay mix for directors with the market. The change to the stock unit awards increases total annual director compensation from $205,000 per year to $227,500 per year, excluding committee retainers, and is within the median range of our competitive market. For director compensation, we define our competitive market as a group of 19 comparison companies for compensation benchmarking and the median range as within 10% of the median for total annual director compensation. The companies comprising our comparison group are the same as the executive compensation comparison group and are set forth at page 24 of this Proxy Statement.

DIRECTOR INDEPENDENCE STANDARDS AND DETERMINATIONS

"Independence" Standards — Pursuant to the Board of Directors' policy, a director is not independent if:

  (i)
  The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company.

  (ii)
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  (iii)
  (A) The director is a current partner or employee of a firm that is the Company's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time.

  (iv)
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

  (v)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

The Board of Directors' independence policy is also available on our website at www.ecolab.com/investors/board-of-directors.

"Independence" Determinations — In February 2014, the Governance Committee undertook a review of director independence by examining the nature and magnitude of transactions and relationships during 2013, 2012 and 2011 between each director serving during 2013 or director nominee, as the case may be (or any member of his or her immediate family or the company he or she is employed by and its subsidiaries and affiliates), and Ecolab, its subsidiaries and affiliates. Appropriate scrutiny is given to any situation which could be reasonably considered a material relationship. Both the existence and nature of the relationship are considered. The relationships include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Ecolab also endeavors to identify, quantify and evaluate ordinary course commercial transactions between Ecolab and any company that employs a director or director nominee, including subsidiaries and affiliates of the company. In this regard, the Board's Governance Committee has reviewed the following transactions and determined that the transactions do not exceed the Board's categorical "independence" standards described above or adversely affect the director for "independence" status as the combined impact of the transactions is immaterial to Ecolab and the respective organizations.

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Mr. Chazen serves as President and Chief Executive Officer of Occidental Petroleum Corporation. During 2013, Ecolab's sales to Occidental Petroleum and its affiliates were approximately $52 Million, or less than 0.3% of Occidental Petroleum's revenues, and Ecolab's purchases from Occidental Petroleum and its affiliates were approximately $16 Million, or less than 0.07% of Occidental Petroleum's revenues. Ecolab believes all sales to, and purchases from, Occidental Petroleum were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, Ecolab believes Mr. Chazen had no personal interest in, nor received any personal benefit from, such commercial transactions.

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Mr. Casale serves as President and Chief Executive Officer of CHS, Inc. During 2013, Ecolab's sales to CHS and its affiliates were approximately $2 Million, or less than 0.004% of CHS's revenues. Ecolab believes all sales to CHS were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, Ecolab believes Mr. Casale had no personal interest in, or received any personal benefit from, such commercial transactions.

Based on the review of the Governance Committee, the Board of Directors has determined that the following directors, including those on the slate of nominees for election to the Board at this year's Annual Meeting (other than Mr. Baker), are, and have been since January 1, 2013, or the date which they became an Ecolab director if later than January 1, 2013, independent in accordance with the listing standards of the New York Stock Exchange, the rules and regulations of the SEC, applicable law and the Board's "independence" policy: Barbara J. Beck, Leslie S. Biller, Carl M. Casale, Stephen I. Chazen, Jerry A. Grundhofer, Arthur J. Higgins, Joel W. Johnson, Michael Larson, Jerry W. Levin, Robert L. Lumpkins, C. Scott O'Hara (retired from the Board in May 2013), Victoria J. Reich, Daniel S. Sanders (retired from the Board in May 2013), Mary M. VanDeWeghe, Suzanne M. Vautrinot and John J. Zillmer.

The Board determined that Douglas M. Baker, Jr. is not "independent," due to his status as the current Chief Executive Officer.

RELATED PERSON TRANSACTIONS

The Governance Committee of the Board of Directors is responsible for reviewing, approving or ratifying transactions in excess of $120,000 with the Company's executive officers or directors, including their immediate family members, or any greater than 5% stockholder known to us. Our practices and procedures for identifying transactions with related persons are located in the charter of the Governance Committee. The Governance Committee considers the related person's relationship to the Company and interest in the transaction; the material facts of the transaction, including the proposed aggregate value of such transaction; the benefits to the Company of the proposed related person transaction; if applicable, the availability of other sources of comparable products or services; an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to an unrelated third party or to employees; and such other factors and information as the Governance Committee may deem appropriate. The Governance Committee determined that there were no such transactions with related persons during 2013, nor any currently anticipated transactions.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of 15 members. Director Mary M. VanDeWeghe has indicated that she will retire from the Board as of May 8, 2014. Ms. VanDeWeghe had stayed on the Board to ensure a smooth transition following the Nalco merger and is retiring in connection with the substantial progress made on the integration of Nalco and Ecolab. Accordingly, the Board has taken action to reduce the size of the Board to 14 members effective immediately prior to the time of the 2014 Annual Meeting. The 14 nominees, if elected, will serve a one-year term ending as of the 2015 Annual Meeting expected to be held on May 7, 2015.

Pursuant to the recommendation of the Governance Committee, Mses. Beck, Reich and Vautrinot and Messrs. Baker, Biller, Casale, Chazen, Grundhofer, Higgins, Johnson, Larson, Levin, Lumpkins and Zillmer were nominated for election as Directors. The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

Board of Directors' Recommendation — The Board of Directors recommends a vote FOR the election of the 14 nominees named in this Proxy Statement. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR each of the nominees named in this Proxy Statement.

The following information with regard to business experience, qualifications and directorships has been furnished by the respective director nominees or obtained from our records.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS (TERM ENDING 2015)

DOUGLAS M. BAKER, JR., age 55.

Biography — Chairman of the Board and Chief Executive Officer of Ecolab. Director of Ecolab since 2004. Member of the Safety, Health and Environment Committee.

Since joining Ecolab in 1989, Mr. Baker has held various leadership positions within our Institutional, Europe and Kay operations. Mr. Baker was named Ecolab's President and Chief Operating Officer in August 2002, was promoted to President and Chief Executive Officer in July 2004, and added the position of Chairman of the Board in May 2006. Mr. Baker relinquished the office of President in December 2011 upon completion of the Nalco merger. Prior to joining Ecolab in 1989, Mr. Baker was employed by The Procter & Gamble Company in various marketing and management positions.

Qualifications — Mr. Baker has nearly 25 years of Ecolab marketing, sales and general management experience, including leadership roles in Ecolab's Institutional, Europe and Kay businesses before becoming Ecolab's Chief Operating Officer in 2002 and Chief Executive Officer in 2004. He has deep and direct knowledge of Ecolab's businesses and operations. In addition, his experience at The Procter & Gamble Company included various marketing and management positions, including in the institutional market in which Ecolab operates. As a director of two other public companies, Mr. Baker also has extensive corporate governance experience.

Other directorships held during the past five years — Director of Target Corporation and U.S. Bancorp.

BARBARA J. BECK, age 53.

Biography — Chief Executive Officer, Learning Care Group, Inc., a leading for-profit early education/child care provider in North America. Director of Ecolab since 2008. Vice Chair of the Safety, Health and Environment Committee and member of the Governance Committee.

Prior to joining Learning Care Group in 2011 as Chief Executive Officer, Ms. Beck spent nine years as an executive of Manpower Inc., a world leader in the employment services industry. From 2006 to 2011, Ms. Beck was President of Manpower's EMEA operations, overseeing Europe (excluding France), the Middle East and Africa. She previously served as Executive Vice President of Manpower's U.S. and Canada business unit from 2002 to 2005. Prior to joining Manpower, Ms. Beck was an executive of Sprint, a global communications company, serving in various operating and leadership roles for 15 years.

Qualifications — Ms. Beck has extensive North American and European general management and operational experience, including as a current CEO, allowing her to contribute to Ecolab's strategic vision particularly as it relates to Europe, the Middle East and Africa. With her Manpower knowledge of the impact of labor market trends on global and local economies combined with her knowledge of employment services, which tends to be a leading economic indicator, she provides timely insight into near-term projections of general economic activity. As an executive at Sprint, Ms. Beck obtained experience in the information technology field which is relevant to Ecolab's development of its ERP systems as well as field automation tools.

Other directorships held during the past five years — None.

LESLIE S. BILLER, age 65.

Biography — Chairman of the Board of Sterling Financial Corporation, the bank holding company for Sterling Savings Bank, a Pacific Northwest regional community bank. Also, Chief Executive Officer of Harborview Capital, a private investment and consultive company. Director of Ecolab since 1997. Chair of the Finance Committee and member of the Compensation Committee.

After holding various positions with Citicorp and Bank of America, Mr. Biller joined Norwest Corporation in 1987 as Executive Vice President in charge of strategic planning and acquisitions for Norwest Banking. He was appointed Executive Vice President in charge of South Central Community Banking in 1990. Mr. Biller served as President and Chief Operating Officer of Norwest Corporation from February 1997 until its merger with Wells Fargo & Company in November 1998. Mr. Biller retired as Vice Chairman and Chief Operating Officer of Wells Fargo & Company in October 2002. He became Chairman of Sterling Financial Corporation in 2010.

Qualifications — Throughout his career in banking, including as Vice Chair and Chief Operating Officer of Wells Fargo, Mr. Biller gained extensive public company senior management and board experience. Having spent a significant part of his career in international assignments in Europe, he is familiar with operating businesses in that region, which allows him to provide advice and guidance relevant to our significant European operations. He has extensive knowledge and experience in banking, treasury and finance, which enables him to provide insight and advice on financing, treasury and enterprise risk management areas. As a chemical engineer, he is familiar with chemicals manufacturing and distribution, which allows him to relate well to our operations.

Other directorships held during the past five years — Director of Sterling Financial Corporation, Knowledge Schools Inc. and Knowledge Universe Education.

CARL M. CASALE, age 52.

Biography — President and Chief Executive Officer of CHS Inc., a leading integrated agricultural company. Director of Ecolab since 2013. Member of the Audit and Safety, Health and Environment Committees.

Mr. Casale joined CHS as President and Chief Executive Officer in 2011. Previously he spent 26 years with Monsanto Company, advancing through sales, strategy, marketing and technology-related positions before being named Chief Financial Officer in 2009.

Qualifications — As chief executive of CHS, Mr. Casale has experience running a large diverse organization, which includes a significant energy business. In addition to his important industry experience, through his more than 25-year career at CHS and Monsanto and his experience as a director of other public companies, Mr. Casale possesses knowledge and experience in finance, international operations, sales, corporate management, strategy, public company governance and board practices. Mr. Casale is also familiar with our water and energy businesses, having served as a director of Nalco Holding Company from 2009 until Ecolab's acquisition of Nalco in 2011.

Other directorships held during the past five years — Formerly a director of Nalco Holding Company.

STEPHEN I. CHAZEN, age 67.

Biography — President and Chief Executive Officer of Occidental Petroleum Corporation, an oil, natural gas and chemicals producer. Director of Ecolab since 2013. Member of the Audit and Finance Committees.

Mr. Chazen became President and Chief Executive Officer of Occidental Petroleum Corporation in 2011. He previously served as Occidental's President and Chief Operating Officer from 2010 to 2011 and President and Chief Financial Officer from 2007 to 2010. He was Executive Vice President and Chief Financial Officer from 1999 to 2007. Prior to joining Occidental in 1994, Mr. Chazen was a Managing Director in Corporate Finance and Mergers and Acquisitions at Merrill Lynch. Mr. Chazen is Chairman of the American Petroleum Institute.

Qualifications — With nearly 20 years of senior management experience with a major oil and gas company, Mr. Chazen has significant direct experience in the energy sector, one of the Company's most significant end markets. As a chief executive of Occidental, Mr. Chazen is intimately familiar with the competitive landscape and trends within the energy sector as well as the regulatory framework. In addition to his important industry experience, through his more than 30-year career at Occidental and Merrill Lynch and his experience as a director of other public companies, Mr. Chazen possesses knowledge and experience in corporate management, strategy, mergers and acquisitions, public company governance and board practices.

Other directorships held during the past five years — Director of Occidental Petroleum Corporation. Formerly a director of Lyondell Chemical Company, Premcor Inc. and Washington Mutual, Inc.

JERRY A. GRUNDHOFER, age 69.

Biography — Chairman of the Board of Santander Holdings USA, Inc. and its wholly-owned subsidiary Santander Bank, N. A., a Northeastern United States regional bank, and Chairman Emeritus and retired Chairman of the Board of U.S. Bancorp, a financial services holding company. Director of Ecolab since 1999. Chair of the Compensation Committee and member of the Finance Committee.

Following an extensive career in the commercial banking industry, including serving as Vice Chairman of the Board of BankAmerica Corporation, Mr. Grundhofer joined Star Banc Corporation as President and Chief Executive Officer in 1993, assuming the Chairman post later that year. In November 1998, Star Banc acquired Firstar Corporation and he assumed the position of President and Chief Executive Officer of Firstar Corporation. In 2001, following a merger of Firstar Corporation and U.S. Bancorp, Mr. Grundhofer was named President and Chief Executive Officer of U.S. Bancorp and added the position of Chairman of the Board in 2003. Mr. Grundhofer retired as CEO in 2006, and as Chairman of the Board in December 2007.

Qualifications — Mr. Grundhofer has more than 40 years of leadership experience in the banking and financial services industry, including as Chairman and Chief Executive Officer of U.S. Bancorp. His senior operating experience and public company board experience give him an understanding for leading a public company and allow him to provide strategic vision to the Company. He has extensive knowledge and experience in banking, treasury and finance, which enables him to provide insight and advice on financing, treasury and enterprise risk management areas. He also possesses extensive experience with mergers and acquisitions.

Other directorships held during the past five years — Chairman of the Board of Santander Holdings USA,  Inc. and its wholly-owned subsidiary Sovereign Bank. Formerly a director of Citibank, N.A., Citigroup and Lehman Brothers Inc.

ARTHUR J. HIGGINS, age 58.

Biography — Consultant, Blackstone Healthcare Partners of The Blackstone Group. Director of Ecolab since 2010. Vice-Chair of the Governance Committee and member of the Compensation Committee.

Mr. Higgins joined The Blackstone Group in 2010. Prior to that Mr. Higgins served as Chairman of the Board of Management of Bayer HealthCare AG, a developer and manufacturer of human and animal health products, and Chairman of the Bayer HealthCare Executive Committee. Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and Chief Executive Officer of Enzon Pharmaceuticals, Inc. from 2001 to 2004. Prior to joining Enzon Pharmaceuticals, Mr. Higgins spent 14 years with Abbott Laboratories, most recently as President of the Pharmaceutical Products Division from 1998 to 2001. He is a past member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA), of the Council of the International Federation of Pharmaceutical Manufacturers and Associations (IFPMA) and President of the European Federation of Pharmaceutical Industries and Associations (EFPIA).

Qualifications — Mr. Higgins has extensive leadership experience in the global healthcare market. Through leadership positions with large healthcare developers and manufacturers in both the United States and Europe, Mr. Higgins has gained deep knowledge of the healthcare market and the strategies for developing and marketing products in this highly regulated area. This knowledge and industry background allows him to provide valuable insight to Ecolab's growing Healthcare business, which is developing in both the U.S. and Europe. In addition, his global perspective from years of operating global businesses and his background in working with high growth companies fits well with Ecolab's ambitions for global growth and provide him experiences from which to draw to advise the Company on strategies for sustainable growth. In his role as Chief Executive Officer of Bayer HealthCare he gained significant exposure to enterprise risk management as well as quality and operating risk management necessary in a highly regulated industry such as healthcare.

Other directorships held during the past five years — Director of Endo International plc, Zimmer Holdings Inc. and Resverlogix Corp.

JOEL W. JOHNSON, age 70.

Biography — Retired Chairman of the Board and Chief Executive Officer of Hormel Foods Corporation, a processor and marketer of meat and food products. Director of Ecolab since 1996. Chair of the Audit Committee and member of the Governance Committee.

Following an extensive career at General Foods Corporation, Mr. Johnson joined Hormel Foods Corporation in 1991 as Executive Vice President — Sales & Marketing. He advanced to President in 1992, Chief Operating Officer and Chief Executive Officer in 1993 and Chairman of the Board in 1995. Mr. Johnson retired as Chief Executive Officer of Hormel in 2005 and as Chairman in 2006.

Qualifications — Mr. Johnson's tenure as Chairman and Chief Executive Officer of Hormel Foods, a public company with global operations, provides him with directly relevant operating experience. As the former leader of a food products company, Mr. Johnson has insights into one of Ecolab's major end-markets. In addition, with Hormel, he has experience with and understanding of the complexities of operating a global manufacturing company in a regulated environment like the one in which Ecolab operates (e.g., EPA, FDA and USDA). His roles on the boards of Hormel, Meredith Corporation and U.S. Bancorp have provided him with significant public company board experience.

Other directorships held during the past five years — Director of the Meredith Corporation and U.S. Bancorp.

MICHAEL LARSON, age 54.

Biography — Chief Investment Officer to William H. Gates III. Director of Ecolab since 2012. Vice Chair of the Finance Committee and member of the Safety, Health and Environment Committee.

Mr. Larson has been Chief Investment Officer for Mr. Gates and the Business Manager of Cascade Investment L.L.C., since 1994. He is responsible for Mr. Gates' non-Microsoft investments as well as the investment assets of the Bill & Melinda Gates Foundation Trust. Previously, Mr. Larson was at Harris Investment Management, Putnam Management Company and ARCO.

Qualifications — With more than 30 years of portfolio management experience, Mr. Larson has deep investment expertise and broad understanding of the capital markets, business cycles and capital efficiency and allocation practices. He also has served on several other public company boards providing him relevant corporate governance experience. In addition, as a professional investor and as the investment officer of the Company's largest shareholder, Mr. Larson brings a long-term shareholder perspective to the Board.

Other directorships held during the past five years — Director of AutoNation, Inc., Republic Services, Inc., Grupo Televisa, S.A.B. and Fomento Mexicano Economico, S.A.B. de C.V. In addition, he is Chairman of the Board of Trustees for Western Asset/Claymore Inflation-Linked Securities & Income Fund and Western Asset/Claymore Inflation-Linked Opportunities & Income Fund. Formerly a director of Pan American Silver Corp.

JERRY W. LEVIN, age 69.

Biography — Executive Chairman of Wilton Brands Inc., a consumer products company. Also Chairman of JW Levin Partners LLC, a private investment and advisory firm. Director of Ecolab since 1992. Lead Director, Chair of the Governance Committee and member of the Compensation Committee.

Mr. Levin served in a number of senior executive positions with The Pillsbury Company from 1974 through 1989. In 1989, he joined MacAndrews & Forbes Holdings, Inc., which controlled Revlon, Inc. and The Coleman Company, among other companies. From 1989 through 1997, Mr. Levin served in various capacities at the Coleman Company, Inc., Revlon, Inc., Revlon Consumer Products Corporation and the Cosmetic Center, Inc., including as Chairman and/or Chief Executive Officer. Mr. Levin served as Chairman and Chief Executive Officer of American Household, Inc. (formerly known as Sunbeam Corporation) from 1998 to 2005. He joined the Board of Sharper Image in July 2006, and served as interim CEO from September 2006 to April 2007. He became Chairman and Chief Executive Officer of Wilton Brands in 2009 and Executive Chairman in March of 2014.

Qualifications — Mr. Levin has more than 30 years of public company operating experience, including as Chairman and/or Chief Executive Officer of Coleman, Revlon and American Household, and has served on numerous public company boards. In addition to his experience leading companies, he has a background and expertise in mergers and acquisitions, which allows him to provide the company guidance and counsel for its acquisition program. He has experience in operating companies in diverse industries, giving him a unique perspective to provide advice to the Company regarding its many operating units. In addition, with over 20 years on Ecolab's Board, Mr. Levin is our longest serving director and has developed a deep knowledge of our business. His long history with the Company, combined with his leadership skills and operating experience, makes him particularly well suited to be our Lead Director.

Other directorships held during the past five years — Director of U.S. Bancorp. Formerly a director of Wendy's Inc. and Saks Incorporated.

ROBERT L. LUMPKINS, age 70.

Biography — Chairman of the Board of The Mosaic Company, a leading producer and marketer of crop and animal nutrition products and services. Director of Ecolab since 1999. Chair of the Safety, Health and Environment Committee and member of the Audit Committee.

Mr. Lumpkins, who retired as Vice Chairman and a director of Cargill Inc. in 2006, began his career with Cargill in 1968, and served in various finance and general management positions. He was named President of the Financial Services Division in 1983 and Chief Financial Officer for Cargill Europe in 1988. Served as Chief Financial Officer of Cargill from 1989 to 2005, and was elected to Cargill's Board of Directors in 1991 and Vice Chairman in 1995.

Qualifications — Mr. Lumpkins' nearly 40-year career at Cargill, a large and diverse global industrial company, which operates in the food industry and chemicals industry, provides him with background in two industries relevant to Ecolab. His service in various domestic and international senior operating and financial roles at Cargill, including as Chief Financial Officer, allows him to contribute both strategic direction and sophisticated financial management advice to the Company. As Chairman of the Board of Mosaic, he also has current experience leading a public company Board.

Other directorships held during the past five years — Chairman of The Mosaic Company and director of Airgas, Inc. Formerly a director of Webdigs Inc.

VICTORIA J. REICH, age 56.

Biography — Former Senior Vice President and Chief Financial Officer of United Stationers Inc., a broad line wholesale distributor of business products. Director of Ecolab since 2009. Vice-Chair of the Audit Committee and member of the Safety, Health and Environment Committee.

From 2007 to 2011 Ms. Reich was Senior Vice President and Chief Financial Officer of United Stationers Inc. Prior to joining United Stationers, Ms. Reich spent ten years as an executive with Brunswick Corporation, last serving as President — Brunswick European Group, and previously as Senior Vice President and Chief Financial Officer. Before joining Brunswick, Ms. Reich was employed for 17 years at General Electric Company in various financial management positions.

Qualifications — As a former Chief Financial Officer of a public company, Ms. Reich possesses relevant financial leadership experience with respect to all financial management disciplines relevant to the Company, including public reporting, strategic planning, treasury, IT and financial analysis. Her financial management background at United Stationers, Brunswick and General Electric, combined with her experience in European general management at Brunswick, enables her to provide strategic input as well as financial discipline. United Stationers operates a cleaning supplies distribution business which provided Ms. Reich familiarity with the institutional market, one of our largest end-markets.

Other directorships held during the past five years — Director of H&R Block, Inc. and Ingredion Incorporated.

SUZANNE M. VAUTRINOT, age 54.

Biography — Retired Major General of the U.S. Air Force. Director of Ecolab since February 2014. Member of the Audit and Finance Committees.

General Vautrinot retired from the Air Force in 2013. During her 31-year career in the Air Force, she served in various assignments, including cyber operations, plans and policy, strategic security, space operations and staff work. General Vautrinot commanded at the squadron, group, wing and numbered Air Force levels, as well as the Air Force Recruiting Service. She has served on the Joint Staff, the staffs at major command headquarters and Air Force headquarters. From 2011 to 2013, she was Commander, 24th Air Force and Commander, Air Forces Cyber, where she was responsible for, among other things, cyber defense operations. Prior to that, General Vautrinot was the Director of Plans and Policy, U.S. Cyber Command and the Special Assistant to the Vice Chief of Staff of the U.S. Air Force. On multiple occasions, she was selected by military leaders and White House officials to spearhead high-profile engagements. As a result, she received a number of prestigious awards, including the Symantec Cyber Award, Women in Aerospace Leadership Award, Air Force Association's Aerospace Citation of Honor and the Presidential Award for Training. During her career, she has also been awarded numerous medals and commendations, including the Distinguished Service Medal.

Qualifications — General Vautrinot brings a unique perspective to the Board with her 31-year military career. Having led large and complex organizations she provides insights into the challenges the company faces as a large global organization. As an expert in cyber security, she can advise the company on appropriate protections for its networks. In addition, she has significant experience in strategic planning, organizational design and change management, which allows her to provide advice and insight to the company as its business grows and develops.

Other directorships held during the past five years — Director of Symantec Corporation.

JOHN J. ZILLMER, age 58.

Biography — Retired President and Chief Executive Officer of Univar Inc., a global distributor of industrial chemicals and related specialty services. Director of Ecolab since 2006. Vice-Chair of the Compensation Committee and member of the Governance Committee.

Mr. Zillmer joined Univar in 2009 as President and Chief Executive Officer. In 2012, he stepped down as President and CEO and became Executive Chairman until December 2012 when he retired from Univar. Prior to joining Univar, Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries, a solid waste management business, from 2005 until the merger of Allied Waste with Republic Services, Inc. in December 2008. Before Allied Waste, Mr. Zillmer spent 30 years in the managed services industry, most recently as Executive Vice President of ARAMARK Corporation, a provider of food, uniform and support services. During his eighteen-year career with ARAMARK, Mr. Zillmer served as President of ARAMARK's Business Services division, the International division and the Food and Support Services group. Prior to joining ARAMARK, Mr. Zillmer was employed by Szabo Food Services until Szabo was acquired by ARAMARK in 1986.

Qualifications — As the former Chief Executive Officer of Univar and previously Allied Waste, Mr. Zillmer has experience leading both public and large private companies. With Univar, he became intimately familiar with the chemical market, including with respect to chemicals that Ecolab uses to manufacture its products. He also has extensive knowledge of the environmental aspects of chemicals manufacturing and distribution. His experience leading various ARAMARK operations has given him deep knowledge of the institutional market, particularly the contract catering segment, which is a large market for the Company. His roles on the boards of Reynolds American, Allied Waste and United Stationers have provided him with significant public company board experience.

Other directorships held during the past five years — Director of Reynolds American Inc. Formerly a director of Allied Waste Industries, Inc. and Pathmark Stores Inc.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis of the Company with management. Based on their review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in both the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and the Company's Proxy Statement for the Annual Meeting of Stockholders to be held May 8, 2014.

Dated: February 28, 2014	Leslie S. Biller Jerry A. Grundhofer	Arthur J. Higgins Jerry W. Levin	John J. Zillmer

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION AND OVERVIEW

The Company's Compensation Discussion and Analysis provides information about the Company's executive compensation philosophy and the components of its compensation programs, including information about how compensation for the fiscal year ended December 31, 2013 for the Company's named executive officers meets the compensation philosophy's goals and is aligned with the Company's 2013 financial goals and performance. The Compensation Discussion and Analysis helps readers better understand the information found in the Summary Compensation Table and other accompanying tables located in this proxy statement.

This Compensation Discussion and Analysis focuses on our executive pay program as it relates to the following executive officers:

Douglas M. Baker, Jr.	Chairman of the Board and Chief Executive Officer
Daniel J. Schmechel	Chief Financial Officer
Thomas W. Handley	President and Chief Operating Officer
Alex N. Blanco	Executive Vice President and Chief Supply Chain Officer
Stephen M. Taylor	Executive Vice President and President — Nalco Champion

The Company's compensation programs have contributed to its strong growth and returns over the past decade. The mix of annual salary, annual cash incentive bonus and long-term incentives, as more fully described in this Compensation Discussion and Analysis, has motivated executives to meet the Company's annual growth targets (in most years, strong revenue and operating income growth accompanied by double-digit EPS, or adjusted EPS, growth) while balancing necessary investments in the business in order to achieve attractive, long-term stockholder returns. Evidence of the Company's consistently strong performance can be seen in both our financial performance and stock appreciation over the past decade. For the ten-year period from January 1, 2004 to December 31, 2013, the Company's adjusted earnings per share have increased 225%. During this same ten-year period, our stock price has appreciated 281% versus the S&P 500's 66% increase. More recently, 2013 reported sales and adjusted diluted earnings per share (earnings per share excluding the impact of special gains and charges and discrete tax items)(1) increased 12% and 19%, respectively, over 2012. Our 2013 share performance (up 45% for the year) has outperformed the S&P 500 for the tenth consecutive year and twelve of the last thirteen years.

(1)
A reconciliation of 2013 diluted earnings per share to 2013 adjusted diluted earnings per share is as follows: 2013 reported earnings per share were $3.16; excluding the impact of special gains and charges ($0.51) partially offset by discrete tax items (+$0.14), adjusted diluted earnings per share were $3.54. (Per share amounts do not necessarily sum due to rounding.) Reported and adjusted diluted earnings per share for the years 2003 through 2013 are provided in our 2013 Annual Report. We believe that in this context adjusted diluted earnings per share is a more meaningful measure of the Company's underlying business performance than reported diluted earnings per share because it provides greater transparency with respect to our results of operations and that it is more useful for period-to-period comparison of results. In addition, we use adjusted diluted earnings per share internally to evaluate our performance and in making financial and operational decisions.

The chart below depicts our 10-year adjusted earnings performance from January 1, 2004 through December 31, 2013 (left axis) and our stock price performance versus the S&P 500 Composite Index over the same period (right axis).

Highlights — Some of the key components of our compensation programs that have contributed to our successful track record of business results are briefly highlighted below and discussed in more detail throughout this Compensation Discussion and Analysis:

•
Pay-for-Performance and Pay Risk Philosophy.  We emphasize pay-for-performance and structure our programs to provide incentives for executives to drive business and financial results. We believe that the pay of our executives, particularly our principal executive officer, correlates well with our total shareholder returns; and while our incentive programs help to drive results, they do so without encouraging excessive risk taking that would threaten the long-term growth of our business (see "Total Compensation Mix" on page 30, "Annual Cash Incentives" on page 26, "Long-term Equity Incentives" on page 28 and "Corporate Governance — Compensation Risk Analysis" on page 7);

•
Compensation Mix.  We utilize a mix of compensation elements — salary, annual cash incentive bonus and long-term incentives — that is within the median range for the mix of executive compensation provided by the market survey data we review in determining compensation (see "Total Compensation Mix" on page 30);

•
Total Compensation Philosophy.  We provide executives with competitive total compensation that is within the median range of our size-adjusted competitive market (see "Program Objectives and Reward Philosophy" on page 23);

•
2013 Compensation Actions.  We took the following actions with respect to our named executive officers in 2013:

•
With respect to named executive officers who were employed by us in 2012 and 2013, excluding salary adjustments for promotions and changes of responsibility, base salaries increased between 2.8% and 5.3% and on average 3.4% versus 2012 (see "Base Salaries" on page 25);

•
Annual cash incentive bonus payouts were between 153% and 174% of target, and averaged 163% of target (see "Annual Cash Incentives" on page 26); and

•
Long-term incentive awards, consisting of stock options and performance-based restricted stock units, were granted in the same proportion as prior years and were within the median range of our size-adjusted competitive market for each named executive officer.

•
Performance-Based Compensation.  At least 65% of each of our named executive officers' 2013 target compensation was performance based (88% in the case of our principal executive officer), with the majority of the performance-based compensation coming in the form of long-term incentives (see "Total Compensation Mix" on page 30);

•
Setting Performance Targets.  We utilize a robust planning process to establish financial and business performance metrics for incentive plans that, while challenging, are designed to be achievable for the participant when we meet our performance goals, and appropriately balance short-term results with necessary investments to achieve our long-term goals. These performance measures are fully disclosed in this Proxy Statement (see "Annual Cash Incentives" on page 26);

•
Performance Measures.  We use numerous performance measures to determine the amount of incentive compensation an executive will receive under both short-term and longer-term performance based incentive programs, including adjusted earnings per share, business unit sales and operating income and return on invested capital. Again, this approach balances annual financial objectives with long-term value creation and avoids reliance on a single metric that could unduly cause our executives to focus on limited components of our business (see "Annual Cash Incentives" on page 26 and "Long-term Equity Incentives" on page 28);

•
Long-term Incentives.  A significant portion of our executives' compensation is derived from long-term equity based compensation awards granted each year. Our long-term incentive program is designed so that approximately 50% of the value is delivered in the form of performance-based restricted stock units (PBRSUs) with the remaining 50% of the value delivered in the form of stock options. Under such awards, our executives' compensation increases in an appropriate relationship with the increase in the value of our Company, promoting our pay-for-performance philosophy. In addition, the PBRSU component can only be earned when our performance on return on invested capital (adjusted for the impact of purchase accounting and special charges relating to the Nalco and Champion mergers) is above our weighted average cost of capital. This further aligns compensation with performance and shareholder value creation (see "Long-term Equity Incentives" on page 28);

•
Stock Ownership Guidelines.  We have established stock ownership guidelines that encourage executives to retain a significant long-term position in our stock and thereby align their interests with the interests of our stockholders (see "Stock Retention and Ownership Guidelines" on page 29);

•
Change-in-Control Benefits.  We have in place a balanced change-in-control severance policy that provides our officers severance at two times the sum of base compensation plus annual incentive pay at target following a change in control and termination of employment (a so-called "double-trigger"), with no tax gross-ups (see "Executive Change-in-Control Policy" on page 29); and

•
Risk Mitigation Features.  Our programs contain other features to mitigate against our executives taking excessive risk in order to maximize pay-outs, including varied and balanced performance targets, discretionary authority of the Compensation Committee to reduce award pay-outs, bonus caps at 200% of target and a Policy on Reimbursement of Incentive Payments (or so-called "clawback" policy) (see "Compensation Recovery" on page 30 and "Corporate Governance — Compensation Risk Analysis" on page 7).

The Compensation Committee of the Board of Directors oversees the design and administration of our executive compensation programs according to the processes and procedures discussed in the Corporate Governance section of this Proxy Statement, located at pages 8 and 9 hereof. The Committee is advised by an independent compensation consultant as it deems appropriate.

2013 Say-on-Pay Results — At the 2013 Annual Meeting, Ecolab stockholders approved on an advisory basis the compensation of our named executive officers disclosed in that year's proxy statement, with more than 97% of the total votes cast by holders of shares represented at the meeting voting in favor of our executive compensation proposal. The Compensation Committee took this favorable shareholder support into account in deciding to retain the overall structure and philosophy of our compensation plans and programs in 2013.

Changes in 2013 — We made three notable changes to our compensation programs in 2013.

First, at the 2013 Annual Meeting, our stockholders approved the amendment of our 2010 Stock Incentive Plan to, among other things, increase the number of shares of our Common Stock authorized for issuance under the plan by 17,000,000 shares and provide that the accelerated vesting and payout of a performance-based award in connection with a change in control will be based on assumed target, rather than maximum, level of performance.

Second, as noted at page 23, we modified the peer group that we use in conjunction with competitive industry surveys to create competitive compensation scenarios for our named executive officers to refocus the peer group on companies most similar to Ecolab in size and business model. We reduced the size of the peer group from 23 companies to 19 companies by focusing on fewer companies which are more consistent to Ecolab in terms of size and market focus. While the peer group adjustment does not materially impact Ecolab's position at the market median for compensation, we believe it represents a more appropriate comparison group long-term. The revised peer group of 19 companies was developed after the establishment of 2013 base salaries and annual incentive compensation. It was utilized for determining long-term equity incentives in 2013 and will additionally be used for establishing base salaries, annual incentive compensation as well as long-term incentives in 2014 (see "Program Objectives and Reward Philosophy" on page 23).

Third, we made changes to the Company's Mirror Savings Plan, a non-qualified plan described at page 38, to (a) provide for 2014 to serve as a transition year for eligible executives of our Nalco and Champion subsidiaries by permitting such executives to defer bonus payments but not base salary earned in 2014 and to provide a match on base salary over the IRS limits on compensation in qualified plans for such executives in 2014 as though they had been eligible to defer base salary (a "deemed match") and (b) simplify the base salary deferral elections for all executives in the plan for amounts earned after the 2014 calendar year by reducing the amount of base salary deferral from 25% to the amount necessary for an executive to receive the maximum company match on base salary above the IRS pay cap. None of the named executive officers is eligible for the 2014 deemed matching contribution under the plan.

In addition to the above changes, several changes which were approved in 2012 to our U.S. qualified and non-qualified retirement plans became effective January 1, 2013. In connection with these changes, in 2013 eligible Nalco employees began accruing cash balance pension benefits under the Company's Pension Plan (described at page 36), and certain Nalco executives became newly eligible to participate in the Mirror Pension Plan (described at page 37). Eligible Champion employees entered the Pension Plan in 2014, and certain Champion executives entered the Mirror Pension Plan in 2014 as well. The Company's broad-based tax-qualified defined contribution/401(k) retirement plans were amended effective January 1, 2013, to provide an enhanced matching contribution for certain individuals who became participants in the Pension Plan after January 1, 2007. Similar changes were made to the Mirror Savings Plan and certain Nalco executives became newly eligible to participate in this plan in 2013, and certain Champion executives became eligible to participate in this plan in 2014. The enhanced matching contribution is equal to (i) 100%

of the amount of the participant's deferrals that do not exceed 4% of covered compensation plus (ii) 50% of the participant's deferrals that exceed 4% but do not exceed 8% of covered compensation. Mr. Blanco is eligible for the enhanced matching contribution under the deferred compensation plans.

Program Elements — The principal elements of our executive compensation programs for 2013 are illustrated below:

Annual Cash Compensation	Base Salary	Base Salary is designed to provide a base wage that is not subject to company performance risk. Generally represents 12% of total compensation for the principal executive officer and averages 25% of total compensation for the remaining named executive officers.*
	Annual Cash Incentive	Annual Cash Incentive is designed to motivate executives to achieve annual business and individual goals. Averages 17% of total compensation for the named executive officers.*
Long-Term Equity Incentives	Stock Options	Generally, 50% of the value of our long-term equity incentives is in Stock Options and 50% in Performance-Based Restricted Stock Units. Stock Options are designed to motivate executives to make decisions that focus on long-term stockholder value creation.*
	Performance-Based Restricted Stock Units	Like Stock Options, Performance-Based Restricted Stock Units align executives' interests with stockholders; in addition, they encourage associate retention even in times of turbulent markets. Long-term incentives represent 73% of total compensation for the principal executive officer and averages 57% of total compensation for the remaining named executive officers.*
Other Benefits	Executive Benefits/ Perquisites	Executive Benefits continue benefits due to qualified retirement plan limits, allow for additional deferral and provide supplemental retirement benefits. Minimal perquisites are provided generally representing less than 1% of total compensation.*
	Change-in-Control	Change-in-Control arrangements promote continuity, impartiality and objectivity in the event of a change-in-control situation to enhance stockholder value. Policy is reflective of evolving best practice relative to design provisions and benefit levels with those in our competitive market.

*
Total compensation is defined as the sum of base salary, target annual cash incentives and the grant date present value of long-term equity incentives, and does not necessarily tie to the values disclosed in the Summary Compensation Table and supplemental tables. The chart is not drawn to scale for any particular named executive officer.

Our philosophy is to position the aggregate of these elements of compensation in the median range of our competitive market, adjusted for the Company's current size. For annual cash incentives, our philosophy generally is to also position them at a level commensurate with the Company's performance based on adjusted earnings per share compared to EPS growth in the Standard & Poor's 500. We position annual cash incentives and long-term incentives to provide lower than median compensation for lower than competitive market performance and higher than median compensation for higher than competitive market performance. This approach provides motivation to executives without incentivizing inappropriate risk-taking to achieve pay-outs, as we believe that the Company's prospects for growth are generally at least as favorable as the average of the S&P 500. For stock options, our grant processes do not permit backdating and, as described under Long-Term Equity Incentives, are granted on the same date as the Compensation Committee approval date.

This Compensation Discussion and Analysis contains statements regarding incentive targets and goals. These targets and goals are disclosed in the limited context of the Company's compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance.

 PROGRAM OBJECTIVES AND REWARD PHILOSOPHY

In General — We use executive compensation (i) to support our corporate vision and long-term financial objectives, (ii) to communicate the importance of our business results, (iii) to retain and motivate executives important to our success and (iv) to reward executives for contributions at a level reflecting our performance. Our executive compensation program, that is the compensation package as a whole as well as each element of compensation, is designed to be market competitive in order to attract, motivate and retain our executives in a manner that is in the best interests of our stockholders. Our executive compensation program is further designed to reinforce and complement ethical and sustainable management practices, which is supported in part by our compensation recovery (or "clawback") policy, promote sound risk management and align management interests (such as sustainable long-term growth) with those of our stockholders. We believe that our long-term equity incentive program, which typically accounts for at least half of our named executive officers' total annual compensation, is an effective tool in aligning our executives' interests with those of our stockholders and incentivizing long-term value creation.

Competitive Market — We define our competitive market to be a broad range of general industry companies, as reflected in third party surveys in which we participate. We use surveys published by Aon Hewitt, Towers Watson and Frederic W. Cook & Co. as the primary sources of competitive data because we have determined these to be the best sources for credible, size-adjusted market data for general industry companies. Due to the high correlation between annual sales revenue and compensation, we size adjust the competitive market compensation data and use the median to set our targeted parameters, which we refer to as the median range. We define the median range as within 15% of the median for base salaries and within 20% of the median for annual cash incentive targets and long-term incentive targets.

Additionally, for purposes of benchmarking 2013 base salaries and annual incentive compensation for the named executive officers, we utilized competitive data from a comparison group of 23 companies constructed from the screening process conducted in 2012 by the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., based on input from the Company and the Compensation Committee with respect to the selection criteria (the "Peer Group"). During 2013, utilizing the same process we modified the size of the Peer Group from 23 companies to 19 companies by eliminating five companies and adding one company. The revised Peer Group was utilized in conjunction with the market surveys for determining long-term equity incentives in 2013 and will additionally be used in conjunction with the market surveys for establishing base salaries, annual incentive compensation and long-term incentives in 2014. Both the Peer Group constructed in 2012 and the revised Peer Group are comprised of companies in the Chemicals, Containers & Packaging, Paper Products, Oil & Gas Equipment & Services and Industrial Conglomerates industries under the Global Industry Classification Standards (GICS) taxonomy with annual revenues of one-fourth to four times the annual revenues of the Company, within a reasonable size range in various other measures such as annual operating income, total employees and market capitalization, and meeting several other criteria, such as inclusion in the Company's primary GICS industry classification and positioning the Company near the median in terms of size. The companies comprising the Peer Group constructed in 2012 and the revised Peer Group, as well as the information on each that the Compensation Committee reviewed at the time the Peer Group was revised, are set out below.

		Trailing 4Q ($ mil.) Available data as of 02/28/2013		Latest Qtr ($ mil.) Available data as of 02/28/2013		Latest FYE Total Employees Available data as of 02/28/2013		Composite Percentile Rank
							02/28/2013 Market Capital
Company Name		Net Revenue	Operating Inc. (EBIT)	Total Assets	Total Equity			Group of 23	Group of 19

Schlumberger		$42,149	$7,520	$61,547	$34,751	118,000	$103,405	100%	98%
3M		$29,904	$6,483	$33,876	$17,575	87,677	$71,759	92%	88%
Dow Chemical (added in 2013)		$56,786	$3,969	$69,605	$20,877	54,353	$38,202		83%
DuPont		$35,043	$4,517	$49,736	$10,088	70,000	$44,752	86%	81%
Halliburton		$28,503	$4,459	$27,410	$15,765	73,000	$38,680	82%	76%
Danaher		$18,260	$3,218	$32,941	$19,017	63,000	$42,519	80%	73%
National Oilwell Varco		$20,041	$3,557	$31,484	$20,239	60,235	$29,087	77%	71%
Baker Hughes		$21,361	$2,255	$26,689	$17,069	58,800	$19,802	66%	61%
Monsanto		$14,004	$3,404	$22,537	$12,259	26,000	$54,059	67%	60%
International Paper (removed in 2013)		$27,883	$2,080	$32,153	$6,304	70,000	$19,418	64%
Praxair		$11,224	$2,459	$18,090	$6,064	26,359	$33,489	54%	50%
Ecolab (pro forma)		$13,239	$1,679	$18,302	$6,567	44,160	$22,579	53%	50%
Ecolab		$11,839	$1,529	$17,572	$6,077	40,860	$22,579	49%	47%
Mosaic (removed in 2013)		$10,051	$2,259	$17,441	$13,082	8,000	$24,919	49%
Potash (removed in 2013)		$7,927	$3,011	$18,206	$9,912	5,779	$34,682	47%
Air Products & Chemicals		$9,853	$1,514	$17,393	$6,299	21,300	$17,926	40%	40%
PPG Industries		$15,200	$1,882	$15,878	$4,063	39,200	$20,679	45%	36%
Agrium (removed in 2013)		$16,686	$2,233	$15,977	$6,916	14,500	$15,414	42%
Cameron International		$8,502	$1,062	$11,158	$5,566	27,000	$15,793	33%	33%
Sherwin-Williams		$9,534	$1,027	$6,235	$1,792	34,154	$16,709	27%	27%
CF Industries (removed in 2013)		$6,104	$2,901	$10,167	$5,902	2,600	$12,653	24%
Eastman Chemical		$8,102	$1,043	$11,619	$2,943	13,500	$10,731	21%	21%
Ashland		$8,145	$343	$12,376	$4,152	15,000	$6,158	20%	18%
Sealed Air		$7,648	$627	$9,437	$1,444	25,000	$4,321	14%	13%
Airgas		$4,936	$603	$5,539	$1,838	15,000	$7,677	11%	10%
Celanese		$6,418	$556	$9,158	$1,730	7,550	$7,480	8%	7%

75th Percentile	Group of 23	$20,701	$3,311	$29,447	$14,424	61,618	$36,681
	Group of 19	$24,932	$3,763	$32,213	$17,322	61,618	$30,696
Mean	Group of 23	$15,975	$2,566	$21,611	$9,773	38,341	$28,353
	Group of 19	$18,716	$2,658	$24,879	$10,712	42,205	$30,696
Median	Group of 23	$11,224	$2,255	$17,441	$6,304	26,539	$19,802
	Group of 19	$14,004	$2,255	$18,090	$6,299	27,000	$20,679
25th Percentile	Group of 23	$8,124	$1,052	$11,389	$4,108	14,750	$14,034
	Group of 19	$8,324	$1,035	$11,389	$3,503	18,150	$13,262
Ecolab Rank	Group of 23	51%	32%	51%	41%	64%	57%
	Group of 19	46%	39%	46%	45%	57%	51%
Ecolab Pro Forma Rank	Group of 23	53%	34%	59%	52%	65%	57%
	Group of 19	48%	41%	50%	50%	58%	51%

•
Companies are ranked in descending order based on overall average percentile rank.

•
All financial and market data are taken from Standard & Poor's Compustat Service.

•
Revenue excludes non-operating income, gain on sale of securities or fixed assets, discontinued operations, excise taxes and royalty income.

•
Operating income (EBIT) excludes special items such as restructuring charges.

•
Ecolab pro-forma statistics included estimated amounts to show annual impact of acquisition of Champion Technologies of Revenue — $1.4B; EBIT — $150M; Assets — $730M; Equity — $490M; Employees- 3,300.

We used the average of size-adjusted data from two surveys and the Peer Group data for benchmarking 2013 base salary and annual cash incentive compensation. The 2012 Towers Watson CDB Executive Compensation Survey includes over 435 corporate entities that range in revenue from approximately $1 billion to over $50 billion. Including subsidiaries, this survey includes over 800 participants. We also used the 2012 Aon Hewitt TCM Executive Regression Analysis Survey, which includes over 450 corporate entities that range in revenue from approximately $2 million to $469 billion. For benchmarking long-term incentives, we used the average of the competitive data yielded by the Peer Group, the 2013 Towers Watson CDB Long-Term Incentive Plan report and the Frederic W. Cook & Co. 2013 Survey of Long-Term Incentives. The Towers Watson survey has over 365 participants which range in revenue from less than $1 billion to greater than $20 billion. The Frederic W. Cook & Co. survey has 61 participants which range in revenue from $2.5 billion to $421 billion.

We size adjust the survey data by inserting the annual revenue for the Company (for use with the principal executive officer, principal financial officer and the chief supply chain officer) or the applicable business unit (for use with the leaders of particular business units) into a statistical regression model supplied by the survey providers, which then computes the size-adjusted median by position for base salaries and annual cash incentives. We use the average of the size-adjusted medians from the two surveys and the Peer Group data as the standard by which we set base salary and annual cash incentive targets. For long-term incentive guidelines, we calculate the size-adjusted median by applying the median long-term incentive value as a percentage of salary from the Towers Watson and Frederic W. Cook & Co. long-term incentive surveys and the Peer Group data to the size-adjusted base salary.

Compensation Process — For the named executive officers, the Compensation Committee reviewed and approved all elements of 2013 compensation taking into consideration recommendations from our principal executive officer (but not for his own compensation), as well as competitive market guidance and feedback provided by the Compensation Committee's independent compensation consultant and our human resources staff regarding individual performance, time in position and internal pay comparisons. The Compensation Committee reviewed and approved all elements of 2013 compensation for our principal executive officer taking into consideration the Board's performance assessment of the principal executive officer and recommendations, competitive market guidance and feedback from the Compensation Committee's independent compensation consultant and our human resources staff. Recommendations with respect to the compensation of our principal executive officer are not shared with our principal executive officer.

Regulatory Considerations — We monitor changes in the regulatory environment when assessing the financial efficiency of the various elements of our executive compensation program. We have designed and administered our annual cash incentives, particularly our stockholder-approved Management Performance Incentive Plan, which we refer to as the MPIP, and long-term equity incentive plans in a manner that is intended to preserve the federal income tax deductibility of the associated compensation expense.

The MPIP is designed to meet the requirements of Internal Revenue Code Section 162(m) regarding performance-based compensation and is administered by the Compensation Committee, who selects the participants each year, establishes the annual performance goal based upon performance criteria that it selects, the performance target and a maximum annual cash award dependent on achievement of the performance goal. For 2013, the Compensation Committee selected diluted earnings per share as the performance measure under the MPIP. The Compensation Committee certifies the extent to which the performance goal has been met and the corresponding amount of the award earned by the participants, with the ability to exercise downward discretion to lower, but not raise, the award to an amount based upon the metrics used for our broader-based Management Incentive Plan cash incentive and to recognize individual performance. In effect, the MPIP establishes the maximum bonus payouts for the named executive officers, while the Management Incentive Plan criteria are used by the Compensation Committee to guide the exercise of its downward discretion in determining the actual pay-outs which have historically been (and were in 2013) well below the MPIP maximum permitted payouts. As described under Long-Term Equity Incentives below, the Compensation Committee has similarly positioned the performance-based restricted stock units to meet the requirements of Section 162(m).

We have designed and administered our deferred compensation, equity compensation and change-in-control severance plans to be in compliance with federal tax rules affecting non-qualified deferred compensation. In accordance with FASB Accounting Standards Codification 718, Compensation — Stock Compensation, for financial statement purposes, we expense all equity-based awards over the service period for awards expected to vest, based upon their estimated fair value at grant date. Accounting treatment has not resulted in changes in our equity compensation program design for our named executive officers.

BASE SALARIES

In General — The Compensation Committee reviews base salaries for the named executive officers and other executives annually in December effective for the following fiscal year, and increases are based on changes in our competitive market, changes in scope of responsibility, individual performance and time in position. Our philosophy is to pay base salaries that are within the median range of our size-adjusted competitive market. When an executive officer is new to his/her position, his/her initial base salary will likely be at the low end of the median range but, if performance is acceptable, his/her base salary will be increased over several years to arrive at the median.

Salary Increases — For 2012 and 2013, annualized base salary rates for the named executive officers are summarized below:

		Components of 2013 Base Salary Increases
		Merit
	2012 Base Salary			Promotion/ Scope	2013 Base Salary
Name		Increase	%

Douglas M. Baker, Jr.	$1,050,000	$29,000	2.8%		$1,079,000
Daniel J. Schmechel(1)	$400,000	$11,200	2.8%	$38,800	$450,000
Thomas W. Handley(2)	$520,000	$14,600	2.8%	$45,400	$580,000
Alex N. Blanco(3)	—	—	—	—	$450,000
Stephen M. Taylor(4)	$475,000	$25,000	5.3%		$500,000

(1)
Effective October 1, 2012, Mr. Schmechel received a 2.8% merit increase plus a 9.7% increase reflecting the increased scope of his responsibilities relating to his promotion to the position of Chief Financial Officer effective October 2012.

(2)
Effective January 1, 2013, Mr. Handley received a 2.8% merit increase plus an 8.7% increase reflecting the increased scope of his responsibilities relating to his promotion to the position of President and Chief Operating Officer effective September 2012.

(3)
Mr. Blanco joined the Company in January 2013.

(4)
The actual amount of salary paid was $500,109. The difference is due to foreign currency conversion and rounding.

 Our Analysis — For 2013, base salaries accounted for approximately 12% of total compensation for the principal executive officer and 25% on average for the four other named executive officers. 2013 base salary rates were within the median range for all of our named executive officers with the exception of Mr. Schmechel, who is below the median range due to being newly promoted to the role of Chief Financial Officer in October 2012. In general, the 2013 merit salary increases for our named executive officers were in line with the principles used to deliver the Company's U.S. salary increases broadly. Mr. Handley's and Mr. Schmechel's salary increases recognized their increased responsibilities in connection with their promotions to the positions of President and Chief Operating Officer and Chief Financial Officer, respectively.

ANNUAL CASH INCENTIVES

In General — To determine the 2013 award payments (which were paid in March 2014), the Committee reviewed the performance of the named executive officers and other executives at its February 2014 meeting. With respect to the 2013 awards, the Committee established a performance goal under the MPIP to determine maximum pay-out potential and then used the goals described below with respect to the Management Incentive Plan (or MIP) to determine whether and to what degree the actual payout amount for each named executive officer's annual cash incentive award would be less than the maximum permitted amount.

Target Award Opportunities — Under the MIP, we establish annual target award opportunities expressed as a percentage of base salary paid during the year and various award payment limits expressed as a percentage of the target award. Our annual cash incentive targets are set within the median range relative to our competitive market for each position, and the annual cash incentive plan is structured so that lower performance results in below market payouts and superior performance drives payouts above the median range. For 2013, target award opportunities were within the median range for all our named executive officers ranging from 55% to 135% of base salary. Minimum and maximum payout opportunities ranged from 0% to 200% of target award opportunity, respectively, with no payout for performance below the minimum level specified.

Performance Measures — Under the MIP, we use a mix of overall corporate, business unit and individual performance measures to foster cross-divisional cooperation and to assure that executives have a reasonable measure of control over the factors that affect their awards. This performance measure mix varies by executive position. For 2013, the performance measure mix for the named executive officers is summarized in the table on page 27.

Performance Goals and Achievement — Under the MIP, several performance goals are used, including goals measuring overall corporate performance as well as goals for specific business unit performance for those executives who are responsible for these business units. Overall corporate performance in 2013 was based on adjusted diluted earnings per share goals. The Company uses adjusted diluted earnings per share as a measure because it is most closely aligned with our strategy of delivering profitable growth and increased stockholder value. We define adjusted diluted earnings per share as diluted earnings per share excluding special gains and charges and discrete tax items. See footnote (1) located on page 19 for a reconciliation of 2013 reported diluted earnings per share to 2013 adjusted diluted earnings per share. We believe that adjusted diluted earnings per share is a better measure of the Company's underlying business performance than reported diluted earnings per share because it eliminates the effect of items that are unusual in nature and significant in amount such as special gains from the sale of assets as well as special charges from restructuring activities. In addition, a total company measure of performance such as adjusted diluted earnings per share is used as one of the performance measures with respect to our named executive officers who manage particular business units because it reinforces our Circle the Customer — Circle the Globe strategy and fosters cross-divisional cooperation.

In establishing these goals for 2013 we took into consideration our prior year results, overall economic and market trends, other large companies' performance expectations and our anticipated business opportunities, investment requirements and the competitive situation. For 2013, the adjusted diluted earnings per share goals were: payout at 40% of the target award opportunity (minimum level) at $3.08; payout at 100% of the target award opportunity (target level) at $3.33; payout at 140% percent of the target award opportunity (140% level) at $3.50; and payout at 200% of the target award opportunity (maximum level) at $3.57 or greater. Payouts for results between performance levels are interpolated on a straight-line basis. Actual 2013 adjusted diluted earnings per share were $3.54 resulting in the achievement of the adjusted diluted earnings per share goal at 174% of target.

For Mr. Handley, who is our president and chief operating officer, and Mr. Blanco, who is our executive vice president and chief supply chain officer, as indicated in the table on page 27, 30% and 35%, respectively, of their annual cash incentive is based upon a 2013 total division operating income goal. For 2013, the total division operating income goals were: 5.4% growth over 2012 total division operating income for payout at 40% of the target award opportunity (minimum level); 9.8% growth over 2012 total division operating income for payout at 100% of the target award opportunity (target level); 12.7% growth over 2012 total division operating income for payout at 140% percent of the target award opportunity (140% level); and 17.2% growth over 2012 total division operating income for payout at 200% of the target award opportunity (maximum level). Champion's results for 2012 and the period prior to the acquisition in 2013 were included for purposes of determining the growth of 2013 total division operating income over 2012 total division operating income for Messrs. Handley and Blanco. Payouts for results between performance levels are interpolated on a straight-line basis. Adjusted as noted above, 2013 total division operating income grew 13.6% over 2012 total division operating income resulting in the achievement of the total division operating income goal at 152% of target.

For Mr. Taylor, who manages a particular business unit for us, as indicated in the table on page 27, 70% of his annual cash incentive is based upon his 2013 business unit performance goal which is measured against the achievement of revenue and operating income goals. For Mr. Taylor, the revenue and operating income goals are weighted equally. The 2013 revenue goal for Mr. Taylor was 5.2% growth over 2012 revenue for payout at the minimum level, 9.2% growth for payout at the target level, 11.9% growth for payout at the 140% level and 17.7% growth for payout at the maximum level. The 2013 operating income goal for Mr. Taylor was 10.3% growth over 2012 operating income for payout at the minimum level, 15.7% growth for payout at the target level, 19.3% growth for payout at the 140% level and 28.4% growth for payout at the maximum level. Champion's results for 2012 and the period prior to the acquisition in 2013 were included for purposes of determining the growth of 2013 business unit revenue and operating income over 2012 business unit revenue and operating income for Mr. Taylor. No pay-out is made with respect to the business unit revenue goal unless the business unit achieves at least the minimum level on its operating income goal. Pay-outs for results between these two performance levels are interpolated on a straight-line basis. Adjusted as noted above, revenue growth and operating income growth were 11.2% and 22.1%, respectively, resulting in achievement by Mr. Taylor of his business unit goal at 144% of target.

For two of our named executive officers (Messrs. Schmechel and Blanco) who hold staff positions (principal financial officer, and executive vice president and chief supply chain officer, respectively), as indicated in the table on page 27, 30% of their annual cash incentive is based upon attainment of individual performance goals. This component of staff position awards under the MIP is set at 30% of the performance measure mix for annual cash incentives so that achievement of these goals is a component of the award but remains balanced against achievement of corporate performance goals. The 2013 individual performance objectives for our principal financial officer and the chief supply chain officer are specific, qualitative, achievable with significant effort and, if achieved, provide benefit to the Company. Mr. Schmechel's individual performance goals covered organizational and strategic initiatives, including developing talent and projects to increase efficient service delivery. Mr. Blanco's individual performance goals also covered organizational and strategic initiatives, including strengthening the Supply Chain organization, a focus on safety, service and savings, developing a comprehensive Supply Chain strategy and driving improved Supply Chain metrics. Mr. Schmechel and Mr. Blanco each achieved 140% of their individual target performance goals. The Compensation Committee, with input from the principal executive officer, approved the annual cash incentives as shown on the table on page 27, including the component based on the principal financial officer's and chief supply chain officer's achievement of their respective 2013 individual performance goals.

2013 Annual Incentive Compensation Pay-Out Summary — The table below illustrates the calculation of the 2013 annual cash incentive pay-outs based on the targets and performance achievements described above:

		MIP Target Award Opportunity (% of Base Salary)
			Performance Measure Mix
	2013 Base Salary					MIP Target Pay-Out Level	MIP Performance Achieved	Pay-Out Based on MIP Performance	Compensation Committee Adjustments
			EPS	Business Unit	Individual					Actual Payout

Douglas M. Baker, Jr.	$1,079,000	135%	100%			$1,456,700	174%	$2,534,600	0	$2,534,600

Daniel J. Schmechel	$450,000	70%	70%			$220,500	174%	$383,700
					30%	$94,500	140%	$132,300

								$516,000	0	$516,000

Thomas W. Handley	$580,000	85%	70%			$345,100	174%	$600,500
				30%		$147,900	152%	$224,800

								$825,300	0	$825,300

Alex N. Blanco	$450,000	55%	35%			$86,625	174%	$150,700
				35%		$86,625	152%	$131,700
					30%	$74,250	140%	$104,000

								$386,400	0	$386,400

Stephen M. Taylor	$500,109	75%	30%			$112,500	174%	$195,800
				70%		$262,500	144%	$378,000

								$573,800	0	$573,800

Discretionary Adjustments — To recognize individual performance, the Compensation Committee also may increase or decrease a named executive officer's payout from the level recommended by applying the MIP performance metrics (but always subject to the maximum permitted MPIP payout), with input from the principal executive officer (other than as to his own award), based on the individual performance of the named executive officer. This is done to recognize either inferior or superior individual performance in cases where this performance is not fully represented by the performance measures. No discretionary adjustments were made to the 2013 annual cash incentive payouts.

The Compensation Committee reviews and approves all adjustments to our overall corporate results and significant adjustments to our business unit performance results. The 2013 annual cash incentive payouts were made in accordance with the overall corporate results and business unit performance results established for the named executive officers without adjustment.

Our Analysis — In 2013 the Compensation Committee set the minimum, target and maximum levels of the adjusted EPS component of the annual incentive so that the intended relative difficulty of achieving the various levels is consistent with the past several years taking into account current prospects and market considerations. Target award opportunities in 2013 accounted for approximately 17% of total compensation on average for the named executive officers receiving all elements of our compensation program and were within the median range of our competitive market for each position. Actual award payments for the named executive officers averaged 163% of target award opportunities. The more challenging global economic environment, together with the complexities of integrating two large transactions (the Nalco business following its December 2011 merger and the Champion business following its April 2013 acquisition), made our executives' performance goals challenging. The 2013 award payouts are indicative of the achievement of strong underlying earnings growth and business performance during the year.

LONG-TERM EQUITY INCENTIVES

In General — The Compensation Committee granted long-term equity incentives to our named executive officers and other executives in December 2013, consistent with its core agenda and past practice of granting these incentives at its regularly scheduled December meeting. For 2013, our long-term equity incentive program consisted of an annual grant of stock options and performance-based restricted stock units, weighted approximately equally in terms of grant value.

Our program continues to be based on pre-established grant guidelines that are calibrated annually to our competitive market. Grant guidelines for 2013 for the named executive officers were developed on a position-by-position basis using competitive data from the revised Peer Group and market data from the Towers Watson CDB Long-Term Incentive Plan report for general industry companies and the Frederic W. Cook & Co. 2013 survey of Long-Term Incentives. The survey data represent the median range of long-term incentive values adjusted for size based on revenue. The average of the three data points is used for determining the guideline.

Actual grants may be above or below our guidelines based on our assessment of individual performance and future potential. Generally, long-term equity incentives are granted on the same date as our Compensation Committee approval date and in no event is the grant date prior to the approval date.

Stock Options — Our stock options have a 10-year contractual exercise term from the date of grant and vest ratably over three years. Our stock options have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same day stock volatility. We do not have a program, plan or practice to time stock option grants to executives in coordination with the release of material non-public information. From time-to-time, in addition to our annual grants, we may make special grants of stock options to our named executive officers and other executives in connection with promotions and recruitment, and for general retention purposes. During 2013, we made one special grant of stock options to one of our named executive officers, Mr. Blanco. In connection with his hiring in 2013, Mr. Blanco was granted a stock option for 93,200 shares which vests one-third per year on each of the first, second and third anniversaries of the date of grant. The option, together with a restricted stock unit award described at page 31, was granted as an inducement to Mr. Blanco to join the Company and was designed to compensate him for the loss of other equity awards due to his leaving his prior employer.

Performance-Based Restricted Stock Units — Our performance-based restricted stock units, or PBRSUs, cliff vest after three years, subject to attainment of three-year average annual return on invested capital (ROIC) goals over the performance period. We selected ROIC as the performance measure because it reinforces focus on capital efficiency throughout the organization, is highly correlated with shareholder returns, matches well with our long-standing corporate goal of achieving consistent return on beginning equity and is understood by our external market. We define ROIC as the quotient of after-tax operating income divided by the sum of short-term and long-term debt and shareholders' equity, less cash and cash equivalents. The PBRSU awards provide for adjustment of the ROIC calculation in the event of a large acquisition (such as the Nalco and Champion transactions) or other significant transaction or event approved by the Board. Considering the significant impact of purchase accounting and special gains and charges related to the Nalco and Champion transactions on the ROIC calculation, for the 2014 to 2016 performance cycle, ROIC is measured excluding the purchase accounting impact and special gains and charges related to these transactions, and is also adjusted for acquisitions and certain other unusual, non-recurring charges during the performance period. The Compensation Committee established an ROIC goal for the executive officers to determine maximum payout potential for Code Section 162(m) purposes, with the ability to exercise downward discretion to reduce the actual payout in accordance with the ROIC goals described below to be applied to a broader group of PBRSU award recipients. For the 2014 to 2016 performance cycle, 40% of the PBRSUs granted may be earned subject to attainment of a threshold goal of 10% average annual ROIC over the cycle and 100% of the PBRSUs may be earned subject to attainment of a target goal of 15% average annual ROIC over the cycle, with straight-line proration for performance results between threshold and target goals. No PBRSUs may be earned if ROIC is below the threshold goal, and no more than 100% of the PBRSUs may be earned if ROIC is above the target goal; accordingly, target and maximum are equal. Importantly, the threshold goal exceeds our cost of capital thereby ensuring that value is created before awards are earned. Excluding the impact of purchase accounting and special gains and charges related to the Nalco and Champion transactions, the Company's annual ROIC for 2013 was 20.2%. Dividend equivalents are not paid or accrued on the PBRSUs during the performance period.

Pay-out of Performance-Based Restricted Stock Units Vesting in 2013 — The PBRSUs granted by the Committee in December 2010 for the 2011 to 2013 performance cycle vested on December 31, 2013 and the Committee has determined the pay-out for such PBRSUs, including with respect to Messrs. Baker, Schmechel and Handley, to be 100% of the target opportunity. For the PBRSUs granted in December 2010, the target payout would be earned upon attainment of an average annual ROIC of 15% over the 2011 through 2013 performance cycle. Consistent with the established formula and definition of ROIC, the Company's average annual ROIC over the cycle excluding the impact of purchase accounting and special gains and charges relating to the Nalco and Champion transactions was 18.5%. Based upon this performance, the Committee approved pay-out of 100% of the PBRSUs. The number of PBRSUs vested and the value realized at vesting are shown in the Option Exercises and Stock Vested for 2013 table on page 35.

Restricted Stock — From time-to-time, we may make special grants of restricted stock or restricted stock units subject only to service-based vesting to our named executive officers and other executives in connection with promotions and recruitment, and for general retention purposes. During 2013, we made one special grant of restricted stock units to one of our named executive officers, Mr. Blanco. In connection with his hiring in 2013, Mr. Blanco was granted 10,940 restricted stock units. The award vests as to one-third of the units on each of the first, second and third anniversaries of the date of grant. The restricted stock unit award, together with an option described at page 32, was granted as an inducement to Mr. Blanco to join the Company and was designed to compensate him for the loss of other equity awards due to his leaving his prior employer.

 Our Analysis — For the last completed fiscal year, long-term equity incentives, excluding special grants, accounted for approximately 73% of total target compensation for the principal executive officer and 57% on average for the other named executive officers, which is consistent with our competitive market. Actual grants to the named executive officers were within the median range for all our named executive officers. Our annual practice of granting equity incentives in the form of stock options and PBRSUs is similar to our competitive market, where other forms of long-term equity and cash compensation are typically awarded in addition to, or in lieu of, stock options. Our selective use of restricted stock or restricted stock units as a retention or recruitment incentive is consistent with our competitive market. We believe that our overall long-term equity compensation cost is within a reasonable range of our competitive market as to our named executive officers and also our other employees.

EXECUTIVE BENEFITS AND PERQUISITES

In General — Our named executive officers participate in all of the same health care, disability, life insurance, pension, and 401(k) benefit plans made available generally to the Company's U.S. employees. In addition, our named executive officers are eligible to participate in a deferred compensation program, restoration plans for the qualified 401(k) and pension plans, and, with respect to certain of our named executive officers, an executive disability and life benefit and a supplemental retirement benefit. The non-qualified retirement plans supplement the benefits provided under our tax-qualified plans, taking into account compensation and benefits above the IRS limits for qualified plans. These plans are described in more detail on pages 36 to 39. In the case of Mr. Taylor, he does not participate in these plans, but rather Mr. Taylor participates in certain plans offered to localized employees by a non-U.S. subsidiary. Mr. Taylor also continues to participate in the same executive death benefit plan that he participated in prior to the Nalco merger. The named executive officers also receive limited perquisites described in more detail in footnote (6) to the Summary Compensation Table.

The Company has maintained a private aircraft use policy for several years authorizing the use of private aircraft for business and personal use by the Company's Chairman of the Board and Chief Executive Officer and, under certain circumstances, business use by its directors and certain other executives. In 2013, the Governance Committee of the Board of Directors approved a modification to the private aircraft use policy to, among other things, limit personal use of private aircraft by the Chairman of the Board and Chief Executive Officer to $100,000 of unreimbursed usage per year. Although the Chairman of the Board and Chief Executive Officer has always reimbursed the Company for the cost of personal use in past years, though not required to, in the current year he did have minimal unreimbursed personal usage. Additional information with respect to this perquisite is provided in more detail in footnote (6) to the Summary Compensation Table on page 31.

Our Analysis — We review our executive benefits and perquisites program periodically to ensure it remains market competitive for our executives and supportable to our stockholders. Excluding allowances provided to Mr. Taylor related to his localization in a non-U.S. subsidiary, perquisites account for 1% of total compensation for the principal executive officer and the other named executive officers receiving all elements of our compensation program in 2013. Executive benefits and perquisites are consistent with our competitive market.

EXECUTIVE CHANGE-IN-CONTROL POLICY

In General — The terms of our Change-In-Control Severance Compensation Policy, including the events constituting a change in control under our policy, are described on pages 42 and 43. Our policy applies to all elected officers, including the named executive officers, except those who are covered by separate change-in-control or similar agreements with the Company or a subsidiary, a circumstance which arises only in the case of an executive having such an agreement with a company we acquire. Such an executive will become covered automatically under the Company's change-in-control policy when the existing agreements terminate or expire. Mr. Taylor was covered by a separate change-in-control agreement with Nalco which expired on July 31, 2013, at which time he became covered by the Company's policy.

Our Analysis — We review our change-in-control protection periodically to ensure it continues to address the best interests of our stockholders. Our analysis indicates that our change-in-control policy, which is structured as a so-called "double-trigger" policy, promotes the interests of stockholders by mitigating executives' concerns about the impact a change-in-control may have on them thereby allowing the executives to focus on the best interests of stockholders under such circumstances.

STOCK RETENTION AND OWNERSHIP GUIDELINES

In General — We have in place stock retention and ownership guidelines to encourage our named executive officers and other executives to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that the principal executive officer own Company stock with a market value of at least six times current base salary. The Company also requires other corporate officers to own Company stock with a market value of at least three times current base salary. Until the stock ownership guideline is met, our principal executive officer, principal financial officer and president are expected to retain 100% of all after-tax profit shares from exercise, vesting or payout of equity awards. Our other officers are expected to retain 50% of all after-tax profit shares from exercise, vesting or payout of equity awards. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option or unvested performance based restricted stock unit. Shares owned outright, legally or beneficially, by an officer or his or her immediate family members residing in the same household and shares held in the 401(k) plan count towards meeting the guideline. Our named executive officers and other officers may not pledge shares or enter into any risk hedging arrangements with respect to Company stock.

 Stock Ownership Against Guideline Summary — The table below illustrates the standing of each of our named executive officers in relation to their stock ownership guideline as of December 31, 2013 based on the closing market price of our Common Stock on such date of $104.27 per share.

	2013 Base Salary	Stock Ownership Guideline	Stock Ownership(1)	Multiple of 2013 Base Salary

Douglas M. Baker, Jr.	$1,079,000	6× salary	325,840	31× salary
Daniel J. Schmechel	$450,000	3× salary	82,500	19× salary
Thomas W. Handley	$580,000	3× salary	41,909	8× salary
Alex N. Blanco(2)	$450,000	3× salary	0	0
Stephen M. Taylor	$500,109	3× salary	43,907	9× salary

(1)
Excludes shares underlying unexercised or unvested long-term incentive awards.

(2)
Mr. Blanco commenced employment with the Company on January 2, 2013. As of the March 11, 2014 record date for our Annual Meeting, Mr. Blanco owned 2,395 shares of Ecolab Common Stock.

Our Analysis — Our analysis indicates that our stock retention and ownership guidelines are consistent with the design provisions of other companies disclosing such guidelines, as reported in public SEC filings and as periodically published in various surveys and research reports. Our analysis further indicates that our named executive officers are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% or 50%, as applicable, of all after-tax profit shares from any stock option exercises or restricted stock unit vesting.

COMPENSATION RECOVERY

The Company's Board of Directors has adopted a policy requiring the reimbursement of annual cash incentive and long-term equity incentive payments made to an executive officer due to the executive officer's misconduct, as determined by the Board. Each of our executive officers has agreed in writing to this policy. This policy was filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as Exhibit (10)W.

TOTAL COMPENSATION MIX

In General — The table below illustrates how total compensation for our named executive officers for 2013 was allocated between performance based and fixed components, how performance based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components:

2013 Total Compensation Mix (base salary, target annual incentives, and long-term equity incentives valued in total at grant)

	Percent of Total Compensation that is:		Percent of Performance Based Total Compensation that is:		Percent of Total Compensation that is:

Name	Performance Based(1)	Fixed(2)	Annual(3)	Long-Term(4)	Cash Based(5)	Equity Based(6)

Douglas M. Baker, Jr.	88%	12%	18%	82%	27%	73%
Daniel J. Schmechel	78%	22%	20%	80%	38%	62%
Thomas W. Handley	81%	19%	20%	80%	35%	65%
Alex N. Blanco(7)	65%	35%	30%	70%	54%	46%
Stephen M. Taylor	76%	24%	24%	76%	43%	57%

(1)
Target annual incentives plus long-term equity incentives divided by total compensation.

(2)
Base salary divided by total compensation.

(3)
Target annual incentives divided by target annual incentives plus long-term equity incentives.

(4)
Long-term equity incentives divided by target annual incentives plus long-term equity incentives.

(5)
Base salary plus target annual incentives divided by total compensation.

(6)
Long-term equity incentives divided by total compensation.

(7)
Excludes Mr. Blanco's inducement stock option and restricted stock unit grants, which were granted as inducement for Mr. Blanco to join the Company and were designed to compensate him for the loss of other equity awards due to his leaving his prior employer, as well as a special bonus paid to Mr. Blanco also as an inducement to join the Company.

Our Analysis — Our analysis indicates that total compensation mix for our named executive officers on average is generally consistent with the competitive market. The principal executive officer receives a higher proportion of his total compensation allocated to performance based components than non-performance based components and more allocated to equity based compensation than cash based compensation compared to the other named executive officers. The higher emphasis on performance based compensation for the principal executive officer is designed to reward him for driving company performance and creating long-term shareholder value that is a greater responsibility in his position than in the positions of the other named executive officers, and is consistent with the competitive market for the CEO position. The level of compensation of Mr. Baker reflects the many responsibilities of serving as chief executive officer of a public company. Accordingly, Mr. Baker's median range competitive pay levels (including long-term equity awards) reflect his broader scope and greater responsibilities compared to our other named executive officers.

SUMMARY COMPENSATION TABLE FOR 2013

The following table shows cash and non-cash compensation for the years ended December 31, 2013, 2012 and 2011 for the persons serving as the Company's "Principal Executive Officer" and "Principal Financial Officer" during the year ended December 31, 2013 and for the next three most highly-compensated executive officers who were serving in those capacities at December 31, 2013.

Name & Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(1,4) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

Douglas M. Baker, Jr.	2013	$1,079,000	0	$3,302,468	$3,490,561	$2,534,600	0	$210,935	$10,617,564
Chairman of the Board and	2012	$1,050,000	0	$2,956,325	$2,711,830	$1,950,000	$3,037,398	$161,199	$11,866,752
Chief Executive Officer	2011	$1,000,000	0	$2,441,456	$2,113,100	$1,900,000	$2,565,328	$217,591	$10,237,475
(principal executive officer)

Daniel J. Schmechel(7)	2013	$450,000	0	$613,284	$648,297	$516,000	$89,133	$59,458	$2,376,172
Chief Financial Officer	2012	$394,167	0	$345,259	$315,780	$311,000	$266,132	$194,089	$1,826,427
(principal financial officer)	2011	—	—	—	—	—	—	—	—

Thomas W. Handley	2013	$580,000	0	$943,591	$997,237	$825,300	$357,981	$92,151	$3,796,260
President and Chief Operating Officer	2012	$520,000	0	$788,674	$722,970	$564,000	$590,368	$76,121	$3,262,133
	2011	$475,000	0	$537,014	$465,300	$528,000	$515,571	$96,735	$2,617,620

Alex M. Blanco(7)(8)	2013	$450,000	$300,000	$1,073,273	$1,657,981	$386,400	0	$172,181	$4,039,835
Executive Vice President and	2012	—	—	—	—	—	—	—	—
Chief Supply Chain Officer	2011	—	—	—	—	—	—	—	—

Stephen M. Taylor(7)(9)	2013	$500,109	0	$566,154	$598,481	$573,800	$32,897	$125,827	$2,397,268
Executive Vice President and	2012	$474,971	0	$1,919,214	$1,807,425	$645,000	$51,696	$163,806	$5,062,112
President — Nalco Champion	2011	—	—	—	—	—	—	—	—

(1)
Includes amounts deferred under Section 401(k) of the Internal Revenue Code pursuant to the Company's Savings Plan and ESOP, amounts deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives, and any salary reductions per Section 125 or Section 132(f)(4) of the Internal Revenue Code.

(2)
Represents the aggregate grant date fair value of performance-based restricted stock unit (PBRSU) award grants during the year in accordance with FASB ASC Topic 718, based on the average daily share price of the Company's Common Stock at the date of grant, adjusted for the absence of future dividends, and assuming full (maximum) achievement of applicable performance criteria over the performance period. The PBRSU awards cliff-vest after three years, subject to attainment of three-year average annual return on invested capital goals for the Company over the performance period. See Note 11 to the Company's Consolidated Financial Statements for the year ended December 31, 2013, included as Exhibit (13.1) to the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for further discussion of the assumptions used in determining these values. See footnote (1) to the Grants of Plan-Based Awards for 2013 table on page 33 for a description of the specific performance goals for the PBRSUs.

In February 2013, Mr. Blanco received a special award of 10,940 restricted stock units valued at $790,196, that was granted as an inducement to join the Company and designed to compensate him for the loss of other equity awards due to his leaving his prior employer. The award, which is included in the above table, vests as to one-third of the units on each of the first, second, and third anniversaries of the date of grant subject to continued employment and the post-termination and change-in-control provisions described at pages 40 through 43 under the heading "Potential Payments Upon Termination or Change-in-Control." See page 28 for further explanation of Mr. Blanco's award.

In addition to his regular PBRSU award, Mr. Taylor received a special restricted stock unit award of 21,540 units in December 2012 as a retention incentive that is included in the 2012 amount reported for Mr. Taylor in the table above. Mr. Taylor's special restricted stock unit award was valued at $1,426,379 and his regular PBRSU award was valued at $492,835 in accordance with FASB ASC Topic 718. The special restricted stock unit award vests 50% on the third anniversary of the date of grant, and 25% on each of the fourth and fifth anniversaries of the date of grant, subject to continued employment and the post-termination and change-in-control provisions generally described at pages 40 through 43 under the heading "Potential Payments Upon Termination or Change-in-Control."

(3)
Represents the aggregate grant date fair value of stock option grants during the year in accordance with FASB ASC Topic 718 but with no discount for estimated forfeitures. The value of grants has been determined by application of the lattice (binomial)-pricing model. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. See Note 11 to the Company's Consolidated Financial Statements for the year ended December 31, 2013, included as Exhibit (13.1) to the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for further discussion of the assumptions used in determining these values. The specific assumptions used in the valuation of the options granted in 2013 are summarized in the table below:

Grant Date	Risk Free Rate	Expected Life (years)	Expected Volatility	Expected Dividend Yield

02/20/2013 (Blanco)	0.84%	6.14	22.84%	1.29%
12/04/2013 (all executives)	1.86%	6.11	22.96%	1.07%

Mr. Blanco received a special stock option grant to acquire 93,200 shares in February 2013 that is included in the table above. Mr. Blanco's special stock option, granted as an inducement to join the Company and designed to compensate him for the loss of other equity awards due to his leaving his prior employer, was valued at $1,358,856 in accordance with FASB ASC Topic 718. The option vests one-third per year on each of the first, second and third anniversaries of the date of grant and is subject to continued employment and the post-termination and change-in-control provisions described at pages 40 through 43 under the heading "Potential Payments Upon Termination or Change-in-Control." See page 28 for further explanation of Mr. Blanco's option award.

In addition to his regular stock option grant, Mr. Taylor received a special stock option grant to acquire 97,900 shares in December 2012 as an additional retention incentive that is included in the 2012 amount reported for Mr. Taylor in the table above. Mr. Taylor's special stock option was valued at $1,355,915 and his 2012 regular stock option was valued at $451,510 in accordance with FASB ASC Topic 718. Both of Mr. Taylor's options have a ten-year term. Mr. Taylor's 2012 regular stock option vests on a cumulative basis as to one-third of the shares subject to the option on each of the first three anniversaries of the grant date, while his 2012 special stock option vests as to 100% of the shares on the third anniversary of the grant date.

(4)
Represents the annual cash incentive awards earned and paid in respect of 2013 under the Company's Management Performance Incentive Plan ("MPIP"). The MPIP is discussed in the Compensation Discussion and Analysis beginning at page 26 and as part of the table entitled "Grants of Plan-Based Awards For 2013" at page 33.

(5)
Represents the change in the actuarial present value of the executive officer's accumulated benefit under the Company's defined benefit plans as of December 31, 2013 over such amount as of December 31, 2012. The Company's defined benefit plans include the Pension Plan, the U.K. Plan, the Mirror Pension Plan and the Supplemental Executive Retirement Plan which are discussed beginning at page 36 and as part of the table entitled Pension Benefits for 2013. Increases in both the discount rate and lump sum interest rate in 2013 were enough to partially, or in the case of Mr. Baker, fully, offset increases in pension benefits due to higher pay, age and benefit service. Mr. Baker's change in pension benefit is reported as $0, but was actually negative (-$975,000) due to changes in actuarial factors. Mr. Blanco first became eligible to accrue benefits under the Pension Plan and the Mirror Pension as of January 1, 2014. Mr. Taylor is an inactive participant in a broad-based pension plan covering certain United Kingdom employees. The change in the actuarial present value during 2013 of Mr. Taylor's benefit is primarily attributable to changes in actuarial assumptions and the passage of time and does not reflect any additional accruals for service or compensation in 2013. There are no "above market" earnings under the Mirror Savings Plan, because all earnings under this plan are calculated at the same rate as earnings on one or more externally managed investments available to participants in the Company's broad-based tax qualified deferred compensation plans. The Mirror Savings Plan is discussed beginning at page 38.

(6)
Amounts reported as All Other Compensation include:

(a)
Payment by the Company of certain perquisites, including costs relating to the following: (i) executive physical examinations for each of the named executive officers except Mr. Taylor; (ii) financial planning in the case of Mr. Taylor as a result of his foreign assignment; (iii) allowances in connection with Mr. Taylor's localization at a non-U.S. subsidiary, including dependent education, housing allowance of $70,031, cost of living equalization payment of $33,245, and storage fees; (iv) in the case of Mr. Baker, $22,907 for the personal use of corporate aircraft, including travel of his spouse with Mr. Baker, with incremental cost calculated using a method that takes into account aircraft fuel expenses and engine reserve expense per flight hour, as well as any landing and parking fees, crew travel expenses, on-board catering costs and dead-head flight costs attributable to such use; (v) moving and other relocation expenses in the case of Mr. Blanco of $93,453, and a gross-up on taxable relocation expenses of $29,257; and (vi) business travel and accident insurance in the case of Messrs. Baker, Schmechel, and Handley for which no incremental cost is allocated to the named executives.

(b)
Pursuant to the Company's tax equalization policy, the Company paid tax preparation fees and a gross-up of $889 on that amount, on behalf of Mr. Schmechel, in connection with income earned during a previous international assignment.

(c)
Payment by the Company of life insurance premiums in 2013 for: Mr. Baker, $40,717; Mr. Schmechel, $15,897; and Mr. Handley, $31,915. Mr. Taylor also has a self-funded death benefit agreement described at page 41 which imposes no incremental cost on the Company.

(d)
Payment of matching contributions made by the Company for 2013 as follows: (i) maximum matching contributions of $10,200 to Messrs. Baker, Schmechel, and Handley, and of $13,847 to Mr. Blanco, made by the Company under the Company's tax-qualified defined contribution 401(k) Savings Plan and ESOP available generally to all employees; and (ii) matching contributions made or to be made by the Company on base salary and annual cash incentive award earned in respect of 2013 that the executive deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives, in the following amounts: Mr. Baker, $134,344; Mr. Schmechel, $28,440; Mr. Handley, $46,012; and Mr. Blanco, $34,884. Mr. Taylor did not participate in these plans in 2013.

(e)
The Company maintains a self-funded, supplemental long-term disability benefit plan for certain executives, which benefits Messrs. Baker, Schmechel and Handley. No specific allocation of cost is made to any named executive officer prior to the occurrence of a disability.

(7)
Messrs. Schmechel and Taylor were not named executive officers in 2011; Mr. Blanco was not a named executive officer in either of 2012 or 2011.

(8)
Mr. Blanco received a $300,000 special bonus in 2013 as an inducement to join the Company.

(9)
Mr. Taylor's salary and allowances in connection with his localization at a non-U.S. subsidiary are denominated in United Arab Emirates dirham and have been converted into U.S. dollars for reporting in this table based on a conversion rate of 1.0 AED = 0.2723 $U.S. Mr. Taylor's change in pension benefit is accrued in British pounds and is reported based on a conversion rate of 1GBP = 1.6348 $U.S. on November 30, 2013, and a conversion rate of 1GBP = 1.6013 $U.S. on November 30, 2012, using pension measurement dates of November 30, 2013 and November 30, 2012, consistent with the Company's assumptions under FASB ASC Topic 715 for financial reporting regarding international retirement plans.

GRANTS OF PLAN-BASED AWARDS FOR 2013

									All Other Option Awards: Number of Securities Underlying Options(3,4) (#)		Closing Market Price of Stock on Grant Date(5) ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1,4)					Exercise or Base Price of Option Awards(5) ($/Sh)		Grant Date Fair Value of Stock and Option Awards(6) ($)
								All Other Stock Awards: Number of Shares of Stock or Units(2) (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Douglas M. Baker, Jr. (PEO)
MPIP(7)	N/A	582,700	1,456,700	2,913,300	0	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/04/2013	0	0	0	0	0	0	0	150,650	$103.265	$103.41	$3,490,560
2010 Stock Incentive Plan	12/04/2013	0	0	0	13,258	33,144	33,144	0	0	0	0	$3,302,468

Daniel J. Schmechel (PFO)
MPIP(7)	N/A	126,000	315,000	630,000	0	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/04/2013	0	0	0	0	0	0	0	27,980	$103.265	$103.41	$648,297
2010 Stock Incentive Plan	12/04/2013	0	0	0	2,462	6,155	6,155	0	0	0	0	$613,284

Thomas W. Handley
MPIP(7)	N/A	197,200	493,000	986,000	0	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/04/2013	0	0	0	0	0	0	0	43,040	$103.265	$103.41	$997,237
2010 Stock Incentive Plan	12/04/2013	0	0	0	3,788	9,470	9,470	0	0	0	0	$943,591

Alex N. Blanco
MPIP(7)	N/A	99,000	247,500	495,000	0	0	0	0	0	0	0	0
2010 Stock Incentive Plan	02/20/2013	0	0	0	0	0	0	0	93,200	$75.335	$74.81	$1,358,856
2010 Stock Incentive Plan	02/20/2013	0	0	0	0	0	0	10,940	0	0	0	$790,196
2010 Stock Incentive Plan	12/04/2013	0	0	0	0	0	0	0	12,910	$103.265	$103.41	$299,125
2010 Stock Incentive Plan	12/04/2013	0	0	0	1,136	2,841	2,841	0	0	0	0	$283,077

Stephen M. Taylor
MPIP(7)	N/A	150,000	375,000	750,200	0	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/04/2013	0	0	0	0	0	0	0	25,830	$103.265	$103.41	$598,481
2010 Stock Incentive Plan	12/04/2013	0	0	0	2,273	5,682	5,682	0	0	0	0	$566,154

(1)
Amounts reflect the threshold, target and maximum number of shares of Company Common Stock that may be earned pursuant to performance-based restricted stock unit (PBRSU) awards granted in 2013. The PBRSU awards cliff-vest after three years, subject to attainment of performance goals over a three-year performance period of 2014 to 2016. For the 2014 to 2016 performance cycle, 40% of the PBRSUs granted may be earned subject to attainment of a threshold goal of 10% average annual return on invested capital excluding purchase accounting and special gains and charges relating to the Nalco and Champion transactions (ROIC) over the performance cycle and 100% of the PBRSUs may be earned subject to attainment of a target goal of 15% average annual ROIC over the cycle, with straight-line proration for performance results between threshold and target goals. No PBRSUs may be earned if ROIC is below the threshold goal, and no more than 100% of the PBRSUs may be earned if ROIC is above the target goal; accordingly, target and maximum are equal. Dividend equivalents are not paid or accrued during the performance period. See the discussion of performance-based restricted stock units in the Compensation Discussion and Analysis at page 28 for more information on these awards.

(2)
Reflects the number of units granted to Mr. Blanco under a restricted stock unit award. The award will vest over three years, on a cumulative basis, as to one third of the award shares on the first and second anniversaries of the date of grant and as to the remaining award shares on the third anniversary, subject to continued employment. Dividends are not paid or accrued on unvested units.

(3)
Options granted in 2013 have a ten-year contractual exercise term and vest (or will be exercisable) over three years, on a cumulative basis, as to one third of the option shares on the first and second anniversaries of the date of grant and as to the remaining option shares on the third anniversary.

(4)
If a holder terminates employment at or after age 55 with five or more years of continuous employment, stock options held at least six months will become immediately exercisable in full and the service-based vesting conditions on PBRSU awards held at least six months will be deemed satisfied but vesting will remain subject to attainment of the performance goals; all unvested restricted stock unit awards will terminate and be forfeited. A discussion of the consequences of a change-in-control on outstanding options, PBRSU awards and restricted stock awards, is at page 42 under the heading "Change-in-Control."

(5)
Generally, our stock options are granted on the same date as our Compensation Committee approval date and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same day stock volatility.

(6)
Represents the grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718. With respect to stock options, the value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant and Ecolab's stock price performance history as of the date of the grant. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options are located in footnote (3) to the Summary Compensation Table at page 31.

With respect to PBRSUs, the value has been determined based on the maximum award payout, consistent with the estimate of aggregate compensation cost to be recognized over the three-year vesting period of the award. See footnote (1) above for a description of the performance goals and performance period.

(7)
The Company maintains annual cash incentive programs for executives referred to as the Management Incentive Plan or MIP and Management Performance Incentive Plan or MPIP, which are discussed in the Compensation Discussion and Analysis beginning at page 26. In 2009, the Company's stockholders approved the version of the MPIP applicable for 2013, an annual incentive plan under which awards are intended to qualify as performance based under Internal Revenue Code Section 162(m). As required under the terms of the MPIP, the Compensation Committee of the Board ("Committee") selected each of Messrs. Baker, Schmechel, Handley and Taylor, to participate in the MPIP for 2013 for the period January 1, 2013, through December 31, 2013, and Mr. Blanco to participate in the MPIP from January 2, 2013 (his date of hire) through December 31, 2013, established the 2013 performance goal based upon the performance criteria of adjusted diluted earnings per share ("EPS"), an EPS performance target of a designated amount, and a maximum permitted cash payout of 300% of the participant's base salary for the period of participation in 2013 to the extent the goal is achieved. The MPIP permits the Committee to exercise downward discretion and pay an amount which is less than the amount of the maximum permitted payout that may have been earned by the participant. In applying this downward discretion, the Committee is guided by applying operating metrics established under the MIP at the beginning of 2013. In the case of the named executive officer participants, the potential payouts that could be earned under the MIP for 2013 and that would be used to guide the Committee's discretion under the MPIP are noted in the MPIP row of the above table. Actual payouts to each of the named executive officers with respect to 2013 are included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table at page 31. Refer to the Compensation Discussion and Analysis beginning at page 26 for more detail regarding the MPIP and MIP performance goals. Each award is subject to and interpreted in accordance with the terms and conditions of the MPIP or MIP, as applicable, and no amount will be paid under the MPIP or the MIP unless and until the Committee has determined the extent to which the applicable performance goal has been met, the corresponding amount of the award earned by the participant and the degree to which the Committee chooses to exercise its permitted discretion under the MPIP.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2013

	Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Douglas M. Baker, Jr.	293,100		0		0	$45.240000	12/06/16	0		0	0	0
(PEO)	310,000		0		0	$49.420000	12/05/17	0		0	0	0
	421,000		0		0	$35.630000	12/03/18	0		0	0	0
	156,400		0		0	$45.665000	12/02/19	0		0	0	0
	160,100		0		0	$48.055000	12/01/20	0		0	0	0
	128,066		64,034		0	$55.595000	12/01/21	0		0	46,100	$4,806,847
	65,266		130,534		0	$71.540000	12/05/22	0		0	43,070	$4,490,909
	0		150,650		0	$103.265000	12/04/23	0		0	33,144	$3,455,925

Daniel J. Schmechel	27,100		0		0	$34.500000	12/09/14	0		0	0	0
(PFO)	25,200		0		0	$34.075000	12/07/15	0		0	0	0
	16,500		0		0	$45.240000	12/06/16	0		0	0	0
	21,500		0		0	$49.420000	12/05/17	0		0	0	0
	34,400		0		0	$35.630000	12/03/18	0		0	0	0
	14,500		0		0	$45.665000	12/02/19	0		0	0	0
	14,500		0		0	$48.055000	12/01/20	0		0	0	0
	10,266		5,134		0	$55.595000	12/01/21	0		0	3,690	$384,756
	7,600		15,200		0	$71.540000	12/05/22	0		0	5,030	$524,478
	0		27,980		0	$103.265000	12/04/23	0		0	6,155	$641,782

Thomas W. Handley	36,600		0		0	$45.240000	12/06/16	0		0	0	0
	53,800		0		0	$49.420000	12/05/17	0		0	0	0
	73,400		0		0	$35.630000	12/03/18	0		0	0	0
	31,400		0		0	$45.665000	12/02/19	0		0	0	0
	34,700		0		0	$48.055000	12/01/20	0		0	0	0
	28,200		14,100		0	$55.595000	12/01/21	0		0	10,140	$1,057,298
	17,400		34,800		0	$71.540000	12/05/22	0		0	11,490	$1,198,062
	0		43,040		0	$103.265000	12/04/23	0		0	9,470	$987,437

Alex N. Blanco	0		93,200		0	$75.335000	02/20/23	10,940		$1,140,714	0	0
	0		12,910		0	$103.265000	12/04/23	0		0	2,841	$296,231

Stephen M. Taylor	9,535	(3)	0		0	$40.530000	02/08/21	9,490	(5)	$989,522	0	0
	19,200		9,600		0	$55.595000	12/01/21	0		0	6,910	$720,506
	0		38,400	(4)	0	$55.595000	12/01/21	9,220	(6)	$961,369	0	0
	10,866		21,734		0	$71.540000	12/05/22	0		0	7,180	$748,659
	0		97,900	(4)	0	$71.540000	12/05/22	21,540	(7)	$2,245,976	0	0
	0		25,830		0	$103.265000	12/04/23	0		0	5,682	$592,462

(1)
Except for options held by Mr. Taylor described under footnote (4) to this table, stock options have a ten-year contractual exercise term and vest ratably on the first three anniversaries of the date of grant, subject to the post-termination and change-in-control provisions generally described at pages 40 through 43 under the heading "Potential Payments Upon Termination or Change-in-Control."

The vesting dates of the respective stock options held at December 31, 2013 that were unexercisable are summarized in the table below:

Name	Option Grant Date	Securities vesting December 2014	Securities vesting December 2015	Securities vesting December 2016	Option Expiration Date

Douglas M. Baker, Jr. (PEO)	12/01/11	64,034	0	0	12/01/21
	12/05/12	65,267	65,267	0	12/05/22
	12/04/13	50,216	50,217	50,217	12/04/23

Daniel J. Schmechel (PFO)	12/01/11	5,134	0	0	12/01/21
	12/05/12	7,600	7,600	0	12/05/22
	12/04/13	9,326	9,327	9,327	12/04/23

Thomas W. Handley	12/01/11	14,100	0	0	12/01/21
	12/05/12	17,400	17,400	0	12/05/22
	12/04/13	14,346	14,347	14,347	12/04/23

Alex N. Blanco	02/20/13	31,066	31,067	31,067	02/20/23
	12/04/13	4,303	4,303	4,304	12/04/23

Stephen M. Taylor	12/01/11	48,000	0	0	12/01/21
	12/05/12	10,867	108,767	0	12/05/22
	12/04/13	8,610	8,610	8,610	12/04/23

(2)
Represents performance-based restricted stock unit (PBRSU) awards which cliff-vest after three years, subject to attainment of performance goals over a three-year performance period, and assuming attainment of target (which also represents maximum) performance, as the performance over the prior three-year period has exceeded threshold. The reported market value is based on the closing market price of the Company's Common Stock on December 31, 2013 of $104.27 per share. The awards are subject to the post-termination and change-in-control provisions generally described at pages 40 through 43 under the heading "Potential Payments Upon Termination or Change-in-Control."

(3)
Represents grant received by Mr. Taylor in 2011 to purchase shares of Nalco common stock that were converted into option to purchase shares of Ecolab common stock in connection with the Nalco merger.

(4)
On December 1, 2011 and December 5, 2012, Mr. Taylor received special stock option grants which vest 100% on the third anniversary of the grant and have a ten-year term.

(5)
Represents grant of stock unit awards in 2011 to Mr. Taylor vesting on February 28, 2014 that was converted from awards to receive shares of Nalco Common Stock in connection with the Nalco merger.

(6)
Represents grant of a restricted stock unit award on December 1, 2011 to Mr. Taylor that will vest on December 1, 2014 subject to continued employment.

(7)
Represents grant of a restricted stock unit award on December 5, 2012 to Mr. Taylor which vests 50% on the third anniversary of the date of grant, and 25% on each of the fourth and fifth anniversaries of the date of grant subject to continued employment.

OPTION EXERCISES AND STOCK VESTED FOR 2013

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Douglas M. Baker, Jr. (PEO)	0	0	41,620	(2)	$4,339,717	(2)
Daniel J. Schmechel (PFO)	0	0	3,760	(2)	$392,055	(2)
Thomas W. Handley	0	0	9,020	(2)	$940,515	(2)
Alex N. Blanco	0	0	0		$0
Stephen M. Taylor	45,610	$3,432,382	12,155	(3)	$930,465	(3)

(1)
Represents the aggregate number of shares and dollar amount realized by the named executive officer upon exercise of one or more stock options during 2013. The dollar amount realized on exercise represents the difference between the fair market value of our Common Stock on the exercise date and the exercise price of the option.

(2)
Represents the performance-based restricted stock unit (PBRSU) shares earned for the 2011 - 2013 performance period that ended on December 31, 2013 because performance targets were met. The value shown as realized is based on the number of shares earned for the 2011-2013 performance period using the per share closing market price of our common stock of $104.27 on December 31, 2013, although shares were not issued until Compensation Committee certification of results on February 26, 2014.

(3)
Represents the vesting of a performance stock unit award granted on February 9, 2010 that, in connection with the Nalco merger, was converted from an award to receive shares of Nalco Common Stock.

PENSION BENEFITS FOR 2013

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Douglas M. Baker, Jr. (PEO)	Pension Plan	24	$701,316	0
	Mirror Pension Plan	24	$9,743,435	0
	Supplemental Executive Retirement Plan	24	$3,149,939	0

Daniel J. Schmechel (PFO)	Pension Plan	18	$506,856	0
	Mirror Pension Plan	18	$844,152	0
	Supplemental Executive Retirement Plan	19.35	$462,628	0

Thomas W. Handley	Pension Plan	10	$126,973	0
	Mirror Pension Plan	10	$297,833	0
	Supplemental Executive Retirement Plan	24.10	$2,320,739	0

Alex N. Blanco(1)	Pension Plan	N/A	$0	0
	Mirror Pension Plan	N/A	$0	0
	Supplemental Executive Retirement Plan	N/A	$0	0

Stephen M. Taylor	U.K. Plan	7.75	$433,222	0
	Mirror Pension Plan	N/A	$0	0
	Supplemental Executive Retirement Plan	N/A	$0	0

(1)
Mr. Blanco became eligible to participate in the Pension Plan and Mirror Pension Plan on January 1, 2014 and began accruing benefits under these plans at such time. However, in 2014 Mr. Blanco will accrue a Pension Plan benefit and a Mirror Pension benefit that takes into account service and compensation earned in 2013. The value of the 2013 accruals are not disclosed in the table as they were not accrued as of December 31, 2013, but are: $7,650, Pension Plan; $5,850, Mirror Pension Plan.

The Company maintains the following non-contributory defined benefit plans for its executives: (i) a U.S. tax-qualified plan (Pension Plan); (ii) a non-qualified excess plan (Mirror Pension); and (iii) a supplemental executive retirement plan (SERP). The Pension Plan benefit shown for Mr. Taylor is in the Nalco Limited 2002 Pension Plan (U.K. Plan), which covers certain U.K. employees of the Company hired prior to October 1, 2002. The U.K. Plan is described in more detail on page 38. Mr. Taylor is not a participant in any of the Company's U.S. tax-qualified or non-qualified, excess or supplemental pension plans.

The preceding table shows the actuarial present value of the accumulated benefit for each executive officer (other than Mr. Taylor) under the Pension Plan, the Mirror Pension and the SERP as of December 31, 2013, using the same assumptions as are used by the Company for financial reporting purposes under generally accepted accounting principles, except that retirement age is assumed to be age 62, the earliest retirement age at which a participant may retire under the plans without any benefit reduction due to age. The current accrued benefit for U.S. executives is allocated between the tax-qualified Pension Plan and the related supplemental non-qualified plans based on the Internal Revenue Code limitations applicable to tax-qualified plans as of December 31, 2013. The present value is determined by using a discount rate of 4.92% for 2013 and assuming that the executive officer (i) terminated employment on December 31, 2013 with vested benefits; and (ii) commenced a retirement benefit at age 62 as a single life annuity or lump sum, if available. Pension annuities were converted to lump sums, where available, using an interest rate of 3.28% and the mortality rates defined in the Mirror Pension and SERP plans as prescribed in Revenue Ruling 2001-62. The present value of the pension single life annuity assumed mortality rates from the 2014 PPA Funding Static Mortality table. Cash balance benefits were valued assuming future interest credits of 3.42% (the discount rate less 1.50%) for periods after December 31, 2013. The cash balance annuity conversion for the SERP offset used the interest rate and mortality assumptions prescribed by the IRS under Internal Revenue Code Section 417(e) for 2013 pension lump sum calculations. The actuarial assumptions used for the U.K. Plan are discussed at page 38.

The Pension Plan is a tax-qualified defined benefit plan covering most U.S. employees of the Company and its U.S. affiliates. It is intended to provide long-service employees a foundation for retirement benefits in the form of regular income. Participants hired prior to January 1, 2003, including Messrs. Baker and Schmechel, earn monthly pension benefits under the following formula ("traditional formula"): 1/12 of the sum of (a) years of credited service times 1% of "final average compensation" plus (b) years of credited service (not exceeding 35) times 0.45% of "final average compensation" minus "covered compensation." "Final average compensation" is the average of the participant's annual compensation for the five consecutive calendar years that produce the highest average, counting the participant's base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS compensation limits for qualified plans. "Covered compensation" is the average Social Security taxable wage base over a 35 year period ending at a participant's Social Security retirement age.

Participants hired after 2002, including Mr. Handley and Mr. Blanco (following his entry into the Pension Plan on January 1, 2014), accrue an account credit at the end of each year equal to a fixed percentage of the participant's compensation for that year plus an interest credit applied to the participant's account balance on the first day of that year ("cash balance formula"). The fixed percentage is either 3% or 5% depending on a participant's date of hire. Mr. Handley's cash balance formula is based on 5% of his compensation, while Mr. Blanco's cash balance formula is based on 3% of his compensation. Compensation used in determining the credits is the participant's base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS limits for qualified plans.

Participants become entitled to a non-forfeitable ("vested") right to their Pension Plan benefit upon completing three years of continuous service with the Company. Normal retirement date is the date on which the participant attains age 65 and has completed at least three years of continuous service. Traditional formula participants who have terminated employment with the Company may begin to receive benefit payments as early as age 55, reducing the benefit by 1/280 for each month by which payment begins before age 62. Unreduced benefits may begin after attaining age 62. The normal form of benefit is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Subject to a spousal consent requirement for married participants, participants may select an actuarially equivalent benefit in one of the following forms: single life only annuity, joint and 75% or 100% survivor annuity (married participants only); life and five-year certain annuity; and life and ten-year certain annuity. If a participant dies after benefit commencement, payments to a beneficiary, if any, are made according to the payment option selected by the participant. If a participant with a vested traditional formula benefit dies before benefit payments commence, the participant's beneficiary is entitled to a death benefit. If the beneficiary is the participant's surviving spouse, the benefit is a life annuity beginning after the participant would have attained age 55. Other beneficiaries receive a five or ten-year annuity benefit.

Cash balance formula participants with at least three years of continuous service may commence benefit payment at any time after termination. The payment will be the actuarial equivalent value of their account balance, determined using the mortality and interest factors prescribed by the IRS. The normal form of benefit for cash balance formula participants is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Optional forms of payment for cash balance formula participants are lump-sum payment, single life annuity, and, for married participants only, joint and 75% or 100% survivor annuity. The beneficiary of a cash balance formula participant who dies before commencing benefits will receive a death benefit actuarially equivalent to the participant's account balance.

The Mirror Pension is a non-qualified plan intended to restore benefits under the tax-qualified Pension Plan for those employees whose benefits are reduced by Internal Revenue Code limits. The Mirror Pension has generally the same terms as the Pension Plan except: (i) compensation is determined without regard to the IRS limits for qualified plans; (ii) vesting is accelerated upon a change-in-control; (iii) benefits may be forfeited for certain serious misconduct; and (iv) the optional forms of benefits available to participants with respect to benefits accrued and vested as of December 31, 2004 ("Grandfathered Mirror Pension Benefits") include a lump sum payment. Benefits accrued or vested after December 31, 2004 are subject to Internal Revenue Code Section 409A ("409A Mirror Pension Benefits") and are not linked to the Pension Plan. The normal form of 409A Mirror Pension Benefits is a 10-year annual installment payout commencing upon the later of attainment of age 55 or separation from service for traditional formula participants or upon separation from service for cash balance formula participants, provided that payment to a "specified employee" (corporate officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-year annual installments, lump sum or an annuity option (single life, life and 5-year certain, life and 10-year certain, and for married participants, joint and 50%, 75% or 100% survivor). Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Pension Benefits before the end of 2008 as permitted under 409A regulations. Any subsequent change in optional form by a participant is subject to the "1-year/5-year rule" which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for 5 years after the date the amounts would otherwise have been paid (the 5-year rule). A participant who elects an annuity option may choose among the various types of annuity forms at any time before benefit commencement. Despite the plan's normal form of benefit or a participant's election of an optional form of benefit, the Company will cash out the participant's Grandfathered Mirror Pension Benefit and/or the participant's 409A Mirror Pension Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

The SERP is a non-qualified supplemental executive retirement plan intended to ensure a pension benefit that replaces a significant portion of the income of certain executives. The maximum SERP benefit equals 2% of final average compensation times years of credited service (up to 30 years), reduced by the benefits payable under the Pension Plan, the Mirror Pension and 50% of the age 65 Primary Social Security benefit. A participant age 65 with 30 years of service would receive benefits from all three defined benefit plans equal to 60% of final average compensation (less 50% of the age 65 Social Security benefit). For certain executives hired by the Company after age 35 and therefore unable to earn the maximum benefit at age 65, the SERP provides an additional "past service benefit." The annual past service benefit equals 1% of the difference between final average compensation and annualized earnings at the time of joining the Company ("first year earnings") multiplied by the difference between the executive's age at date of hire and 35. Material terms of the SERP are similar to those of the Pension Plan except: (i) compensation is determined without regard to the IRS limits for qualified plans; (ii) the SERP benefit vests upon attainment of age 55 and completion of ten years of service or attainment of age 65; (iii) vesting is accelerated upon a change-in-control; (iv) benefits may be forfeited for certain serious misconduct; and (v) participants hired after age 35 are credited with additional "past service credit" equal to one year for each year by which the executive's age at date of hire exceeded 35. In addition, the normal form of benefit with respect to SERP benefits accrued and vested as of December 31, 2004 ("Grandfathered SERP Benefits") is a 15-year certain monthly annuity commencing at age 65 and participants may elect to receive an actuarially equivalent benefit in any of the optional forms of payment available under the Pension Plan or in a lump sum. SERP benefits accrued or vested after December 31, 2004 are subject to Internal Revenue Code Section 409A ("409A SERP Benefits"). The normal form of benefit, election of optional forms of benefit and time of commencement of the 409A SERP Benefits are linked to the Mirror Pension. Despite the normal form of benefit or a participant's optional form of benefit election, the Company will cash out the participant's grandfathered SERP Benefits and/or the participant's 409A SERP Benefits in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

Messrs. Handley and Schmechel were hired by the Company after age 35 and will benefit from the past service benefit and past service credits under the SERP. The SERP benefit in the above table includes past service benefits for Mr. Handley totaling $916,511 for 14.10 years of past service credit and past service benefits for Mr. Schmechel totaling $49,004 for 1.35 years of past service credit.

In 2010, the SERP was amended to eliminate further benefit accruals after December 31, 2020.

Messrs. Baker and Handley are the only named executive officers eligible for early retirement under the Pension Plan, Mirror Pension and SERP as of December 31, 2013. As a cash balance formula participant, Mr. Handley would be eligible to receive his vested benefits under the Pension Plan and Mirror Pension upon separation from service.

The Company does not grant extra years of credited service under the Pension Plan or the Mirror Pension Plan except as approved by its Board of Directors. Prior service credits have been approved by the Board in limited circumstances in connection with a business acquisition or merger, entry into plan participation by employees formerly participating in a union plan while employed with the Company and for employment with the Company before the Pension Plan was adopted in 1972. None of the named executive officers has been granted extra years of service under these plans. The SERP grants extra years of credited service for certain executive officers hired by the Company after age 35. Messrs. Schmechel and Handley have been granted extra years as noted above in the discussion of the SERP.

The actuarial present value of Mr. Taylor's accumulated benefit in the U.K. Plan as of November 30, 2013, is reflected in the Pension Benefits for 2013 table on the line for "Pension Plan". The measurement date of November 30, 2013, and other assumptions used to determine the value of Mr. Taylor's benefit, are consistent with those used by the Company for financial reporting purposes under U.S. generally accepted accounting principles. The value of Mr. Taylor's current accrued benefit was determined based on a 4.5% discount rate. Different portions of the U.K. pensions are indexed according to various inflation measures (CPI or RPI), which in addition in some instances are subject to caps. The resulting inflation measures are assumed to range from 1.75% to 3.5%, with the underlying inflation being assumed as 3.5% for RPI and 2.5% for CPI.

The U.K. Plan provides benefits described in the Trust Deed and Rules dated July 4, 2002 as amended on August 25, 2009 and subsequently amended at December 22, 2009 and November 8, 2012, and supplemented by the provisions of the predecessor plans. The U.K. Plan provides a 5-year certain-and-life annuity benefit at normal retirement equal to one-sixtieth (1/60) of final pensionable pay multiplied by years of pensionable service. Final pensionable pay is defined as the average of the last three pensionable pay figures at the date of retirement or earlier exit. Pensionable pay is basic salary on each April 1. Effective January 1, 2010, the U.K. Plan was amended to limit increases in pensionable earnings to no more than 2% per year.

Participants in the U.K. Plan may exchange part of their pension for a tax-free lump sum at retirement. The rate of exchange is determined by the Trustees based on actuarial advice. The normal retirement age is 65, but members may draw their pension early. Active and deferred members require consent from the Company to retire early. Once in payment, pensions increase each April 1, in line with the provisions of the Trust Deed and Rules and in accordance with statutory provisions. Partner's and children's pensions may become payable on the event of the death of a member of the Plan.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2013

Name	Executive Contributions in Last FY(1,2) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Douglas M. Baker, Jr. (PEO)	$167,930	$134,344	$238,053	0	$3,133,363
Daniel J. Schmechel (PFO)	$35,550	$28,440	$127,782	0	$645,002
Thomas W. Handley	$57,515	$46,012	$(31,469)	0	$1,636,929
Alex N. Blanco	$70,512	$34,884	$1,156	0	$28,456
Stephen M. Taylor(4)	—	—	—	—	—

(1)
Contributions credited in 2013 include deferrals and match on base salary earned in 2013 and annual cash incentive earned in respect of 2013.

(2)
Amounts reported for executive contributions and included in the aggregate balance at year-end include the following amounts which were reported as salary in 2013 in the Summary Compensation Table at page 31 and which were deferred by each named executive officers: Mr. Baker, $41,200; Mr. Schmechel, $9,750; Mr. Handley, $16,250; and Mr. Blanco, $15,600. Amounts reported for executive contributions include the following amounts reported as annual incentive bonus in the 2013 Summary Compensation Table at page 31 and which were deferred by each of the following named executive officers: Mr. Baker, $126,730; Mr. Schmechel, $25,800; Mr. Handley, $41,265 and Mr. Blanco, $54,912.

(3)
Amounts reported in the aggregate balance at last fiscal year end include the following amounts which were reported as compensation to the named executive officer in the Summary Compensation Table in 2006 - 2012: Mr. Baker, $1,617,930; Mr. Schmechel, $40,965; and Mr. Handley, $593,335. It also includes the following amounts which were reported on the 2012 Summary Compensation Table as annual incentive bonus earned in 2012 and paid in 2013 which were deferred by each named executive officer and matching contributions on those amounts: Mr. Baker, $175,500; Mr. Schmechel, $27,990; and Mr. Handley, $50,760. Amounts reported in the aggregate balance at last fiscal year end do not include deferrals or match on 2013 annual incentive bonus reported in the table above that are reported in the 2013 Summary Compensation Table at page 31 as these amounts are not credited to the executive's accounts until 2014.

(4)
Mr. Taylor did not participate in any non-qualified deferred compensation arrangements during 2013.

The Mirror Savings Plan is a non-qualified mirror 401(k) deferred compensation excess plan which enables executives to obtain the benefits of a tax-deferred savings and investment program without regard to limits on compensation and benefits imposed by the Internal Revenue Code on the Company's tax-qualified deferred compensation plans. The plan is unfunded and does not protect the executive from insolvency of the Company. Effective January 1, 2013, we made changes to the Company's U.S.

qualified and non-qualified retirement plans to provide for a unified platform of retirement benefits for eligible employees of the Company. We believe that these changes will facilitate talent mobility and provide a competitive benefit within financial parameters. In that regard, the Mirror Savings Plan was amended as of January 1, 2013, to provide an enhanced matching contribution for individuals who became participants in the Pension Plan after January 1, 2007, including Mr. Blanco.

Participants may defer up to 25% of base salary and up to 100% of annual cash incentive compensation for a calendar year. The Company credits a matching contribution for each of the named executive officers participating in the plan. Participants who are entitled to a final average pay benefit or 5% cash balance benefit in the Pension Plan, including Messrs. Baker, Schmechel and Handley, receive a matching contribution credit equal to (i) 100% of the amount of the executive's deferrals that do not exceed 3% of covered compensation plus (ii) 50% of the executive's deferrals that exceed 3% but do not exceed 5% of the executive's covered compensation. Participants in the Pension Plan who are eligible to accrue a 3% cash balance benefit in the Pension Plan, such as Mr. Blanco, receive a matching contribution credit equal to (i) 100% of the amount of the executive's deferrals that do not exceed 4% of covered compensation plus (ii) 50% of the executive's deferrals that exceed 4% but do not exceed 8% of the executive's covered compensation. An account is maintained on the Company's books in the name of each participating executive. The account is credited with phantom earnings at the same rate as earnings on externally managed investment funds available to participants in the Company's tax-qualified deferred compensation plans. An executive is allowed to elect the investment fund or funds that will apply and may change the election at any time; provided that (i) an executive officer is not permitted to elect the Company stock fund, and (ii) effective January 1, 2006, the Company discontinued making its matching contributions to the Company stock fund. The earnings rate applicable to each such investment fund for 2013 is as set forth in the following table:

Fund Name	2013 Earnings Rate

Managed Income Portfolio II	1.33%
Fidelity Money Market Trust Retirement Money Market Portfolio	0.01%
Spartan U.S. Bond Index Fund — Advantage Class	-2.24%
PIMCO Total Return Fund — Institutional Class	-1.92%
SSgA Target Retirement Income Securities Lending Series Fund — Class II	5.11%
SSgA Target Retirement 2010 Securities Lending Series Fund — Class II	5.60%
SSgA Target Retirement 2015 Securities Lending Series Fund — Class II	8.84%
SSgA Target Retirement 2020 Securities Lending Series Fund — Class II	13.23%
SSgA Target Retirement 2025 Securities Lending Series Fund — Class II	16.00%
SSgA Target Retirement 2030 Securities Lending Series Fund — Class II	18.19%
SSgA Target Retirement 2035 Securities Lending Series Fund — Class II	19.77%
SSgA Target Retirement 2040 Securities Lending Series Fund — Class II	21.33%
SSgA Target Retirement 2045 Securities Lending Series Fund — Class II	21.45%
SSgA Target Retirement 2050 Securities Lending Series Fund — Class II	21.44%
Janus Triton Fund — Class I	36.52%
Spartan® 500 Index Fund — Institutional Class	32.35%
Harbor Capital Appreciation Fund — Institutional Class	37.66%
Dodge & Cox Stock Fund	40.55%
Spartan Extended Market Index Fund — Advantage Class	38.23%
CRM Small/Mid Cap Value — Institutional Class	33.87%
Dodge & Cox International Stock Fund	26.31%
Vanguard FTSE All-World Ex U.S. Index — Admiral Shares	14.49%
Ecolab Stock Fund	45.73%

Participants are always 100% vested in their deferred compensation account and are entitled to receive a distribution in cash upon termination, death or disability. The normal form of distribution with respect to the portion of the account attributable to contributions made before 2005 ("Grandfathered Mirror Savings Benefit") is a single lump sum, but an executive may elect to receive such portion of the account in the form of annual installments over a period not to exceed ten years. The portion of the executive's account attributable to contributions made after 2004 is subject to Internal Revenue Code Section 409A ("409A Mirror Savings Benefit"). The normal form of 409A Mirror Savings Benefit is a 10-Year Annual Installment payout commencing upon separation from service, provided that payment to a "specified employee" (corporate officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-year annual installments or lump sum. Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Savings Benefit before the end of 2008 as permitted under 409A regulations and new participants may make such an election at the time of initial enrollment. Any subsequent change in optional form by a participant is subject to the "1-year/5-year rule" which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for 5 years after it would otherwise be paid (the 5-year rule). Despite the plan's normal form of benefit or a participant's election of an optional form of benefit, the Company will cash out the participant's Grandfathered Mirror Savings Benefit and/or the participant's 409A Mirror Savings Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000. Deferrals may be withdrawn during employment only upon an unforeseeable emergency and are limited to the amount needed to satisfy such emergency. Company matching amounts are not available for such in-service withdrawal and are subject to forfeiture for certain serious misconduct.

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL

The Company maintains certain plans, policies and practices covering named executive officers that will require it to provide incremental compensation upon certain types of terminations, including termination due to a change-in-control of the Company.

Overview — The following discussion describes additional amounts that the Company would pay or provide to a named executive officer or his or her beneficiaries as a result of termination of employment in each of the following situations: voluntary resignation, discharge for cause, discharge without cause, resignation due to constructive discharge, death or disability and change-in-control of the Company. For purposes of this discussion, estimated benefits are calculated as if the termination occurred on December 31, 2013 and the value of a share of the Company's stock on that day was $104.27, the closing price on December 31, 2013, the last trading day of 2013.

As permitted by SEC rules, the following discussion and amounts do not include the payments and benefits that are not enhanced by the termination of employment or change-in-control. These payments and benefits are referred to hereafter in this discussion as "vested benefits" and include:

•
benefits accrued under the Company's Pension Plan, U.K. Plan, tax-qualified deferred compensation 401(k) and profit-sharing plan, in which all eligible employees participate;

•
benefits provided under a retiree health, and except as specified, a death benefits program, in which all eligible employees participate;

•
accrued vacation pay, health and life insurance plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company's salaried employees generally;

•
payment of earned annual cash incentive payable if employed through the end of the year described at page 26;

•
benefits accrued under the Company's non-qualified mirror 401(k) deferred compensation plan, described in connection with the Non-Qualified Deferred Compensation table at page 38;

•
benefits accrued that have become vested under the Company's non-qualified Mirror Pension and Supplemental Executive Retirement Plan ("SERP") described in connection with the Pension Benefits table at page 36;

•
stock options that have vested and become exercisable as described at page 28;

•
performance-based restricted stock unit ("PBRSU") awards that have vested upon completion of the relevant service period and whose payout are subject to the attainment of the relevant performance goals as described at page 28; and

•
shares of restricted stock or restricted stock units that have vested as described at page 28.

Voluntary Resignation — The Company is not obligated to pay any amounts in addition to the named executive officer's vested benefits in the event of a voluntary termination of employment, unless the executive's age and years of service qualify for special provisions applicable for retirement under the plans described below.

•
Annual Cash Incentive — If termination is after age 55 and completion of at least three years of service, the executive would receive payment of a portion of the annual cash incentive under the Company's annual cash incentive program (Management Performance Incentive Plan or "MPIP" and Management Incentive Plan or "MIP") which is described in the Compensation Discussion and Analysis beginning at page 26 and as part of the table entitled "Grants of Plan — Based Awards in 2013" at page 33 earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to such an eligible executive officer for termination on December 31, 2013 would be the full amount of the actual annual cash incentive earned as reported as Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 31.

•
Retiree Life Insurance — Certain elected corporate officers who terminate employment at or after (i) attaining age 55 and completing at least ten years of service or (ii) attaining age 65 are covered by an executive life insurance policy. Under the program, the beneficiary of the retired executive is entitled to a death benefit equal to the lesser of (i) 200% of the executive's average compensation for the five consecutive years of employment preceding retirement which yields the highest average compensation, or (ii) $750,000. Mr. Blanco and Mr. Taylor are not eligible for this benefit. Pursuant to the terms of a separate death benefit agreement described on page 41, if Mr. Taylor completes ten or more years of service after attaining age 45, his beneficiary would be entitled to a retiree death benefit of 150% of his annual base salary in effect on his termination date. Mr. Taylor had not met the conditions for the retiree death benefit as of December 31, 2013.

•
Options — If termination is after (i) age 55 and (ii) completion of at least five years of service, the executive would be entitled to accelerated vesting for options held at least six months and an extended, post-retirement exercise period of five years (or the remaining term of the options, if shorter).

•
PBRSUs — If termination is after (i) age 55 and (ii) completion of at least five years of service, service-vesting conditions with respect to PBRSU awards held at least six months will be deemed satisfied, but vesting remains subject to the attainment of performance goals.

Messrs. Baker and Handley are the only named executive officers who would have been entitled to some or all of such special retirement provisions as of December 31, 2013 as follows:

Mr. Baker's retirement benefits would include: $2,534,600 annual cash incentive; $750,000 retiree life insurance coverage; 194,568 accelerated option shares at $7,389,233 value; and 89,170 PBRSUs at $9,297,756 value.

Mr. Handley's retirement benefits would include: $825,300 annual cash incentive; $750,000 retiree life insurance coverage; 48,900 accelerated option shares at $1,825,322 value; and 21,630 PBRSUs at $2,255,360 value.

Discharge for Cause — The Company is not obligated to pay any amounts in addition to the named executive officer's vested benefits in the event of a termination of employment for cause. The executive's right to exercise vested options expires and unvested PBRSU and restricted stock unit awards are forfeited upon discharge for cause. Cause under the Company's stock incentive plans includes (a) deliberate injury or attempted injury related to the Company or any subsidiary, including dishonesty, fraud, misrepresentation, or embezzlement; (b) any unlawful or criminal activity of a serious nature; (c) any intentional and deliberate material breach of duty; or (d) material breach of any confidentiality or non-compete agreement.

An elected corporate officer with qualifying age and years of service would receive coverage under the retiree life insurance program described in the above section entitled "Voluntary Resignation." However, under Mr. Taylor's separate death benefit agreement described on page 41, his death benefit is forfeited if he is terminated for cause or violates the terms of any agreement between him and certain of Ecolab's subsidiaries.

Death or Disability — In the event of a termination as a result of death or disability, the named executive officer or his or her beneficiaries would be entitled to the following benefits in addition to his or her vested benefits.

•
Executive Long-Term Disability Benefits — Certain executives who become "disabled" will, following a 180-day elimination period, receive payments from the Company equal to 60% of his or her base salary and annual cash incentive, reduced by the benefit paid under the Company's insured long-term disability plan available to all full time employees (which is limited to $15,000 per month). Total disability benefits are limited to $35,000 per month. An executive is "disabled" during the first 18 months if he or she cannot earn at least 80% of his or her pre-disability compensation at his or her own occupation. After 18 months, the executive is "disabled" if he or she cannot earn at least 80% of his or her pre-disability compensation at any occupation for which he or she is qualified by training, education or experience. Benefits may continue until the executive reaches Social Security Normal Retirement Age, subject to certain minimum lengths of payment. Benefits are limited to 24 months if disability is a result of mental illness that results from any cause, any condition that may result from mental illness, alcoholism which is under treatment, or the non-medical use of narcotics, sedatives, stimulants, hallucinogens or any other such substance. Mr. Taylor and Mr. Blanco are not eligible for this long-term disability benefit.

•
Executive Life Insurance — If an executive covered by executive life insurance dies, his beneficiary will receive an insured basic executive death benefit equal to three times the executive's annual compensation for the year preceding the death, subject to a maximum benefit of $9,000,000. The death benefit which would have been payable to the beneficiaries of each of the named executive officers for a death as of December 31, 2013 would be as follows: Mr. Baker, $8,850,000; Mr. Schmechel, $1,803,501; and Mr. Handley, $3,144,000. If an executive's death is accidental, the beneficiary would receive an additional accidental death benefit amount equal to the executive death benefit, subject to a maximum of $6,000,000. If an executive's death occurs during travel on Company business, the benefit would be increased by three times the executive's annual compensation for the year preceding the death, subject to a maximum business travel benefit of $6,000,000. Mr. Taylor is not eligible for the Company's executive life insurance program and instead would receive death benefits under a separate death benefit agreement dated December 2, 2007 which provides a death benefit equal to two times his base salary in effect on the date of his death. This separate agreement benefiting Mr. Taylor is filed as Exhibit 10.23 to the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The death benefit that would have been payable to Mr. Taylor's beneficiary under this agreement as of December 31, 2013 is $1,000,218. Additionally, Mr. Taylor would be eligible for a life insurance benefit of $272,235 under a local life insurance plan for salaried employees. Mr. Blanco is not eligible for the Company's executive life insurance program, and would instead be eligible for life insurance under the Company's plan for U.S. salaried employees of $900,000, and business travel accident insurance under the Company's plan for U.S. salaried employees.

•
Annual Cash Incentive — Payment of the annual cash incentive under the Company's annual cash incentive program (Management Performance Incentive Plan or "MPIP" and Management Incentive Plan or "MIP"), which is described in the Compensation Discussion and Analysis beginning at page 26 and as part of the table entitled "Grants of Plan-Based Awards For 2013" at page 33, earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to each of the named executive officers for termination due to death or disability on December 31, 2013 would be the full amount of the actual annual cash incentive earned as reported as Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 31.

•
Options — If employment terminates as a result of death or disability, the vesting of options is accelerated and the post-death/disability exercise period is extended to five years (or the remaining term of the options, if shorter). Accelerated vesting for each of the named executive officers would be as follows: Mr. Baker, 345,218 option shares at $7,540,636 value; Mr. Schmechel, 48,314 option shares at $775,513 value; Mr. Handley, 91,940 option shares at $1,868,577 value; Mr. Blanco, 106,110 option shares at $2,709,717 value; and Mr. Taylor, 193,464 option shares at $6,277,980 value.

•
PBRSUs — If employment terminates as a result of death or disability, service-based vesting conditions on PBRSUs will be deemed satisfied but vesting remains subject to attainment of performance goals. Accelerated vesting for each of the named executive officers would be as follows, assuming full attainment of performance goals, payment after the end of the performance period and a stock price of $104.27, the closing price on December 31, 2013: Mr. Baker, 122,314 units at

$12,753,681 value; Mr. Schmechel, 14,875 units at $1,551,016 value; Mr. Handley, 31,100 units at $3,242,797 value; Mr. Blanco, 2,841 units at $296,231 value; and Mr. Taylor, 19,772 units at $2,061,626 value.

•
Restricted Stock Unit Awards — If employment terminates as a result of death or disability, the vesting of restricted stock unit awards is accelerated. In the case of Mr. Taylor, accelerated vesting of restricted stock unit awards would be as follows: 9,226 units at $961,995 value, granted pursuant to the Second Amended and Restated Nalco Holding Company 2004 Stock Incentive Plan; and 30,760 units at $3,207,345 value, pursuant to the special retention grant and regular grants under the Ecolab Inc. 2010 Stock Incentive Plan. In the case of Mr. Blanco, accelerated vesting of restricted stock unit awards would be as follows: 10,940 units at $1,140,714, pursuant to the special grant under the Ecolab Inc. 2010 Stock Incentive Plan.

Discharge Not for Cause; Resignation Due to Constructive Discharge — The Company negotiates severance arrangements on a case-by-case basis if an executive's employment is terminated involuntarily without cause or if the executive resigns as a result of a constructive discharge. Any such negotiated settlement would require the named executive officer to sign a general release and waiver of claims against the Company and would typically require compliance with confidentiality and non-compete restrictions. Payment of such severance will generally be made in equal installments over regular payroll periods. For purposes of this disclosure, such a negotiated severance is estimated to include payment of up to two years base salary and target annual cash incentive for each of the named executive officers listed, as follows: Mr. Baker, $5,071,300; Mr. Schmechel, $1,530,000; Mr. Handley, $2,146,000; Mr. Blanco, $1,395,000; and Mr. Taylor, $1,750,381.

At the discretion of the Compensation Committee, the vesting of options may be accelerated or extended and the exercise period extended. However, no option may remain exercisable or continue to vest for more than two years beyond the date such option would have terminated if not for the Compensation Committee's action, or beyond its expiration date, whichever first occurs. In addition, the Compensation Committee may, at its discretion, accelerate the vesting of PBRSU and restricted stock unit awards. The PBRSU awards further provide that vesting of the service-based vesting conditions will be accelerated on a pro-rated basis in the event an executive's employment is terminated without cause, with payment of the pro-rated award subject to satisfaction of applicable performance criteria. Accelerated vesting for certain named executive officers would be as follows: Mr. Baker, 45,090 units at $4,701,534 value; Mr. Schmechel, 4,137 units at $431,365 value; Mr. Handley, 10,590 units at $1,104,219 value; and Mr. Taylor, 7,000 units at $729,890 value.

At the time of the merger, the Company converted Mr. Taylor's outstanding Nalco restricted stock unit awards into restricted stock unit awards based on Ecolab common stock. The resulting restricted stock units vest based on Mr. Taylor's continued employment through the end of the performance periods in the original grants. Mr. Taylor became vested in 12,155 units on February 28, 2013, and will become vested in 9,490 units on February 28, 2014. In the event Mr. Taylor is involuntarily terminated without "Cause" as described in resolutions adopted by the Nalco Compensation Committee prior to the merger, a portion of any unvested awards will become vested. The portion of the restricted stock units that will become vested is the fraction which is the number of months from the date of grant through the termination date over the total vesting period under the grant. Based on an involuntary or constructive discharge date of December 31, 2013, vesting would accelerate on 9,226 restricted stock units held by Mr. Taylor which were converted from Nalco restricted stock units at $961,995 value.

In addition, if an executive's position, age and years of service qualify at time of termination, the executive would receive benefits under the same special provisions applicable for retirement as are described in the section entitled voluntary resignation above. As noted in that section, Messrs. Baker and Handley are the only named executive officers who would have been entitled to such special retirement provisions as of December 31, 2013.

Change-in-Control — The Company maintains a Change-in-Control Severance Compensation Policy (the "Policy") which applies to elected officers (other than assistant officers) of the Company, including each named executive officer listed in the Summary Compensation Table at page 31. The Policy excludes an officer that may otherwise be eligible for coverage but is covered by separate change-in-control or similar agreements with the Company or a subsidiary. The Board of Directors may terminate the Policy after two years' advance notice, except that the Policy may not be terminated within two years after a change-in-control has occurred.

The Policy entitles an officer to a severance payment if, within two years following a change-in-control, the officer's employment with the Company is terminated without Just Cause (as defined in the Policy) or the officer voluntarily terminates employment for Good Reason (as defined in the Policy). The severance payment is paid in a lump sum equal to the sum of (i) two times the sum of the officer's base salary plus target annual cash incentive; plus (ii) a pro-rated portion of the target annual cash incentive for the year of termination. The officer also is entitled to payment of reasonable outplacement service fees up to 20% of base salary, and continuation, for up to 18 months, of medical and dental health coverage at the cost the officer paid prior to termination of employment. The Policy does not provide a gross-up for the 280G excise tax. However, the Policy does provide for a reduction of payments if the Policy results in higher after-tax income to the participant due to 280G excise tax. As a condition of the payment of such benefits, the officer must release the Company from employment-related claims.

The Company's non-qualified Mirror Pension and Supplemental Executive Retirement Plan discussed under the section entitled Pension Benefits For 2013 at page 37 provide that the interests of participants shall vest and become non-forfeitable upon a change-in-control of the Company. Messrs. Baker, Schmechel, and Handley each participate in the Mirror Pension Plan, and Messrs. Baker, Schmechel and Handley each participate in the Supplemental Executive Retirement Plan; Mr. Taylor does not participate in either of these plans. Mr. Blanco began participating in the Mirror Pension Plan on January 1, 2014, and did not have an accrued benefit in that Plan on December 31, 2013.

Upon a change-in-control, if any outstanding option, PBRSU award or restricted stock unit award is continued, assumed or replaced by the Company or the surviving or successor entity in connection with the change-in-control, and if within two years after the change-in-control an executive's employment or other service is terminated without Cause or is terminated by the executive for Good Reason, then (i) each of the executive's outstanding options will become exercisable in full and remain exercisable for the remaining term of the option, (ii) each of the holder's unvested restricted stock unit awards and PBRSU awards will fully vest, and (iii) any performance goals applicable to the holder's PBRSU awards will be deemed to have been satisfied to the target level of performance. If any outstanding option, PBRSU award or restricted stock unit award is not continued, assumed or replaced in connection with the change-in-control, then the same consequences as specified in clauses (i) through (iii) of the previous sentence will occur in connection with a change-in-control unless and to the extent the Compensation Committee elects to terminate such options or awards in exchange for a payment with respect to each option or award in an amount equal to the excess, if any, between the fair market value of the shares subject to the option or award immediately prior to the effective date of such change-in-control (which may be the fair market value of the consideration to be received in the change-in-control transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such option or award (or, if there is not excess, such option or award may be terminated without payment).

For purposes of the Policy and stock incentive plans, the term "change-in-control" means the occurrence of any of the events set forth in the paragraph immediately below.

A change-in-control of the Company occurs if:

•
a person or group acquires 25% or more of the Company's outstanding voting power;

•
during any 24 consecutive month period, individuals who constitute the Board on the first day of the period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election relating to the election of directors) whose election or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the first day of such period (or whose election or nomination were previously so approved) shall cease for any reason to constitute at least a majority of the Board of Directors; the Company engages in a merger or consolidation, other than a merger or consolidation in which the Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity; and

•
the consummation of a plan of complete liquidation or the Company sells all or substantially all of the Company's assets, other than to an entity with more than 50% of its voting power owned by the Company's stockholders in substantially the same proportion as their ownership of the Company immediately prior to the sale.

Mr. Taylor became covered under the Policy on August 1, 2013, when his existing individual agreements expired. Mr. Taylor's grants under the Ecolab Stock Plan would become vested according to the terms of that Plan.

The table below summarizes the maximum additional payments the Company would be obligated to make if a qualifying termination due to a change-in-control occurred on December 31, 2013.

	Severance Payments					Equity Awards
						(B) Accelerated Portion of Stock Options		(C) Accelerated Portion of PBRSU & RSU Awards
		Accelerated Portion of Pension(1)		Health Insurance Premiums	(A) Total Severance Payments					Total Potential Value(5)
	Cash Lump Sum		Outplacement Service Fees
Name						Number(2)	Value(3)	Number	Value(4)

Douglas M. Baker, Jr.	$5,071,400	0	$215,800	$27,421	$5,314,621	345,218	$7,540,636	122,314	$12,753,681	$25,608,938
Daniel J. Schmechel	$1,530,000	$462,628	$ 90,000	$17,578	$2,100,206	48,314	$ 775,513	14,875	$ 1,551,016	$ 4,426,735
Thomas W. Handley	$2,146,000	0	$116,000	$26,655	$2,288,655	91,940	$1,868,577	31,100	$ 3,242,797	$ 7,400,029
Alex N. Blanco(6)	$1,395,000	0	$ 90,000	$27,421	$1,512,421	106,110	$2,709,717	13,781	$ 1,436,945	$ 5,659,083
Stephen M. Taylor(7)	$1,750,418	0	$100,022	$15,598	$1,866,038	193,464	$6,277,980	59,758	$ 6,230,966	$14,374,984

(1)
Represents that portion of the actuarial present value of accumulated pension benefits reported in the Pension Benefits For 2013 table at page 36 which would become payable upon a change-in-control as a result of acceleration of vesting.

(2)
Total number of unvested options as of December 31, 2013.

(3)
Represents the difference between the closing price of our Common Stock as of December 31, 2013 ($104.27) and the exercise price of each option that would be accelerated. All options may be exercised at any time during the three months (or five years if retirement eligible) after employment after the change-in-control, but not beyond the original ten-year term of the option.

(4)
Represents the value of PBRSU and restricted stock unit awards as of December 31, 2013 ($104.27) that would be accelerated.

(5)
Represents the sum of amounts in Column (A) Total Severance Payouts, (B) Accelerated Portion of Stock Options and (C) Accelerated Portion of PBRSU and restricted stock unit awards.

(6)
Mr. Blanco's accelerated portion of PBRSU and restricted stock unit awards represents 2,841 unvested PBRSUs with a value of $296,231 and 10,940 restricted stock units with a value of $1,140,714.

(7)
Mr. Taylor's Accelerated Portion of PBRSU and restricted stock unit awards represents 19,772 unvested PBRSUs with a value of $2,061,626 and 39,986 restricted stock units (including 9,226 units converted from Nalco to Ecolab restricted stock units at the merger) with a value of $4,169,340.

 EQUITY COMPENSATION PLAN INFORMATION

The following table presents, as of December 31, 2013, compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	15,858,222(1)	$55.66(1)	20,269,664
Equity compensation plans not approved by security holders	616,633(2)	$55.64(2)	0

Total	16,474,855	$55.66	20,269,664

(1)
Includes 218,747 Common Stock equivalents representing deferred compensation stock units earned by non-employee directors under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan, 334,355 Common Stock equivalents representing stock unit awards assumed by us in connection with the Nalco merger effective December 1, 2011, 1,548,972 Common Stock equivalents under our 2005 and 2010 Stock Incentive Plans representing performance-based restricted stock units payable to employees, and 251,535 Common Stock equivalents under our 2010 Stock Incentive Plan representing restricted stock units payable to employees. All of the Common Stock equivalents described in this footnote (1) are not included in the calculation of weighted average exercise price of outstanding options, warrants and rights in column (b) of this table. The reported amount additionally includes 119,200 shares of Common Stock subject to stock options assumed by us in connection with the Nalco merger. Such options, which have a weighted-average exercise price of $26.92, are included in the calculation of weighted average exercise price of outstanding options, warrants and rights in column (b) of this table.

(2)
The reported amount represents shares of our Common Stock which were formerly reserved for future issuance under the Amended and Restated Nalco Holding Company 2004 Stock Incentive Plan (the "rollover shares") and granted to legacy Nalco associates on December 1, 2011, February 22, 2012 and May 2, 2012 under the Ecolab Inc. 2010 Stock Incentive Plan in the form of stock options (421,643 shares), performance-based restricted stock units (88,751 units) and restricted stock units (106,239 units). These rollover shares are deemed exempt from shareholder approval under Rule 303A.08 of the New York Stock Exchange in accordance with our notice to the New York Stock Exchange dated December 16, 2011. The Nalco plan was amended to prohibit future grants. The performance-based restricted stock units and restricted stock units described in this footnote (2) are not included in the calculation of weighted average exercise price of outstanding options, warrants and rights in column (b) of this table.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written Charter and the functions of the Committee are described under the heading "Board Committees — Audit Committee" at page 8 hereof. The Audit Committee's Charter recognizes that (i) it is the responsibility of management to prepare the Company's financial statements in accordance with Accounting Principles Generally Accepted in the United States of America and to maintain an effective system of financial control; and (ii) it is the responsibility of the independent auditors to plan and conduct the annual audit and express their opinion on the consolidated financial statements in accordance with professional standards. As recognized in the Charter, the Committee's responsibilities include overseeing the work of the participants in the financial reporting and control process.

In this context, the Audit Committee has (i) reviewed and discussed the audited consolidated financial statements of the Company as of December 31, 2013 and for the year then ended (the "Financial Statements") with management which has represented that the Financial Statements were prepared in accordance with Accounting Principles Generally Accepted in the United States of America, (ii) discussed the Financial Statements with PricewaterhouseCoopers LLP (our independent registered public accounting firm), including the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, "Communications with Audit Committees," and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence. The Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services as described below under the heading "Audit Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Dated: February 28, 2014	Carl M. Casale	Robert L. Lumpkins
	Stephen I. Chazen	Victoria J. Reich
	Joel W. Johnson	Mary M. VanDeWeghe

AUDIT FEES

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP ("PwC") for the years ended December 31, 2013 and 2012.

Fee Category	2013	2012

Audit Fees(1)	$14,655,000	$12,064,000
Audit-related Fees(2)	$110,000	$130,000
Tax Fees(3)	$2,850,000	$1,903,000
All Other Fees(4)	0	0

(1)
Fees and expenses paid to PwC for: (i) annual audit (annual audit and quarterly reviews of the consolidated financial statements required to be performed in accordance with generally accepted auditing standards); (ii) 404 attestation services (attestation services relating to the report on the Company's internal controls as specified in Section 404 of Sarbanes-Oxley Act); (iii) statutory audits (statutory audits or financial audits for subsidiaries or affiliates required to be performed in accordance with local regulations); (iv) regulatory financial filings (services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents) and assistance in responding to SEC comment letters); (v) incremental audit procedures related to acquisitions or other transactions; and (vi) consultations on accounting and disclosure matters (consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting bodies). The increase in Audit Fees in 2013 resulted primarily from the Champion transaction and audit procedures related to the acquisition.

(2)
Fees and expenses paid to PwC for: (i) agreed-upon procedures (agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory matters); (ii) attest services; and (iii) employee benefit plan audits (financial statement audits of pension and other employee benefit plans).

(3)
Fees and expenses paid to PwC for: (i) U.S. federal, state and local tax compliance, $215,000 (preparation and/or review of tax returns including sales and use tax, excise tax, income tax and property tax, as well as consultation regarding applicable handling of items for tax returns, required disclosures, elections and filing positions available to the Company); (ii) U.S. federal, state and local tax advice, $200,000 (assistance with tax audits, technical interpretations, applicable laws and regulations, tax advice on mergers, acquisitions and restructurings); (iii) international non-U.S. tax compliance, $1,695,000 (preparation and review of income, local, VAT, and GST tax returns or other tax filings, required disclosures, elections and filing positions available to the Company); (iv) international non-U.S. tax advice, $65,000 (assistance with tax examinations (but not legal or other representation in tax courts or agencies), advice on various matters including foreign tax credit, foreign income tax, tax accounting, foreign earnings and profits, U.S. treatment of foreign subsidiary income, VAT, GST, excise tax or equivalent taxes in the jurisdiction, and tax advice on restructurings, mergers, and acquisitions); and (v) transfer pricing, $675,000 (advice and assistance with respect to transfer pricing matters, including preparation of reports used by the Company to comply with taxing authority documentation requirements regarding royalties and inter-company pricing and assistance with tax exemptions). The increase in Tax Fees in 2013 resulted primarily from additional U.S. and international tax compliance and transfer pricing documentation services following the Nalco and Champion transactions.

(4)
This category includes all fees paid to PwC that must be disclosed and are appropriately not included in the Audit, Audit-Related and Tax categories.

All of the professional services provided by PwC in 2013 and 2012 were approved or pre-approved in accordance with policies of the Audit Committee and the Company. The Audit Committee has pre-approved projects for certain permissible non-audit services. Under the policy, requests for pre-approvals of permissible non-audit services must be accompanied by detailed documentation regarding specific services to be provided. The policy specifies that:

•
annual pre-approval of the audit engagement (including internal control attestation) is required;

•
the independent auditor may not provide prohibited services;

•
annual pre-approval is provided for employee benefit plan audits and special audits, as well as other attestation services;

•
management and the independent auditors report to the Committee on all non-audit service projects and related fees;

•
all services and fees are reviewed annually; and

•
the Committee Chair has been delegated authority to approve specific permissible non-audit service projects and fees to ensure timely handling of unexpected matters.

Examples of permissible non-audit services under the policy include: (i) merger/acquisition due diligence services; (ii) attest services; (iii) tax compliance, filings and returns; and (iv) tax planning services, provided that such services are limited to projects having "known or accepted" outcomes.

 PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2014 and to perform other appropriate services. Representatives of PwC are expected to be present at our Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PwC has provided professional services to the Company in 2013, the aggregate fees and expenses of which are reported at page 45.

Board of Directors' Recommendation — The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2014. Under the laws of the State of Delaware, stockholder ratification of the appointment of our independent registered public accounting firm is not required. However, the Board deems it advisable to submit the appointment of PwC for stockholder consideration and ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider the matter, but will not be required to change its decision to appoint PwC as independent registered public accounting firm. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 3: RE-APPROVE THE
ECOLAB INC. MANAGEMENT PERFORMANCE INCENTIVE PLAN, AS AMENDED

Introduction — The Company is submitting the Ecolab Inc. Management Performance Incentive Plan, as amended (the "Performance Plan"), for re-approval at the Annual Meeting. The Performance Plan, pursuant to which annual cash incentive awards may be made to the Company's executive officers, is intended to assist the Company in attracting and retaining key executives by focusing such executives on pre-established, objective performance goals and by providing them the opportunity to earn financial rewards based on the achievement of such goals. The Company has maintained the Performance Plan and similar, stockholder-approved, performance-based bonus plans continuously since 1994.

Because five years have passed since our stockholders last approved the material terms of the Performance Plan, Section 162(m) of the Internal Revenue Code ("Section 162(m)") requires us to obtain stockholder re-approval of the material terms of our Performance Plan, including the performance criteria on which performance goals are based, in order to preserve our ability to deduct, for federal income tax purposes, performance-based incentive compensation paid to certain of our executive officers. In connection with this re-approval, we are also proposing a limited number of changes to the Performance Plan.

Section 162(m) generally prohibits a publicly traded company from deducting compensation in excess of $1,000,000 per year paid to certain senior executives unless the compensation qualifies as "performance-based." In order for compensation to qualify as performance-based for Section 162(m) purposes, it must, among other things, be payable solely on account of the attainment of one or more objective performance goals that are based on performance criteria that have been disclosed to and approved by the Company's stockholders within the past five years. As the Performance Plan was last approved by the Board of Directors on February 27, 2009 and by the Company's stockholders on May 8, 2009, it is now being submitted for re-approval at the Annual Meeting.

In connection with the five-year resubmission of our Performance Plan to a stockholder vote, our Board of Directors has approved, subject to stockholder approval, a few changes to the Performance Plan, the most significant of which would increase the maximum permitted payout to any individual in connection with an annual plan award from $5 million to $7 million and would extend the life of the Performance Plan for five years. The other changes are generally in the nature of clarifications to the process by which performance goals are established.

The major features of the Performance Plan as proposed to be amended are summarized below. The summary is qualified in its entirety by reference to the full text of the Performance Plan as proposed, a copy of which may be obtained from the Company. A copy has also been filed electronically with the SEC as an appendix to this Proxy Statement, and is available through the SEC's website at http://www.sec.gov.

If the Performance Plan as proposed is not approved, no awards will be paid under the Plan for any periods after 2013.

Summary of the Performance Plan

Performance Goals and Performance Criteria — Awards granted under the Performance Plan will provide for a cash payment to be made to participants solely on account of the attainment of one or more pre-established, objective performance goals over the course of a one year performance period that corresponds to the Company's fiscal year, and is referred to as a "plan year." Each performance goal will consist of one or more performance criteria, which are objectively determinable measures related to individual, business unit or Company performance, and a performance target which is the level at which the relevant performance criteria must be achieved for purposes of determining whether and to what degree a cash payment is to be made under a Performance Plan award. For purposes of the Performance Plan, the committee administering the plan may choose performance criteria from among one or more of the following measures:

•
Diluted Earnings Per Share ("EPS"), which is net income or loss per common share, diluted, as reported in the Company's audited year-end consolidated statement of income for the plan year ("Income Statement");

•
Operating Income as reported or included in the Income Statement;

•
Net Sales as reported or included in the Income Statement;

•
Days Sales Outstanding ("DSO"), which is the 12 point average of month-end DSO numbers based on monthly performance for days sales invested in trade accounts receivable;

•
Capital Expenditures as reported or included in the Company's year-end audited consolidated statement of cash flows for the plan year;

•
Inventory Days on Hand ("DOH"), which is the average of 12 month-end DOH numbers based on month-end inventory on hand and divided by monthly cost of goods;

•
Controllable Expenses, which are those expenses under the control of the Participant;

•
Return on Beginning Equity, which is net income (loss) divided by beginning of the year "shareholder's equity," each as reported or included in the Company's year-end audited financial statements for the plan year; and

•
Return on Net Assets, which is (x) Operating Income less income taxes at the applicable effective rate divided by (y) total assets, less cash and cash equivalents, investments in securities and non-interest bearing liabilities, each as reported or included in the Company's year-end audited financial statements for the plan year.

Except for EPS (which applies only to the consolidated Company), the performance criteria may be applied to the Company or, by allocation, to any business division or unit thereof. Any performance goal based on one or more of the performance criteria may be expressed in absolute amounts, relative to one or more other performance criteria, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures.

Administration — The Performance Plan is administered by a committee (the "Committee") appointed by the Board of Directors consisting of two or more members, each of whom is an "outside director" within the meaning of Section 162(m). The Committee has the authority to:

•
select the executive officers to be participants under the Performance Plan;

•
establish the terms of the awards;

•
determine the time or times when awards will be granted; and

•
establish the restrictions and other conditions of the awards.

Although the Committee does not have the authority to amend or modify the terms of outstanding awards, it does have the authority to reduce or eliminate the compensation or other economic benefit otherwise due under an award upon attainment of one or more performance goals. The Committee is also authorized, to the extent the exercise of such authority is permitted by Section 162(m), to appropriately adjust any performance goal to equitably reflect the impact of certain specified unusual or extraordinary events so that the criteria for evaluating attainment of the performance goal will be substantially the same following the event as prior to the event.

Eligibility to Participate — All executive officers of the Company (within the meaning of Rule 3b-7 under the Exchange Act) are eligible to participate in the Performance Plan. Currently, the Company has 13 executive officers. Participants in the Performance Plan will be those eligible executive officers who are selected by the Committee to receive awards for a plan year, or if the executive officer is appointed or hired during the plan year, for a portion of the plan year. In recent years, all executive officers have participated in the Performance Plan.

Establishing Performance Goals — Not later than 90 days after the commencement of a plan year (or such earlier date as may be required by Section 162(m)), the Committee will determine in writing for each participant the performance goal(s) for the participant, the relative weight assigned to each performance goal and the cash award to be received by the participant to the extent such performance goals are achieved. The cash award opportunity will be expressed as a percentage of the participant's base salary for the plan year. In no event, however, may a participant receive more than $7 million pursuant to an award for any plan year. In establishing the performance goals applicable to any award, the Committee may provide that one or more objectively determinable adjustments may be made to the manner of calculating the performance criteria on which the performance goals are based to take into account the impact of certain specified unusual or extraordinary events.

An individual who is first appointed or hired as an executive officer after the inception of a plan year may be selected as a participant by the Committee. In that case, the executive officer will be assigned (within the time periods permitted by Section 162(m)) performance goals and a cash award opportunity expressed as a percentage of base salary for the portion of the plan year for which the individual is a participant in the Performance Plan.

Payment of Awards — As soon as practicable after the end of a plan year, and after the Committee has received the appropriate financial and other data, the Committee will, for each participant, certify in writing the extent to which the applicable performance goals for the participant have been met and the corresponding amount of the award earned by the participant. Payment of each award in a cash lump sum, less applicable withholding taxes, will be made as soon as practicable thereafter, but no later than March 15 of the year immediately following the plan year.

Termination of Employment — A participant whose employment terminates during a plan year due to death, disability or retirement will be entitled to payment (after completion of the plan year) of a pro-rated portion of the amount the participant would otherwise have been entitled to be paid for that plan year according to the terms of the participant's award (including attainment of the applicable performance goals), with such pro-rated portion corresponding to the portion of the plan year the participant was employed. A participant whose employment terminates for any other reason will forfeit his or her award for that plan year unless the Committee, in its discretion, authorizes payment (again after completion of the plan year) of an amount not to exceed the amount that would have been payable had the termination been due to death, disability or retirement.

Nothing in the Performance Plan limits in any way the right of the Company to terminate the employment of any participant, or modifies, rescinds or creates any future limitation on the Company's power or authority to adopt such additional or other compensation arrangements as the Board of Directors or a committee thereof may deem necessary or appropriate.

Term and Amendment of the Plan — If the Performance Plan as proposed to be amended is approved by our stockholders at the Annual Meeting, it will remain in effect until the date of the first meeting of our stockholders that occurs in 2019. However, the Board of Directors may suspend or terminate the Performance Plan or any portion at any time and may amend the Performance Plan in any respect that the Board may deem to be in the best interests of the Company, provided that no amendment shall be effective without the approval of the stockholders of the Company if such approval is then required for the Performance Plan to continue to qualify as a performance-based compensation plan pursuant to Section 162(m).

Future Payments Under the Plan — For the plan year ending December 31, 2014, the Compensation Committee of the Company's Board of Directors has selected each of the named executive officers appearing in the Summary Compensation Table at page 31 and eight additional executive officers as the participants in the Performance Plan.

The actual amount payable to each of the foregoing is currently not determinable, as it will depend upon performance relative to the performance goals established for the 2014 plan year, and is subject to the Committee's authority to further reduce the ultimate payment in its discretion. For information regarding award payments made for the 2013 plan year under the Performance Plan to the named executive officers, see "Executive Compensation — Summary Compensation Table for 2013" at page 31. The total amount of the award payments made with respect to the 2013 plan year under the Performance Plan to the group of executive officers who are Performance Plan participants for the 2014 plan year was $8,013,400.

Board of Directors' Recommendation — The Board of Directors recommends that the stockholders vote FOR approval of the Performance Plan as proposed. In the event the Performance Plan is not approved by the stockholders, the Board will not continue the Performance Plan for fiscal 2014. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Performance Plan.

PROPOSAL 4: ADVISORY VOTE TO APPROVE THE
COMPENSATION OF EXECUTIVES DISCLOSED IN THIS PROXY STATEMENT

Ecolab's executive compensation program is intended to (1) support our corporate vision and long-term financial objectives, (2) communicate the importance of business results, (3) retain and motivate executives important to our success and (4) reward executives for contributions at a level reflecting our performance. We believe that our compensation policies and procedures have met these objectives. They have contributed to the Company's historically strong growth and returns, rewarded executives based on performance and are aligned with the long-term interests of our stockholders. See "Executive Compensation — Compensation Discussion and Analysis," beginning at page 19.

The Company is presenting this proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through an advisory vote for or against the following resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement."

The Company also provided stockholders with an advisory vote on its executive compensation at the last four Annual Meetings of Stockholders. In 2010, the advisory vote on executive compensation received support from greater than 95% of the total shares cast on the proposal and the proposal received greater than 97% support for each of the last three meetings.

The Board of Directors urges stockholders to endorse the compensation program for our named executive officers by voting FOR the above resolution. As discussed in the Compensation Discussion and Analysis (the "CD&A") contained in this Proxy Statement, we believe that the executive compensation for 2013 is reasonable and appropriate and is justified by the performance of the Company. Our compensation program is the result of a carefully considered approach, after advice from the Compensation Committee's independent compensation consultant.

In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors, many of which are more fully discussed in the CD&A, which begins on page 19.

Performance

•
Our share price rose 45% in 2013, outperforming the Standard & Poor's 500 index, which rose 30% during the year. Our share performance has exceeded the S&P 500 in each of the last ten years and 12 of the last 13 years.

•
2013 reported diluted earnings per share increased 34% from 2012 to $3.16. Included in 2012 and 2013 results were special gains and charges, including significant charges related to the Nalco and Champion transactions, and discrete tax items.

Excluding special gains and charges and discrete tax items in both years, adjusted diluted earnings per share were $3.54 in 2013, up 19% from $2.98 in 2012.

•
We increased our quarterly dividend rate for the 22nd consecutive year, as it rose 20% in December to an indicated annual rate of $1.10 per common share for 2014. Ecolab has paid cash dividends for 77 consecutive years.

•
We completed the acquisition of Champion in April 2013, thereby strengthening our position in the fast growing global energy market and improving our earnings potential going forward. We made significant progress integrating Champion with our Nalco global energy business and we achieved strong earnings growth that leveraged our sales gain through improved efficiency, cost savings and merger synergies.

Compensation

•
We emphasize pay for performance and structure our compensation programs to provide appropriate incentives to executives to drive business and financial results for both the near-term and long-term.

•
At least 65% of each of our named executive officers' 2013 target compensation was performance based, 88% in the case of our principle executive officer, with the majority of performance-based compensation coming in the form of long-term incentives.

•
Our compensation programs do not encourage excessive and unnecessary risks that would threaten the value of the Company, and our programs have various risk mitigation features, such as our Policy on Reimbursement of Incentive Compensation (or so-called "clawback" policy).

•
We have no history of abusive compensation practices.

Awards

•
In 2013, for the seventh consecutive year, Ecolab was named one of the "World's Most Ethical Companies" by Ethisphere magazine. The list is composed of companies that use ethical leadership as a purposeful method to drive profits and growth.

•
Ecolab was named to the 2013 CDP Global 500 Climate Performance Leadership Index (CPLI) and CDP Global 500 Climate Disclosure Leadership Index (CDLI). The annual CDP indices highlight those companies listed on the FTSE Global Equity Index Series (Global 500) that demonstrate actions to reduce carbon emissions and mitigate the risks of climate change (CPLI) or have displayed a strong approach to the disclosure of information regarding climate change (CDLI). Ecolab also was named to the CDP S&P 500 Climate Disclosure Leadership Index and the CDP S&P 500 Climate Performance Leadership Index.

•
Ecolab was again named to the FTSE4Good Index for meeting their globally recognized corporate social responsibility standards related to environmental, social and governance practices.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Board of Directors' Recommendation — The Board of Directors recommends that you vote FOR approval of the compensation of Ecolab's executives as described in the Compensation Discussion and Analysis and the compensation tables and otherwise in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. Proxies solicited by our Board of Directors will be voted FOR approval of the proposal unless otherwise specified.

PROPOSAL 5: STOCKHOLDER PROPOSAL
REQUESTING AN INDEPENDENT BOARD CHAIR

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who owns 100 shares of our Common Stock, has notified the Company that he intends to present the following resolution at the Annual Meeting. The Company disclaims any responsibility for the content of this proposal and statement of support, the text of which, in accordance with rules of the SEC, is printed verbatim from its submission, with only the modification of the title solely to add the proposal number and designate that it is a stockholder proposal.

After careful consideration, the Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

STOCKHOLDER PROPOSAL

Independent Board Chairman

RESOLVED: Shareholders request that our Board of Directors adopt a policy, and amend other governing documents as necessary to reflect this policy, to require the Chair of our Board of Directors to be an independent member of our Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

When our CEO is our board chairman, this arrangement can hinder our board's ability to monitor our CEO's performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. Plus Jerry Levin, our lead director, had 21-years tenure which detracts from his independence.

This proposal should also be more favorably evaluated due to our Company's clearly improvable environmental, social and corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated out executive pay D — $33 million for Douglas Baker who was nonetheless on 3 corporate boards. Meanwhile there was a potential 12% stock dilution for shareholders. Mr. Baker also had an excessive pension and excessive perks. And his unvested equity pay would not lapse upon his termination.

Four directors had 14 to 21 years long-tenure which detracts from their independence: Robert Lumpkins, Leslie Biller, Joel Johnson and Lead Director Jerry Levin. On the other hand Michael Larson had one-year tenure but was overboarded with service on 5 corporate boards and he received our highest negative vote. Not one audit committee member had substantial industry knowledge and not one independent director had expertise in risk management.

GMI said forensic accounting ratios related to revenue recognition had extreme values either relative to industry peers or to our company's own history. It had been alleged or reported that our company had come under investigation, or had been subject to fine, settlement or conviction for engaging in or facilitating tax avoidance, tax evasion or offshore finance practices intended to limit the fair payment of taxes or fair disclosure of significant assets or liabilities. Ecolab had a higher accounting and governance risk than 91% of companies and a higher shareholder class action litigation risk than 92% of all rated companies.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value: Independent Board Chairman — Proposal 5.

RESPONSE OF THE BOARD OF DIRECTORS

After careful consideration, our Board of Directors recommends that you vote AGAINST this proposal for the following reasons:

As set out in our Corporate Governance Principles, the Board has long held that stockholders are best served by not having a fixed policy on whether the offices of Chairman and Chief Executive Officer are to be held by one person or not. This proposal would remove this flexibility and narrow the governance arrangements that the Board may consider, which could be contrary to the best interests of our stockholders. As set out under "Corporate Governance — Board Leadership Structure" on page 7, currently, the Board believes our Chief Executive Officer ("CEO") should serve as Chairman of the Board due to numerous factors, including:

•
The benefits to the decision-making process with a leader who is both Chairman and Chief Executive Officer;

•
The significant operating experience and qualifications of Mr. Baker;

•
The importance of deep Ecolab knowledge, which Mr. Baker's years at Ecolab have provided him, in exercising business judgment in leading the Board;

•
The size and complexity of our business;

•
The significant business experience and tenure of our directors; and

•
The qualifications and role of our Lead Director.

The Board believes that this proposal should also be evaluated in the context of our independent Board and Lead Director's effective oversight of management and the Company's governance best practices:

•
All of the directors on our Board except for Mr. Baker are independent in accordance with the listing standards of the New York Stock Exchange, the rules and regulations of the SEC, applicable law, and the Board's "independence" policy;

•
This means that oversight of key matters such as the integrity of Ecolab's financial statements, executive compensation, the nomination of directors and evaluation of the Board and its Committees, is entrusted to independent directors;

•
The independent directors generally meet in connection with each regularly scheduled Board meeting in separate executive sessions led by the Lead Director and without the CEO present;

•
Direct accountability of the Board to stockholders is achieved through the annual election of directors and majority voting in uncontested director elections;

•
Our directors have complete access to Ecolab's senior management;

•
The Board and each of the Board's committees have the authority to retain independent advisors and consultants;

•
As set out under "Corporate Governance — Board Leadership Structure" on page 7, the Lead Director's duties and authorities are substantial and clearly delineated; and

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Our independent Board members drive the annual CEO performance review, as the evaluation is led by the Governance Committee and the evaluation is used by the Compensation Committee in determining the compensation of the CEO.

In accordance with our Corporate Governance Principles, the Board has appointed Jerry W. Levin as Lead Director. Mr. Levin is particularly well qualified to serve as our Lead Director. He is independent and is our longest serving director, with 21 years of continuous service on the Board, so he has considerable knowledge of our business. As detailed in Mr. Levin's biography and qualifications on page 16, Mr. Levin also has extensive public company board experience.

Our current structure is not only robust but is proven effective as well. In his combined role as the CEO and Chairman, Mr. Baker has enabled decisive leadership and driven strong performance and long-term value creation for our stockholders. For the seven-year period from 2007, the first full year of Mr. Baker's tenure as Chairman and CEO, through 2013, the Company's performance has been outstanding as evidenced by the measures below:

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Our share price has risen 134%, significantly outperforming the Standard & Poor's 500 index, which rose 30% during the same period. Our share performance has exceeded the S&P 500 in each year during this seven-year period.

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Our sales have increased 142% over this period, from $5.5 billion to over $13.2 billion.

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Our adjusted diluted earnings per share has increased 113% over this period, from $1.66 in 2007 to $3.54 in 2013. Over the same period, our reported earnings per share has increased 86%.

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We have increased our quarterly dividend rate each year during this seven-year period at a compound annual growth rate of almost 11%.

We have been widely recognized for being a company that not only performs well, but also works hard to do business the right way. As evidence of this, Ecolab has been named one of the "World's Most Ethical Companies" by Ethisphere magazine for seven consecutive years. We were named to the 2013 CDP Global 500 Climate Performance Leadership Index (CPLI) and CDP Global 500 Climate Disclosure Leadership Index (CDLI), two leading environmental indices. In 2013, Ecolab was again named to the FTSE4Good Index for meeting their globally recognized corporate social responsibility standards related to environmental, social and governance practices.

Finally, we believe that the proponent has been very selective in his critique of the Company's practices. He cites only GMI ratings. While we are unclear on GMI methodology (we suspect our recent successful but large acquisitions negatively impacted the ratings), other well-known groups providing similar types of ratings, including Institutional Shareholder Services, judge our governance practices favorably. Further, the proponent describes our CEO pay practices in ways that we believe are misleading, and the proponent fails to mention our 2013 shareholder advisory vote on executive compensation received the approval of 97% of the shares voted.

In view of our highly independent board structure, Corporate Governance Principles, strong corporate governance practices and proven track record of success, the Board believes that this stockholder proposal is an unnecessary limitation on the Board's flexibility and would not strengthen the Board's independence or oversight functions.

Board of Directors' Recommendation — The Board of Directors recommends that you vote AGAINST this proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the stockholder proposal.

The proposal is advisory in nature, and approval of the proposal would serve as a recommendation to the Board of Directors to adopt a policy, and amend other governing documents as necessary to reflect this policy, to require the Chair of our Board of Directors to be an independent member of our Board. As with all proposals, if the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.

OTHER MATTERS

Proxy Solicitation Costs — We will bear the cost of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks or other nominees for forwarding proxy material to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, the Internet or personally. We have retained Georgeson Inc., 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310, to aid in the solicitation of proxies for a fee of $12,000 plus expenses. Proxies may also be solicited by certain directors, officers and employees of the Company without extra compensation.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports on ownership of Company securities and changes in reported ownership. Executive officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2013 the Company's executive officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

Householding Information — Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy soliciting material. This means that you and other holders of our Common Stock in your household may not receive separate copies of the Company's Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to any stockholder upon request to: Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, Saint Paul, MN 55102; telephone (651) 293-2233; or e-mail investor.info@ecolab.com. If you desire to reduce the number of copies mailed to your household, please contact your bank or broker.

 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 8, 2014 — The Notice of 2014 Annual Meeting, Proxy Statement and Annual Report to Stockholders of Ecolab Inc. are available at www.edocumentview.com/ecl.

Voting by Plan Participants — Generally, you will receive only one notice, proxy card or voting instruction form covering all the shares you hold:

•
in your own name;

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in the Dividend Reinvestment Plan sponsored by Computershare Trust Company, N.A., if any; and

•
if you participate in one or more of the following Plans:

  •
  the Ecolab Savings Plan and ESOP*; or

  •
  the Ecolab Savings Plan and ESOP for Traditional Benefit Employees*; or

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  the Ecolab Puerto Rico Savings Plan*; or

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  the Ecolab Stock Purchase Plan administered by Computershare Limited; or

  •
  the Ecolab Canada Share Purchase Plan administered by SG Vestia Systems Inc.

*
If you participate in the Ecolab Savings Plan and ESOP, the Ecolab Savings Plan and ESOP for Traditional Benefit Employees or the Ecolab Puerto Rico Savings Plan you are entitled to direct the respective plan trustee to vote (or not to vote) the equivalent number of shares of Common Stock credited to your Plan account. Your proxy card will serve as a voting instruction to the Trustee and if your instructions are timely received, the Trustee will follow your voting instructions. If you do not timely submit your voting instructions, the Trustee will vote your Plan shares in the same proportion as to each respective proposal as the shares for which voting instructions have been received from other Plan participants. To allow sufficient time for voting of your shares by the Trustee, your voting instructions should be received by May 5, 2014 to ensure tabulation.

If you hold Ecolab shares through any other Ecolab plans, you will receive voting instructions from that plan's administrator.

By Order of the Board of Directors

March 24, 2014	Executive Vice President, General Counsel and Secretary

DIRECTIONS TO THE ECOLAB ANNUAL MEETING

Saint Paul's Landmark Center is located at 75 West 5th Street in downtown Saint Paul, adjacent to Rice Park. There are numerous paid ramps and parking meters within easy walking distance. The closest parking ramps are RiverCentre, Lawson Commons and Kellogg Street Ramp.

Global Headquarters 370 Wabasha Street N St. Paul, MN 55102 www.ecolab.com 1 800 2 ECOLAB

 Appendix A

ECOLAB INC.
MANAGEMENT PERFORMANCE INCENTIVE PLAN

(As amended and restated on February 27, 2014)

1.    Purpose of Plan.

The purpose of the Ecolab Inc. Management Performance Incentive Plan, as amended (the "Plan") is to advance the interests of Ecolab Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain key executives of outstanding ability, by focusing such key executives on pre-established, objective performance goals and by providing such key executives with opportunities to earn financial rewards based on the achievement of such performance goals. The Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and shall be administered and interpreted so as to ensure such compliance. In addition, the Plan is intended to be exempt from the requirements of Section 409A of the Code by reason of the short term deferral exception under Treas. Reg. Sec. 1.409A-1(b)(4).

2.    Definitions.

For the purposes of the Plan, the following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1    "Award" means a right granted to a Participant pursuant to Section 5 of the Plan to receive a cash payment from the Company (or a Subsidiary) based upon the extent to which the Participant's Performance Goal(s) are achieved during the relevant Performance Period and subject to the Committee's discretion pursuant to Section 3.1.

2.2    "Board" means the Board of Directors of the Company.

2.3    "Code" is defined in Section 1 of the Plan.

2.4    "Committee" is defined in Section 3 of the Plan.

2.5    "Company" is defined in Section 1 of the Plan.

2.6    "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, a determination by the Committee that the Participant is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

2.7    "Executive Officer" means an executive officer of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

2.8    "GAAP" means generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, United States (or predecessors or successors thereto or agencies with similar functions), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the Company's financial statements.

2.9    "Participant" means an Executive Officer of the Company to whom an Award is granted by the Committee under the Plan.

2.10    "Performance Goal" means a performance objective established by the Committee for a particular Participant for a Performance Period pursuant to Section 5 of the Plan for the purpose of determining the extent to which an Award has been earned for such Performance Period. Each Performance Goal will consist of (a) "Performance Criteria," as defined in Section 5.2 of the Plan, which are one or more objectively determinable measures related to individual, business unit or Company performance, and (b) a "Performance Target," which is the level at which the relevant Performance Criteria must be achieved for purposes of determining whether a cash payment is to be made under an Award, which may be stated as a threshold level below which no payment will be made, a maximum level at or above which full payment will be made and intermediate targets which will result in payment between such threshold and maximum level.

2.11    "Performance Period" means a Plan Year or, for an Executive Officer who is first hired as, or first becomes eligible for this Plan as, an Executive Officer after the first day of the Plan Year and who becomes a Participant during the Plan Year, such portion of the Plan Year as determined by the Committee.

2.12    "Plan" is defined in Section 1 of the Plan.

2.13    "Plan Year" means the fiscal year of the Company.

2.14    "Retirement" means termination of employment at an age and length of service such that the Participant would be eligible to an immediate commencement of benefit payments under the final average compensation formula of the Company's defined benefit pension plan available generally to its employees, whether or not such individual actually elects to commence such payments (provided that, (i) if the Participant is not covered by the Company's defined benefit pension plan, or (ii) if the Participant is covered under the cash balance formula of such plan, then the Participant will be deemed to be covered by the final average compensation formula of such plan for purposes of this Plan).

2.15    "Subsidiary" means any entity that is directly or indirectly controlled by the Company, as determined by the Committee.

3.    Plan Administration.

3.1    The Committee.    The Plan will be administered by a committee appointed by the Board consisting solely of two or more directors, each of whom is an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code (the "Committee"). In accordance with and subject to the provisions of the Plan, the Committee will have full authority and discretion with respect to Awards made under the Plan, including without limitation the following: (a) selecting the Executive Officers to be Participants; (b) establishing the terms of each Award; (c) determining the time or times when Awards will be granted; and (d) establishing the restrictions and other conditions to which the payment of Awards may be subject. The Committee will have no authority under the Plan to amend or modify, in any manner, the terms of any outstanding Award; provided, however, that (x) the Committee shall have the authority provided for in Section 3.2 of the Plan; and (y) the Committee shall have the authority to reduce or eliminate the compensation or other economic benefit due pursuant to an Award upon the attainment of one or more Performance Goals included in such Award. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

3.2    Adjustments.    In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off) or other similar change affecting the Company's shares, (b) any purchase, acquisition, sale or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business, (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under GAAP, or restatement of earnings or (d) any charge or credit resulting from an item which is classified as "non-recurring," "restructuring," or similar unusual item on the Company's audited annual Statement of Income which, in the case of (a) — (d), results in a change in the components of the calculations of any of the Performance Criteria, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code) shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

4.    Participation.

The Participants for any Performance Period shall be those Executive Officers who are granted Awards by the Committee under the Plan for such Performance Period.

5.    Grant of Awards.

5.1    Nature of Awards.    An Award granted under the Plan shall provide for a cash payment to be made solely on account of the attainment of one or more pre-established, objective Performance Goals included in such Award, subject to the Committee's authority pursuant to Sections 3 and 10 of the Plan.

5.2    Performance Criteria.    Performance Criteria which the Committee may include in Awards made under the Plan include the following measurements as applied to the Company as a consolidated entity or, except as to Diluted Earnings Per Share, a business division or business or staff unit thereof:

  (a)   "Diluted Earnings Per Share" ("EPS") means net income (loss) per common share, diluted, as reported in the Company's audited year-end Consolidated Statement of Income ("Statement of Income") for the Plan Year;

  (b)   "Operating Income" means "operating income" as reported or included in the Company's Statement of Income;

  (c)   "Net Sales" means "net sales" as reported or included in the Company's Statement of Income;

  (d)   "Days Sales Outstanding" ("DSO") means the 12 point average of month-end DSO numbers, and month-end DSO numbers shall mean monthly performance for days sales invested in trade accounts receivable, determined by using the "exhaustion method";

  (e)   "Capital Expenditures" means "capital expenditures" reported or included in the Company's year-end audited Consolidated Statement of Cash Flows for the Plan year;

  (f)    "Inventory Days On Hand" ("DOH") means, by category of inventory, the average of the 12 month-end DOH numbers, and the month-end DOH numbers shall mean, by category of inventory, (i) inventory on hand at standard cost, divided by (ii) cost of goods at standard cost based on either forecasted requirements or historical shipments;

  (g)   "Controllable Expenses" means expenses under the control of the Participant;

  (h)   "Return on Beginning Equity" means net income (loss) as reported or included in the Company's Statement of Income divided by beginning of the year "shareholders equity" as reported or included in the Company's year-end audited financial statements for the Plan Year; and

  (i)    "Return on Net Assets" means (i) Operating Income, less income taxes at the applicable effective rate, divided by (ii) total assets less cash and cash equivalents, investments in securities and non-interest bearing liabilities as reported or included in the Company's year-end audited financial statements for the Plan year, including footnotes.

Any Performance Goal based on one or more of the foregoing Performance Criteria may, in the Committee's discretion, be expressed in absolute amounts, relative to one or more other Performance Criteria, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures.

5.3    Establishment of Performance Goals.    Not later than 90 days after the commencement of the Plan Year (or such earlier date as may be required pursuant to Section 162(m) of the Code) the Committee shall determine in writing for each Participant:

  (a)   the Performance Goal(s) for the Participant, including in each case one or more of the Performance Criteria set forth in Section 5.2 of the Plan and the Performance Target for each Performance Criteria;

  (b)   if more than one Performance Goal is specified for a Participant, the relative weight assigned to each Performance Goal; and

  (c)   the cash award expressed as a percentage of the base salary for the Participant for the Performance Period (as fixed at the time the Performance Goal(s) are established), provided that the Committee shall also place a maximum dollar amount on such cash award which may not exceed $7 million.

For an Executive Officer who is first hired as, or first becomes eligible for this Plan as, an Executive Officer and who becomes a Participant after the first day of the Plan Year, the Performance

Goals shall be established by the Committee as set forth in this Section within the time period permitted by Section 162(m) of the Code. In establishing the Performance Goals applicable to any Award, the Committee may provide that one or more objectively determinable adjustments may be made to the manner of calculating the Performance Criteria on which the Performance Goals are based to take into account the impact of events of the type specified in Section 3.2 of the Plan.

6.    Payment of Awards.

As soon as practicable after the Committee has received the appropriate financial and other data after the end of a Plan Year, the Committee will for each Participant certify in writing the extent to which the applicable Performance Goals for such Participant have been met and the corresponding amount of the Award earned by such Participant. Payment of each Award in a cash lump sum, less applicable withholding taxes pursuant to Section 8 of the Plan, shall be made as soon as practicable thereafter, but not later than the later of (i) the 15th day of the third month following the end of the Participant's first taxable year in which the right to payment is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company's first taxable year in which the right to payment is no longer subject to a substantial risk of forfeiture. Notwithstanding anything in the Plan to the contrary, no payment made pursuant to any Award in respect of any Performance Period shall exceed $7 million.

7.    Effect of Termination of Employment.

7.1    Termination Due to Death, Disability or Retirement.    In the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement during a Performance Period, the Participant (or the Participant's estate) (subject to the Committee's discretion as allowed by clause (y) of Section 3.1 of the Plan) shall be paid (pursuant to Section 6 of the Plan, including satisfaction of the applicable Performance Goals, after the completion of the Plan Year) a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant's death, Disability or Retirement, as the case may be, as determined by the Committee.

7.2    Termination for Reasons Other than Death, Disability or Retirement.    In the event a Participant's employment is terminated with the Company and all Subsidiaries prior to the end of the Performance Period for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary), the Participant's Award for such Performance Period shall be immediately forfeited and the Participant shall have no right to any payment thereafter; provided, however, that under such circumstances the Committee may pay the Participant (pursuant to Section 6 of the Plan, including satisfaction of the applicable Performance Goals) after completion of the Plan Year, an amount not to exceed a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant's termination.

8.    Payment of Withholding Taxes.

The Company is entitled to withhold and deduct from the payment made pursuant to an Award or from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company (or Subsidiary) reasonably determines are necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to any payment made pursuant to an Award.

9.    Rights of Eligible Executive Officers and Participants; Transferability.

9.1    Employment.    Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or otherwise modify the terms and conditions of the employment of any Executive Officer or Participant at any time, nor confer upon any Executive Officer or Participant any right to continue in the employ of the Company or any Subsidiary.

9.2    Restrictions on Transfer.    Except pursuant to testamentary will or the laws of descent and as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

9.3    Non-Exclusivity of the Plan.    Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or any Subsidiary or create any limitations on the power or authority of the Board or any committee thereof to adopt such additional or other compensation arrangements as the Board or committee may deem necessary or appropriate.

10.    Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without the approval of the stockholders of the Company if stockholder approval of the amendment is then required for the Plan to continue to be a qualified performance-based compensation plan pursuant to Section 162(m) of the Code. Any termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

11.    Unfunded, Unsecured Obligation.

A Participant's only interest under the Plan shall be the right to receive a cash payment under an Award pursuant to the terms of the Award and the Plan (subject to the authority of the Committee pursuant to Sections 3 and 10 of the Plan). No portion of the amount payable to Participants upon the achievement of any Performance Goal therein shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. To the extent that a participant acquires a right to receive such a cash payment under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company.

12.    Effective Date and Duration of the Plan.

The Plan (originally titled the "1999 Ecolab Inc. Management Performance Incentive Plan") was originally approved by the Board on February 19, 1999 and by the Company's stockholders on May 14, 1999. The Plan was further amended and restated by the Board on February 28, 2004, and approved by the Company's stockholders on May 7, 2004. The Plan was further amended and restated by the Board on February 27, 2009, and approved by the Company's stockholders on May 8, 2009. The Plan was further amended and restated by the Board on February 27, 2014, subject to stockholder approval as required by Section 162(m) of the Code. No benefits will be granted or amounts will be paid pursuant to the further amended and restated Plan unless and until such stockholder approval is obtained. If approved, the further amended Plan shall be effective for the Plan Year beginning on January 1, 2014 and will remain in effect until the date of the first meeting of the Company's stockholders that occurs in 2019. The Plan may be terminated at any time by the Board. Any payments pursuant to Awards outstanding upon termination of the Plan may continue to be made in accordance with the terms of the Awards, subject to the authority of the Committee pursuant to Sections 3 and 10 of the Plan.

13.    Miscellaneous.

13.1    Governing Law.    Except to the extent in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the State of Minnesota, without regard to the conflict of law rules of the State of Minnesota or any other jurisdiction.

13.2    Successors.    The Plan will be binding upon and inure to the benefit of the successors of the Company and the Participants.

www.envisionreports.com/ECL Step 1: Go to www.envisionreports.com/ECL to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.envisionreports.com/ECL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Annual Meeting Notice 01RZRB + + Important Notice Regarding the Availability of Proxy Materials for the Ecolab Inc. Stockholder Meeting to be Held on May 8, 2014 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 18, 2014 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 E C L B 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/ECL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials Ecolab” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 18, 2014. . 01RZRB 94 94 94 35E = parking 35E 10th Street Exit 11th St 10th St 7th St 6th St 5th St 4th St Kellogg Mississippi River from the West Side from Minneapolis Macy’s Wells Fargo Place Children's Museum MN History Center State Capitol Saint Paul Hotel Lawson Landmark Center Rice Park Science Museum RiverCentre Xcel Center Ordway Center Crowne Plaza Ecolab Exchange St St. Peter Street Wabasha Street Cedar Street 5th Street Exit Kellogg Blvd Exit Directions to the Ecolab Annual Meeting Saint Paul's Landmark Center is located at 75 West 5th Street in downtown St. Paul, adjacent to Rice Park. There are numerous paid ramps and parking meters within easy walking distance. The closest parking ramps are RiverCentre, Lawson Commons and Kellogg Street Ramp. Stockholder Meeting Notice Ecolab Inc.’s Annual Meeting of Stockholders will be held at 10:00 a.m. on May 8, 2014, at the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors to a one-year term ending in 2015: Douglas M. Baker, Jr., Barbara J. Beck, Leslie S. Biller, Carl M. Casale, Stephen I. Chazen, Jerry A. Grundhofer, Arthur J. Higgins, Joel W. Johnson, Michael Larson, Jerry W. Levin, Robert L. Lumpkins, Victoria J. Reich, Suzanne M. Vautrinot and John J. Zillmer 2. Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the current year ending December 31, 2014. 3. Re-approve the Ecolab Inc. Management Performance Incentive Plan, as amended. 4. Advisory vote to approve the compensation of executives disclosed in the Proxy Statement. The Board of Directors recommends that you vote AGAINST proposal 5. 5. Stockholder proposal requesting an independent board chair. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01RZPC 1 U PX + Annual Meeting Proxy Card — Ecolab Inc. . + IMPORTANT ANNUAL MEETING INFORMATION 01 - Douglas M. Baker, Jr. 1. Election of Directors: 02 - Barbara J. Beck 03 - Leslie S. Biller 04 - Carl M. Casale For Against Abstain Proposals — You must sign the card on the reverse side for your vote to be tabulated. A The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the current year ending December 31, 2014. For Against Abstain 3. Re-approve the Ecolab Inc. Management Performance Incentive Plan, as amended. 06 - Jerry A. Grundhofer 07 - Arthur J. Higgins 08 - Joel W. Johnson 09 - Michael Larson 10 - Jerry W. Levin For Against Abstain 11 - Robert L. Lumpkins 12- Victoria J. Reich 13 - Suzanne M. Vautrinot 14 - John J. Zillmer For Against Abstain For Against Abstain 4. Advisory vote to approve the compensation of executives disclosed in the Proxy Statement. The Board of Directors recommends a vote AGAINST Proposal 5. For Against Abstain 5. Stockholder proposal requesting an independent board chair. 05 - Stephen I. Chazen MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 8 5 2 4 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 8, 2014. Vote by Internet • Go to www.envisionreports.com/ECL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Directions to the Ecolab Annual Meeting Saint Paul's Landmark Center is located at 75 West 5th Street in downtown St. Paul, adjacent to Rice Park. There are numerous paid ramps and parking meters within easy walking distance. The closest parking ramps are RiverCentre, Lawson Commons and Kellogg Street Ramp. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ECOLAB INC. ANNUAL MEETING OF STOCKHOLDERS MAY 8, 2014 The undersigned hereby appoints Douglas M. Baker, Jr., James J. Seifert, Theodore D. Herzog and Michael C. McCormick, and each of them, with power of substitution to each as proxies to represent the undersigned at the Annual Meeting of Stockholders of Ecolab Inc., to be held in St. Paul, Minnesota, at the Landmark Center at 10:00 a.m. on Thursday, May 8, 2014, and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed on the reverse side with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations as indicated on the reverse side. The tabulator cannot vote your shares unless you sign and return this card, or you use the telephone or Internet voting services to cast your proxy. Proxy — Ecolab Inc. 94 94 94 35E = parking 35E 10th Street Exit 11th St 10th St 7th St 6th St 5th St 4th St Kellogg Mississippi River from the West Side from Minneapolis Macy’s Wells Fargo Place Children's Museum MN History Center State Capitol Saint Paul Hotel Lawson Landmark Center Rice Park Science Museum RiverCentre Xcel Center Ordway Center Crowne Plaza Ecolab Exchange St St. Peter Street Wabasha Street Cedar Street 5th Street Exit Kellogg Blvd Exit Authorized Signatures — This section must be completed for your vote to be counted. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q